UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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Equitrans Midstream Corporation

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2024

Equitrans Midstream Corporation

2024 Proxy Statement &
Notice of Annual Meeting

Equitrans Midstream Corporation

2024 Proxy Statement

&

Notice of Annual Meeting

to be held

Tuesday, April 23, 2024
9:00 a.m. ET

March 8, 2024
Fellow Shareholders,
On behalf of the Board of Directors and management of Equitrans Midstream Corporation, I am pleased to invite you to participate in our annual meeting of shareholders on Tuesday, April 23, 2024, at 9:00 a.m. (ET), to be held virtually via live webcast at www.virtualshareholdermeeting.com/ETRN2024.
Equitrans Midstream is one of the largest natural gas gatherers in the United States and holds a significant transmission footprint in the Appalachian Basin. Our common stock is traded on the New York Stock Exchange under the symbol “ETRN.” Your continued interest in and support of our Company is invaluable and receiving shareholder feedback is instrumental to our future success.
This year you will be asked to vote on several items at our Annual Meeting, including the election of directors; approval of our executive compensation program for 2023 (the ‘say-on-pay’ vote); approval of the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan; approval of an amendment to our Bylaws to reflect new Pennsylvania law provisions regarding officer exculpation; and ratification of the appointment of our independent registered public accounting firm for 2024. The Proxy Statement describes these items in more detail. Your vote is important — please read the proxy materials and follow the voting instructions to ensure your shares are represented at the meeting.
Whether or not you plan to participate in the annual meeting, we encourage you to vote as soon as possible — by telephone, via the Internet, or by completing and signing your paper proxy card or vote instruction form — to ensure that your shares are represented and voted.
Equitrans’ mission is simple — to provide safe, reliable, sustainable, and innovative infrastructure solutions for the energy industry. The principles that guide our behaviors and decisions are based on our five Core Values: safety, integrity, collaboration, transparency, and excellence — and through these values, we work diligently to:
➢
Create value for our shareholders

➢
Provide an engaging workplace for our employees

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Preserve and protect the environment

➢
Support the communities where we live and work

Natural gas is not only the heart of our business, but also a critical component of the global energy portfolio. With the demand for energy projected to grow, the reality is that natural gas will remain an indispensable link to providing clean, affordable, and reliable energy for decades to come. Further, even as more renewable energy infrastructure is installed, continued natural gas production and infrastructure growth are directly supportive of our nation’s energy security. This important principle was demonstrated with the passing of the Fiscal Responsibility Act of 2023, which declared our Company’s largest organic growth project, the Mountain Valley Pipeline (MVP), as a critical energy infrastructure project. The legislation reflects the many benefits of the MVP in advancing our energy security, bolstering our ability to effectively transition to a lower-carbon economy, and providing energy reliability and affordability for American consumers.
I look forward to reporting on our many successful initiatives and thank you for your investment in Equitrans Midstream and your participation in our Annual Meeting of Shareholders.
Diana M. Charletta
President & Chief Executive Officer

Notice of Annual Meeting of Shareholders
To Be Held April 23, 2024
WHEN:   The annual meeting of shareholders of Equitrans Midstream Corporation (the Company or Equitrans Midstream) will be held on Tuesday, April 23, 2024, at 9:00 a.m. (Eastern Time) virtually via live webcast at www.virtualshareholdermeeting.com/ETRN2024.
RECORD DATE:   Our Board of Directors has established the close of business on February 16, 2024 as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement of the meeting.
ITEMS OF BUSINESS:   The following matters will be voted on at the meeting:
➢
Election of eight directors, each for a one-year term expiring at the 2025 annual meeting of shareholders;

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Approval, on an advisory basis, of the compensation of Equitrans Midstream’s named executive officers for 2023;

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Approval of the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan;

➢
Approval of an amendment to the Company’s Bylaws to reflect new Pennsylvania law provisions regarding officer exculpation;

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Ratification of the appointment of Ernst & Young LLP as Equitrans Midstream’s independent registered public accounting firm for 2024; and

➢
Such other business that may properly come before the meeting or any adjournment or postponement of the meeting.

VOTING:   Please consider the issues presented in the attached proxy statement and vote your shares as soon as possible by following the voting instructions included in the proxy statement.
PARTICIPATING IN THE MEETING:   We will be holding our 2024 annual meeting of shareholders solely via webcast in order to enable shareholders to participate from any location, to provide cost savings to both us and our shareholders, and to reduce the environmental impact of our annual meeting. You will be able to participate in the meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ETRN2024. To participate in the meeting, you will need the 16-digit control number on your notice of Internet availability of proxy materials, your voting instruction form or your proxy card. If you plan to participate in the meeting, please follow the instructions under “Additional Information — Participating in the Annual Meeting” on page 78 of the proxy statement.
On behalf of the Board of Directors,
Nathaniel D. DeRose
Deputy General Counsel & Corporate Secretary
March 8, 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held April 23, 2024:
This notice and proxy statement and our annual report on Form 10-K for the year ended December 31, 2023 are also available online at http://www.proxyvote.com.

We commenced providing our proxy materials, or a notice of Internet availability providing access to such materials, on or about March 8, 2024.

PROXY STATEMENT SUMMARY
OUR COMPANY

Equitrans Midstream Corporation is one of the largest natural gas gatherers in the United States, with a premier asset footprint in the Appalachian Basin. Our Annual Report on Form 10-K for the year ended December 31, 2023 describes our company and the assets and liabilities that comprise our business.

This summary highlights information about Equitrans Midstream Corporation and the upcoming 2024 annual meeting of shareholders. This summary does not contain all the information you should consider. You should read the entire proxy statement before you vote. We sometimes refer to Equitrans Midstream Corporation in this proxy summary and proxy statement as Equitrans Midstream, the Company, we, or us.

ANNUAL MEETING

Time and Date:	9:00 a.m. (Eastern Time) on Tuesday, April 23, 2024
Place:	Online at www.virtualshareholdermeeting.com/ETRN2024
Record Date:	February 16, 2024
Participation:
You are entitled to participate in the virtual annual meeting if you were an Equitrans Midstream shareholder as of the close of business on the record date. See “Additional Information — Participating in the Annual Meeting” on page 78 of this proxy statement for additional information and instructions.

VIRTUAL ANNUAL MEETING

We will be holding our 2024 annual meeting of shareholders solely via webcast in order to enable shareholders to participate from any location, to provide cost savings to both us and our shareholders, and to reduce the environmental impact of our annual meeting. We remain sensitive to concerns regarding virtual meetings generally from investor advisory groups and other shareholder rights advocates that have voiced concerns that virtual meetings may diminish shareholder voice or reduce accountability. Accordingly, we have designed the procedures for our virtual meeting format to enhance, rather than constrain, shareholder access, participation and communication, allowing a shareholder to participate fully and equally from any location at no cost to the shareholder. For example, the online format allows shareholders to communicate with us during the meeting so they can ask appropriate questions of our Board of Directors or management in accordance with the rules of conduct for the meeting and the format also allows shareholders to vote electronically. See “Participating in the Annual Meeting” for additional information.

Equitrans Midstream Corporation – 2024 Proxy Statement   i

MATTERS TO BE VOTED UPON

	Board Voting Recommendation	Page for More Information
Item No. 1: Election of eight directors, each for a one-year term expiring at the 2025 annual meeting of shareholders	FOR EACH NOMINEE	1
Item No. 2: Approval, on an advisory basis, of the compensation of Equitrans Midstream’s named executive officers for 2023 (Say-on-Pay)	FOR	59
Item No. 3: Approval of the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan	FOR	60
Item No. 4: Approval of an Amendment to the Company’s Bylaws to reflect new Pennsylvania law provisions regarding officer exculpation	FOR	68
Item No. 5: Ratification of the appointment of Ernst & Young LLP as Equitrans Midstream’s independent registered public accounting firm for 2024	FOR	72

ii   Equitrans Midstream Corporation – 2024 Proxy Statement

BOARD AND BOARD COMMITTEES

Name, Principal Occupation & Current Other Public Company Board Service	Age	Director Since	Independent	Equitrans Midstream Board Committee Membership
				AC	CGC	HCCC	HSSE
Vicky A. Bailey President, Anderson Stratton Enterprises, LLC Current Other Public Company Boards: PNM Resources, Inc., Occidental Petroleum Corporation	71	2018			Chair
Sarah M. Barpoulis President, Interim Energy Solutions, LLC Current Other Public Company Boards: None	58	2020					Chair
Kenneth M. Burke Retired Partner, Ernst & Young LLP Current Other Public Company Boards: None	74	2018		Chair
Diana M. Charletta President and Chief Executive Officer*, Equitrans Midstream Corporation Current Other Public Company Boards: None	51	2022
Thomas F. Karam (Executive Chairman) Executive Chairman*, Equitrans Midstream Corporation Current Other Public Company Boards: None	65	2018
D. Mark Leland Retired Interim Chief Executive Officer, Deltic Timber Corporation and former Executive Vice President and Chief Financial Officer, El Paso Corporation Current Other Public Company Boards: PotlatchDeltic Corporation, Kinetik Holdings Inc.	62	2020				Chair
Norman J. Szydlowski Retired President and Chief Executive Officer, SemGroup Corporation Current Other Public Company Boards: HF Sinclair Corporation	72	2018
Robert F. Vagt (Lead Independent Director) Retired President, The Heinz Endowments Current Other Public Company Boards: Kinder Morgan, Inc.	76	2018
AC	Audit Committee	HCCC	Human Capital and Compensation Committee
CGC	Corporate Governance Committee	HSSE	Health, Safety, Sustainability and Environmental Committee

*
Effective January 1, 2024.

Equitrans Midstream Corporation – 2024 Proxy Statement   iii

GOVERNANCE HIGHLIGHTS

BUSINESS HIGHLIGHTS

SUSTAINABILITY AND CORPORATE SOCIAL RESPONSIBILITY HIGHLIGHTS

The Company embraces working to conduct business in a socially responsible and ethical manner and recognizes that the long-term interests of shareholders are served by managing environmental, social and governance (ESG) matters important to the Company’s stakeholders and working to be resilient and appropriately positioned in any environment, including a lower-carbon economy. The Company embraces working to conduct business in a socially responsible and ethical manner by respecting all stakeholders and is focused on identifying and executing on ESG and sustainability initiatives while further integrating corporate responsibility and ESG concerns into its business strategy and decision-making throughout the organization.

iv   Equitrans Midstream Corporation – 2024 Proxy Statement

COMPENSATION HIGHLIGHTS

The Human Capital and Compensation Committee (Compensation Committee) of the Company’s Board of Directors adopted a compensation philosophy and exercises oversight with respect to programs and practices that seek to (i) align total direct compensation (TDC) for our named executive officers (NEOs) using market comparables and other relevant factors; and (ii) deliver transparency and fairness to shareholders, employees and other stakeholders while encouraging sound business strategy and execution that leads to long-term and sustainable shareholder value. At our 2023 annual meeting, our say-on-pay proposal received support from approximately 98% of our shares voted, leading the Compensation Committee to believe our compensation programs and practices have strong shareholder support. The primary components of our 2023 compensation program were:
*
See Appendix A for important information regarding the non-GAAP financial measures Economic Adjusted EBITDA (defined below) and free cash flow before changes in working capital.

The compensation program is designed to provide an appropriate mix of fixed and variable pay to encourage retention and promote creation of long-term and sustainable shareholder value. The program is weighted towards variable pay that requires the Company to achieve well defined performance metrics in order for NEOs to realize performance-based annual and long-term incentives. The charts below reflect the fixed and at-risk components of the 2023 compensation for (i) Mr. Karam, our Chief Executive Officer for 2023, and (ii) our other NEOs. The amounts for each component of TDC set forth in the charts below were calculated in accordance with Securities and Exchange Commission (SEC) rules. TDC,

Equitrans Midstream Corporation – 2024 Proxy Statement   v

which is not a substitute for the total compensation as reported in the Summary Compensation Table or the Pay Versus Performance disclosure on pages 45 and 56, respectively, of this proxy statement, omits certain other compensation (e.g., 401(k) contributions and perquisites) that is reflected in the Summary Compensation Table. For additional information, including information regarding how total compensation is calculated under SEC rules, see the footnotes accompanying the Summary Compensation Table.
*
Amounts shown above reflect the core components of our 2023 executive compensation program and do not include the special, one-time bonus to Mr. Karam described later in the section “Compensation Discussion and Analysis.”

IMPORTANT DATES FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted for inclusion in Equitrans Midstream’s 2025 proxy statement under SEC rules must be submitted in writing and received by Equitrans Midstream’s Corporate Secretary on or before November 8, 2024.

Under Equitrans Midstream’s Fifth Amended and Restated Bylaws (the Bylaws), if a shareholder would like to present a matter not included in Equitrans Midstream’s proxy statement in person at the 2025 annual meeting of shareholders, including nominations for director candidates, advance notice must be submitted in writing and received by Equitrans Midstream’s Corporate Secretary no earlier than the close of business on December 24, 2024, and no later than the close of business on January 23, 2025. Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees under Rule 14a-19 under the Exchange Act must comply with the requirements of the Company’s Bylaws, including providing the notice required under Rule 14a-19 by January 23, 2025 and complying with the requirements of Rule 14a-19 and Sections 1.09 and 1.10 of the Company’s Bylaws. The Company will disregard any proxies solicited for a shareholder’s director nominees if such shareholder fails to comply with such requirements.

Under Equitrans Midstream’s proxy access Bylaws provision, a shareholder, or group of twenty or fewer shareholders, owning continuously for at least three years as of both the date the notice is received by us and the record date for the annual meeting, shares of Equitrans Midstream representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in Equitrans Midstream’s proxy statement director nominees constituting the greater of  (i) two and (ii) 20% of the Board of Directors of Equitrans Midstream provided that such nominations are submitted in writing and received by our Corporate Secretary no earlier than the close of business on October 9, 2024 (the 150th day prior to the first anniversary of the date that the Company mailed its proxy statement for the prior annual meeting) and no later than the close of business on November 8, 2024 (the 120th day prior to the first anniversary of the date that the Company mailed its proxy statement for the prior annual meeting).

For additional information, see “Additional Information — Shareholder Proposals and Director Nominations” on page 79 of this proxy statement.

vi   Equitrans Midstream Corporation – 2024 Proxy Statement

ITEM NO. 1 — ELECTION OF DIRECTORS
The Board of Directors recommends a vote FOR each nominee for the Board of Directors.
Our Board of Directors, sometimes referred to in this proxy statement as the Board or our Board, is presenting eight nominees for election as directors at our annual meeting. All nominees currently serve on our Board of Directors and their current terms will expire at the 2024 annual meeting. Mses. Vicky A. Bailey, Sarah M. Barpoulis, and Diana M. Charletta, and Messrs. Kenneth M. Burke, Thomas F. Karam, D. Mark Leland, Norman J. Szydlowski, and Robert F. Vagt, have been nominated to serve for a term of one year to expire at the 2025 annual meeting, or until their earlier removal or resignation or a successor is duly elected and qualified. Each nominee consents to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any nominee will be unavailable or unable to serve. If any nominee is unable to stand for election for any reason, then the shares represented at our annual meeting will be voted by the persons named as proxies for substitute nominees proposed by the Board, unless the Board decides to reduce its size.
The Board, following the recommendation of the Corporate Governance Committee, selected our eight nominees based on a review of the attributes discussed on page 15 under “Corporate Governance and Board Matters — Director Nominations.” Our Board believes that the nominees, individually and as a whole, possess qualifications consistent with our desired attributes and are providing and will continue to provide management with strong independent oversight as we implement our strategic objectives.
Each of our director nominees brings a unique skill set to the Board of Directors. Notably, all eight of our director nominees are experienced in Energy, Regulatory, Utility and/or Government, with seven of our director nominees having experience in the fields of finance, accounting and/or audit and internal control, and prior experience on the boards of other publicly traded companies.
In addition, certain of our directors have experience in a number of significant areas of focus of the Company, including climate-related experience, based on managerial experience or derived through their board service. The following charts provide an overview of the attributes represented on our Board of Directors by our director nominees, in addition to each director nominee’s competencies included in the director profiles on the following pages.

Equitrans Midstream Corporation – 2024 Proxy Statement   1

Knowledge, Skill & Experience	Bailey	Barpoulis	Burke	Charletta	Karam	Leland	Szydlowski	Vagt
Industry
Public Company (Director)
Public Company (C-Suite)
Human Capital
Environmental
Strategic Planning
Operational Experience
Risk Management
Financial
Capital Markets
Government & Regulatory
Investor Management
Climate-Related*
Cybersecurity*

*
Experience reflects education, board and/or managerial derived experience in cybersecurity, water-related, climate-related or energy transition opportunities.

Each nominee must be elected by a majority of the votes cast FOR that director’s election, and votes may not be cumulated. The persons named as proxies will vote FOR the nominees named, unless you vote against, or abstain from voting for or against, one or more of them.
In addition, under our Bylaws, each nominee has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes against than votes FOR his or her election in an uncontested election. If this occurs, the Board will decide whether to accept the tendered resignation no later than 90 days after certification of the election. The Board’s determination shall be made without the participation of any nominee whose resignation is under consideration with respect to the election. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K furnished to the SEC.

2   Equitrans Midstream Corporation – 2024 Proxy Statement

Director Nominees
Vicky A. Bailey	Age 71	Director since November 2018
Ms. Bailey has served as President, Anderson Stratton Enterprises, LLC (strategic consulting and government relations), since November 2005, and was previously Vice President and owner, BHMM Energy Services, LLC (a certified minority owned energy facility management company), from January 2006 to 2013. Ms. Bailey has been a director of a director of PNM Resources, Inc. (an investor-owned holding company with two regulated utilities providing electricity and electric services in New Mexico and Texas) since January 2019 where she serves as a member of the Compensation and Human Capital Committee and Chair of the Nominating and Governance Committee; and a director of Occidental Petroleum Corporation (a publicly traded hydrocarbon exploration and petrochemical manufacturing company) since March 2022 where she serves as a member of the Corporate Governance and Nominating Committee and the Sustainability and Shareholder Engagement Committee. She was a director of Cheniere Energy, Inc. (an energy company primarily engaged in liquefied natural gas related businesses) from March 2006 to May 2023 where she served as a member of the Audit and Governance and Nominating Committees; EQT Corporation (EQT) from June 2004 until November 12, 2018, when EQT spun out Equitrans Midstream into a separate publicly traded company (the Separation); and of Cleco Corporation (an energy services company with regulated utility and wholesale energy businesses) from June 2013 through March 2016.
Qualifications: Ms. Bailey has substantial regulatory and senior management experience in the energy industry, having previously served as a commissioner of the Federal Energy Regulatory Commission, President of Cinergy/PSI Energy, Inc. (a regulated utility) (now part of Duke Energy) and commissioner of the Indiana Utility Regulatory Commission. These experiences enable her to provide valuable insights into issues facing the Company’s regulated transmission business, particularly with respect to interacting with regulatory agencies. In addition, Ms. Bailey provides leadership to the Board with respect to energy policy issues, owing to her previous experience as Assistant Secretary for the Office of Domestic Policy and International Affairs at the Department of Energy. Ms. Bailey also draws upon public company board experience in supporting the Company’s strategic efforts.
Ms. Bailey is Chair of the Corporate Governance Committee and a member of the Health, Safety, Sustainability and Environmental (HSSE) Committee.

Sarah M. Barpoulis	Age 58	Director since February 2020
Ms. Barpoulis is the founder and President of Interim Energy Solutions, LLC (an advisory service firm providing asset management and risk management consulting, and litigation support services to the energy sector) since 2003. She previously served as a director of South Jersey Industries, Inc. (a publicly traded energy services holding company) from April 2012 until its acquisition by Infrastructure Investment Fund on February 1, 2023 where she served as a member of the Audit Committee (serving as Chair since 2017), the Executive Committee, the Strategy and Finance Committee and the Nominating and Governance Committee and she served as a director of SemGroup Corporation (a publicly traded provider of gathering, transmission, storage, distribution, marketing and other midstream services) (SemGroup) from October 2009 through the sale of SemGroup to Energy Transfer, LP in December 2019.
Qualifications: Ms. Barpoulis brings nearly 30 years of experience in the energy industry, significant executive-level leadership experience as well as valuable risk management, business planning and commercial expertise through her work as an energy advisor and consultant through Interim Energy Solutions, LLC and her varied roles of increasing responsibility over more than a decade with PG&E National Energy Group, a company that, among other things, developed, built, owned and operated electric generating and natural gas pipeline facilities. Ms. Barpoulis also brings significant public company board experience from her service on the boards of directors of a number of public companies. Ms. Barpoulis is National Association of Corporate Directors (NACD) Directorship CertifiedTM and is a Board Leadership Fellow, demonstrating her commitment to the highest standards of board leadership and holds a CERT Certificate in Cyber-Security Oversight from Carnegie Mellon University.
Ms. Barpoulis is a member of the Corporate Governance Committee and Chair of the HSSE Committee.

Equitrans Midstream Corporation – 2024 Proxy Statement   3

Kenneth M. Burke	Age 74	Director since November 2018
Mr. Burke was a Partner at Ernst & Young LLP (EY) (a Big Four accounting firm) from October 1982 through June 2004. Mr. Burke served on the board of directors of Nexeo Solutions, Inc. (a publicly traded global chemical distributor) from November 2011 until its acquisition in March 2019. Mr. Burke also was appointed to the boards of directors of the general partners of EQM Midstream Partners, LP (EQM) and EQGP Holdings, LP (EQGP), both of which were publicly traded master limited partnerships controlled by the Company, in September 2018, serving in such capacities until the Company’s acquisitions of the outstanding public common units of each of EQM and EQGP in June 2020 and January 2019, respectively (the acquisition of outstanding public common units of EQM in June 2020, the EQM Merger). Mr. Burke also served on and chaired the Audit Committees of the boards of directors of the general partners of EQM and EQGP. Mr. Burke served as a director of EQT from January 2012 until the Separation.
Qualifications: Mr. Burke brings over three decades of experience focused on the energy industry, primarily oil and gas. Mr. Burke retired from EY in 2004, where he held a number of leadership positions, including National Energy Industry Director and Partner-in-Charge of the Houston Energy Services Group. He also co-authored the book “Oil and Gas Limited Partnerships: Accounting, Reporting and Taxation.” During his years at EY, Mr. Burke served as audit partner for numerous companies in the oil and gas industry. Mr. Burke also has substantial experience as a director of both public and private companies where he has served on and chaired a number of committees.
Mr. Burke is Chair of the Audit Committee and a member of the Corporate Governance Committee.

Diana M. Charletta	Age 51	Director since April 2022
Ms. Charletta has served as president and chief executive officer of the Company since January 1, 2024, having previously served as president and chief operating officer of the Company from July 2019 through December 31, 2023 and executive vice president and chief operating officer of the Company from September 2018 through July 2019. She also served as president, chief operating officer, and a director of the general partner of EQM from July 2019 until the EQM Merger (and was executive vice president, chief operating officer and a director from October 2018 to July 2019), as well as executive vice president, chief operating officer and a director of the general partner of EQGP from October 2018 until the closing of the Company’s acquisition of the outstanding public common units of EQGP in January 2019. In November 2022, Ms. Charletta was appointed to the board of directors of the Southern Gas Association (a natural gas trade association).
Qualifications: Ms. Charletta brings to the Board considerable leadership skills and significant, broad-based industry experience developed over the course of her 30-year career in the industry, including experience in both the production and midstream sectors. In 1992, Ms. Charletta began her energy career with Chevron, working first as a roustabout and then as an engineer. She then joined Quicksilver Resources (formerly Mercury Exploration Company) as a petroleum engineer. Ms. Charletta joined EQT in 2002 as a senior pipeline engineer and continued to move through the ranks, having held various management positions with increasing responsibility. Ms. Charletta provides valuable perspectives to the Board on many of the current and future challenges and opportunities facing the Company.

4   Equitrans Midstream Corporation – 2024 Proxy Statement

Thomas F. Karam	Age 65	Director since November 2018
Mr. Karam has served as Executive Chairman of the Company since January 1, 2024, having previously served as Chairman of the Board of Directors and Chief Executive Officer of Equitrans Midstream from July 2019 through December 31, 2023. Prior to that, Mr. Karam served as President and Chief Executive Officer of Equitrans Midstream since September 2018 and a member of the Board of Equitrans Midstream since November 2018. Prior to Equitrans Midstream, he served as Senior Vice President, EQT Corporation and President, Midstream from August 2018 until the Separation in November 2018. Mr. Karam also served as the Chairman and Chief Executive Officer of EQM’s general partner from July 2019 until the closing of the EQM Merger, and previously served as Chairman, President and Chief Executive Officer, from October 2018 to July 2019, and as President, Chief Executive Officer and director, from August 2018 to October 2018. In addition, Mr. Karam served as Chairman, President and Chief Executive Officer of EQGP’s general partner from October 2018 through the closing of the Company’s acquisition of the outstanding public common units of EQGP in January 2019, as well as President, Chief Executive Officer and director from August 2018 to October 2018. Mr. Karam served on EQT’s board of directors from November 2017 until the Separation. Mr. Karam was the founder and served as Chairman of Karbon Partners, LLC, which invests in, owns, constructs and operates midstream energy assets, from April 2017 to August 2018. Mr. Karam was the founder and previously served as Chairman and Chief Executive Officer of PennTex Midstream Partners, LP, a publicly traded master limited partnership with operations in North Louisiana and the Permian Basin (PennTex), from 2014 until the sale of its general partner to Energy Transfer Partners in 2016.
Qualifications: Mr. Karam has been a senior executive and entrepreneur in the midstream energy sector for more than 25 years. Preceding PennTex, he was the founder, Chairman and Chief Executive Officer of Laser Midstream Partners, LLC (Laser), one of the first independent natural gas gathering systems in the northeast Marcellus Shale, from 2010 until 2012 when it was acquired by Williams Partners L.P. Prior to Laser, Mr. Karam was the President, Chief Operating Officer and director of Southern Union Company, where he led its successful transformation from a large local distribution company to one of the largest pipeline companies in the United States at the time. Prior to Southern Union Company, Mr. Karam was the President and Chief Executive Officer of Pennsylvania Enterprises and PG Energy, a natural gas utility in central and northeastern Pennsylvania, until its acquisition by Southern Union Company. He began his professional career in investment banking with Legg Mason Inc. and Thomson McKinnon.

Equitrans Midstream Corporation – 2024 Proxy Statement   5

D. Mark Leland	Age 62	Director since January 2020
Mr. Leland served as Interim Chief Executive Officer of Deltic Timber Corporation from October 2016 to March 2017, prior to the company’s merger with Potlatch Corporation to form PotlatchDeltic Corporation (a publicly traded timberland real estate investment trust) (PotlatchDeltic) in February 2018. Mr. Leland has served as a director of PotlatchDeltic since February 2018 where he serves as a member of its Audit Committee and Chair of its Executive Compensation and Personnel Policies Committee. Mr. Leland also served as a director and Chair of the Conflicts Committee and a member of the Audit Committee of Altus Midstream Company (and its predecessor) (a publicly traded midstream company providing gathering processing and transportation services in the Permian Basin) from April 2016 until the company’s merger with BCP Raptor Holdco LP in February 2022 forming Kinetik Holdings Inc. (a publicly traded fully integrated midstream business in the Delaware basin) (Kinetik). Mr. Leland has served as a director of Kinetic since February 2022, where he serves as a member of its Audit Committee and a member of its Corporate Governance and Sustainability Committee. Previously, he served as a director and Chair of the Audit Committee of Deltic Timber Corporation from June 2016 to February 2018 and the general partner of Rice Midstream Partners LP (RMP) from December 2014 until its merger with EQM in July 2018. Mr. Leland served on the board of directors of the general partner of Oiltanking Partners, L.P. (a publicly traded company providing terminaling, storage and transportation of crude oil, refined petroleum products and liquefied petroleum gas) from June 2012 to February 2015 and on the board of directors of KiOR, Inc. (a publicly traded renewables fuel company) from June 2013 to March 2015.
Qualifications: Mr. Leland brings extensive operational and financial experience in the midstream energy industry, having served as President of El Paso Corporation’s (El Paso) midstream business unit from October 2009 to May 2012, and as director of El Paso Pipeline Partners, L.P. from its formation in 2007 to May 2012. Among other senior-level roles at El Paso, Mr. Leland also previously served as Executive Vice President and Chief Financial Officer of El Paso from August 2005 to October 2009. This experience as well as experience on the boards of numerous publicly traded and private energy companies provide significant contributions to the Board.
Mr. Leland is a member of the Audit Committee and Chair of the Compensation Committee.
Norman J. Szydlowski	Age 72	Director since November 2018
Mr. Szydlowski served as President and Chief Executive Officer of SemGroup from November 2009 through June 2014, and director of SemGroup from November 2009 through April 2014. Mr. Szydlowski also has served as a director of HF Sinclair Corporation (a publicly traded petroleum refining company) since March 2022 where he serves as a member of the Nominating, Governance and Social Responsibility Committee and the Environmental, Health, Safety and Public Policy Committee. Mr. Szydlowski served as a director of EQT from November 2017 until the Separation and as a director of the general partner of 8point3 Energy Partners, LP (a publicly traded joint venture formed to own and operate solar generation assets) from June 2015 until its acquisition by Capital Dynamics, Inc. in June 2018. He also served as a director of the general partner of JP Energy Partners LP (a publicly traded oil and natural gas company) from July 2014 through March 2017, a director of Transocean Partners, LLC (a publicly traded offshore drilling contractor) from November 2014 through December 2016, and a director of the general partner of NGL Energy Partners LP (a publicly traded company specializing in transportation, storage, blending and marketing of crude oils, natural gas, refined products, renewables and water solutions) from November 2011 through April 2014.
Qualifications: Mr. Szydlowski’s experience at SemGroup and before that as Chief Executive Officer of Colonial Pipeline Company (a refined pipeline system) and elsewhere provides him with significant executive and operational midstream experience. In particular, Mr. Szydlowski has a thorough understanding of the midstream business and midstream customers.
Mr. Szydlowski is a member of the HSSE Committee and a member of the Compensation Committee.

6   Equitrans Midstream Corporation – 2024 Proxy Statement

Robert F. Vagt	Age 76	Director since November 2018
Mr. Vagt currently serves as the Lead Independent Director of Equitrans Midstream. Mr. Vagt served as President of Davidson College (an independent liberal arts college) from July 1997 through August 2007, and served as President of The Heinz Endowments (a private philanthropic foundation) from January 2008 through January 2014. Mr. Vagt has served as a director of Kinder Morgan, Inc. (a publicly traded energy infrastructure company) since May 2012, where he serves as a member of the Audit Committee and Chair of its Environmental, Health and Safety Committee. Mr. Vagt previously served as a director of EQT from November 2017 until the Separation and was a director of Rice Energy Inc. (Rice Energy), serving as that board’s independent Chair, Chair of its Health, Safety and Environmental Committee, and a member of the Audit and Nominating and Governance Committees, from January 2014 through EQT’s acquisition of Rice Energy in November 2017. From January 2014 to July 2018, Mr. Vagt also served on the board of directors of the general partner of RMP (acquired by EQM in July 2018), serving as board Chair from December 2014 through November 2017.
Qualifications: Prior to his service to The Heinz Endowments and Davidson College, Mr. Vagt had significant executive and operational oil and gas industry experience, having served as President and Chief Operating Officer of Seagull Energy Corporation (an oil and gas exploration and production company) from 1996 to 1997, as President, Chairman and Chief Executive Officer of Global Natural Resources (a producer of oil and natural gas) from 1992 to 1996 and as President and Chief Operating Officer of Adobe Resources Corporation (an oil and natural gas production company) from 1989 to 1992. Mr. Vagt also served as a director of El Paso Corporation (a provider of natural gas and related energy products) (now part of Kinder Morgan, Inc.) from May 2005 to 2012, where he was a member of the Compensation and Health, Safety and Environmental Committees. Mr. Vagt’s professional background, including operations and management experience in both the public and private sectors, makes him an important advisor and member of Equitrans Midstream’s Board. In addition, Mr. Vagt provides the Board with diversity of perspective gained from service as the President of The Heinz Endowments, as well as from service as the President of Davidson College.
Mr. Vagt is a member of the Audit Committee and a member of the Compensation Committee.

Equitrans Midstream Corporation – 2024 Proxy Statement   7

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Meetings and Committees
The Board currently has four standing Committees: Audit, Human Capital and Compensation, Corporate Governance, and Health, Safety, Sustainability and Environmental. The Board may from time to time form new Committees, disband an existing Committee and delegate additional responsibilities to a Committee. Our Committees report on their activities to the Board on a routine basis and also make recommendations regarding matters to be approved by the Board. The responsibilities of the Committees are included in written charters, which are reviewed at least annually by the Committees and the Board. All charters may be viewed on the Company’s website at www.equitransmidstream.com by clicking on “About” on the main page and then on “Governance.”
The Company does not have a formal policy of requiring its directors to attend the annual meeting, but the Company encourages them to do so. All of our directors who were standing for re-election participated in the 2023 annual meeting.
In 2023, our Board held 12 meetings, with regular communication between meetings, and each of our directors serving on the Board during 2023 attended at least 91% of the aggregate meetings of our Board and the Committees on which he or she served. The following charts summarize each Committee’s primary responsibilities, membership and number of meetings held in 2023.

8   Equitrans Midstream Corporation – 2024 Proxy Statement

Audit Committee
Members Kenneth M. Burke (Chair) D. Mark Leland Robert F. Vagt	Meetings Held in 2023: 6

Primary Responsibilities:   The Audit Committee assists the Board by overseeing:
➢
the accounting and financial reporting processes of the Company and related disclosure matters;

➢
the audits of the Company’s financial statements;

➢
the integrity of the Company’s financial statements;

➢
the qualifications, independence, and performance of the Company’s registered public accountants;

➢
the qualifications and performance of the Company’s internal audit function; and

➢
compliance with legal and regulatory requirements, including with the Company’s code of business conduct and ethics.

Independence:   Each member of the Committee is independent under the Company’s corporate governance guidelines and applicable New York Stock Exchange (NYSE) listing standards and SEC rules. Each member of the Committee is financially literate. The Board has determined that each of Messrs. Burke, Leland and Vagt qualify as an audit committee financial expert as defined under SEC rules. The designation as an audit committee financial expert does not impose any duties, obligations, or liabilities that are greater than those generally imposed upon a director who is a member of the Committee and the Board. As audit committee financial experts, Messrs. Burke, Leland and Vagt also have accounting or related financial management experience under applicable NYSE listing standards.

Human Capital and Compensation Committee
Members* D. Mark Leland (Chair) Norman J. Szydlowski Robert F. Vagt	Meetings Held in 2023: 7

*
Mr. Leland was appointed chair of the Compensation Committee and Mr. Vagt was appointed a member of the Compensation Committee on April 25, 2023, following Patricia K. Collawn not standing for re-election to the Board.

Primary Responsibilities:   The Compensation Committee:
➢
oversees the human capital management matters relevant to the Company’s workforce, including workplace health and welfare, talent attraction and retention, pay equity, diversity and inclusion, corporate culture and employee engagement initiatives and other similar programs;

➢
assists the Board in the discharge of its fiduciary responsibilities relating to agreements with, and the fair and competitive compensation of, the CEO and other executive officers;

➢
reviews, approves and makes awards (or, as applicable, makes recommendations to the Board to make awards) under the Company’s incentive compensation and equity-based plans;

➢
provides oversight for the Company’s benefit plans in accordance with the Committee’s Charter and reviews and approves material amendments to and the adoption of new benefit plans; and

➢
prepares a report for inclusion in the Company’s proxy statement for the annual meeting of shareholders.

The Committee has the authority, in its sole discretion, to retain or obtain the advice of an independent compensation consultant, outside legal counsel or other personnel. It may also obtain advice and assistance from internal legal, accounting, human resources and other advisors. Pursuant to its Charter, the Committee may delegate authority and responsibilities to subcommittees as it deems proper provided that no subcommittee shall consist of less than two members.
Independence:   Each member of the Committee meets the independence requirements of the NYSE and applicable federal securities law, including the rules and regulations of the SEC.

Equitrans Midstream Corporation – 2024 Proxy Statement   9

Corporate Governance Committee
Members Vicky A. Bailey (Chair) Sarah M. Barpoulis Kenneth M. Burke	Meetings Held in 2023: 6

Primary Responsibilities:   The Corporate Governance Committee is responsible for:
➢
establishing and recommending to the Board the requisite skills and characteristics to be found in individuals qualified to serve as directors;

➢
identifying individuals qualified to become Board members consistent with criteria approved by the Board;

➢
recommending to the Board the director nominees for each annual meeting of shareholders;

➢
reviewing and recommending to the Board any updates to the Company’s corporate governance guidelines;

➢
recommending Committee membership, including a Chair, for each Committee;

➢
recommending an appropriate compensation structure for the directors, including administration of stock-based plans for the directors;

➢
reviewing plans for management succession for all executive officers other than the CEO (which is overseen by the Board);

➢
recommending director independence determinations to the Board;

➢
providing oversight for the corporate governance of the Company, including in connection with the corporate governance aspects of the Company’s policies, programs and strategies related to corporate social responsibility and sustainability and governance-related factors identified as part of the Company’s evaluation of ESG concerns; and

➢
reviewing related person transactions under the Company’s related person transaction approval policy.

Independence:   Each member of the Committee is independent under the Company’s corporate governance guidelines and applicable NYSE listing standards.

Health, Safety, Sustainability and Environmental Committee
Members* Sarah M. Barpoulis (Chair) Vicky A. Bailey Norman J. Szydlowski	Meetings Held in 2023: 5
* Patricia K. Collawn served as a member of the HSSE Committee until April 25, 2023.

Primary Responsibilities:   The HSSE Committee:
➢
provides oversight with respect to the Company’s approach to health, safety (including physical security), sustainability and environmental policies, programs and initiatives;

➢
reviews the overall adequacy of, and provides oversight with respect to, HSSE policies, programs, procedures and initiatives of the Company, including, without limitation, the Company’s emergency response preparedness;

➢
periodically reviews reports from management with respect to significant risk exposures related to HSSE (including, without limitation, risks relating to energy transition, emissions and climate change, as well as biodiversity matters) and provides feedback to management regarding its approach to monitoring, controlling and reporting on such matters, and apprises the Board of its engagement with management with respect to such matters;

➢
reviews and discusses with management the status of HSSE issues, including compliance with applicable laws and regulations, results of internal compliance reviews and remediation projects; and

➢
ensures that appropriate HSSE goals are in place and evaluates the Company’s progress toward those goals.

10   Equitrans Midstream Corporation – 2024 Proxy Statement

Compensation Process
In discharging the Board’s responsibilities relating to compensation of the Company’s executive officers, the Compensation Committee recommends, and the Board approves, the target TDC for NEOs by establishing base salaries and setting short-term (bonus) and long-term incentive targets. This process includes consideration of the items discussed in more detail in the section titled “Compensation Discussion and Analysis — Determination of Target Total Direct Compensation (TDC)” below. When appropriate, the Compensation Committee also provides certain limited perquisites and other benefits to executive officers and other key employees.
The Compensation Committee, with the approval of the Board,approves the plan designs and performance metrics for all of the Company’s short-term and long-term incentive programs. The Compensation Committee also sets target and maximum metrics and related payouts under the Company’s programs for executive officers and reviews the appropriateness of these for all other Company personnel. After completion of the performance period, the Compensation Committee reviews actual performance in comparison to established metrics to determine the amount of short-term and long-term incentive awards earned for each executive officer and for other Company personnel in total.
The Compensation Committee has retained the services of Pay Governance LLC (Pay Governance) as its independent compensation consultant to aid the Compensation Committee in performing its duties. Representatives of Pay Governance provided the Compensation Committee with market data and counsel regarding executive officer compensation programs and practices, as discussed in more detail in the section titled “Compensation Discussion and Analysis” below. Representatives of Pay Governance do not make recommendations on, or approve, the amount of compensation for any executive officer. The Company has affirmatively determined that no conflict of interest arose or has arisen in connection with the work of Pay Governance as compensation consultant for the Compensation Committee.
The Company’s compensation process includes discussions among the members of the Compensation Committee, other independent directors of the Board, management and Pay Governance. The Compensation Committee always seeks approval of the Board with respect to the total direct compensation for each executive officer.
Certain executive officers may review information with the Compensation Committee during meetings and may present management’s views or recommendations. The Compensation Committee evaluates these recommendations including, if desired, in consultation with Pay Governance, and takes them into consideration when making the Compensation Committee’s decisions and recommendations. When establishing TDC for executive officers and reviewing actual performance against established metrics, the Compensation Committee considers the CEO’s compensation recommendations. The CEO does not participate in Compensation Committee or Board deliberations about his or her compensation.
The Compensation Committee has delegated limited authority to the CEO, in his or her capacity as a director of the Company, to issue special bonus payments and grant certain long-term incentive awards under the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan (as amended, the 2018 LTIP). These awards must follow established guidelines, are reviewed by the Compensation Committee on a quarterly basis, and include New Hire, CEO, Retention, Discretionary New Hire Awards and Promotion Awards.
The Compensation Committee has approved a pre-established basket to provide for off-cycle New Hire and Promotion awards pursuant to the following guidelines:
➢
Individuals hired or newly promoted into a long-term incentive program eligible position after the annual grant date who would have qualified for a grant may be awarded restricted shares or units prorated, based upon the long-term incentive program target for the position. Under this limited authorization, individual grants may not exceed $75,000.

The Compensation Committee has also approved a pre-established basket to provide for CEO Awards, Retention Awards, and Discretionary New Hire Awards to individuals pursuant to the following guidelines:
➢
CEO Awards are for the purpose of recognizing individual performance as follows:

◦
Individuals who have received 2018 LTIP grants as part of the annual award cycle are eligible to receive cash awards limited to $20,000 per employee per grant.

Equitrans Midstream Corporation – 2024 Proxy Statement   11

◦
Individuals who have not received 2018 LTIP grants as part of the annual award cycle are eligible to receive Company restricted units, cash or any combination thereof with the award value limited to $20,000 per employee per grant.

➢
Retention Awards are for the purpose of addressing compensation for key personnel who have been offered employment outside the company with more favorable equity-based compensation arrangements. Individual grants may not exceed $25,000.

➢
Discretionary New Hire Awards consisting of restricted stock units may be made to newly hired employees not otherwise entitled to a New Hire award discussed above on the condition that no award exceeds $25,000 per employee per grant.

Executive officers are not eligible for awards under the CEO’s delegated authority described above.
The Compensation Committee has not delegated its authority to award equity to any other executive officer.
We provide additional information regarding the Compensation Committee and the Company’s policies and procedures regarding executive compensation below under “Compensation Discussion and Analysis.”

12   Equitrans Midstream Corporation – 2024 Proxy Statement

Board Leadership Structure
While Mr. Karam previously served as both the CEO and Chairman of the Board, with the concurrence of the Board, effective January 1, 2024, Mr. Karam transitioned to an executive chairman role and consequently, the roles of CEO and Chairman are now separated. Previously, in July 2019, the Board concluded that combining the functions of Chairman and CEO was the most effective leadership structure for the Company and appointed Mr. Karam as the Chairman of the Board. The Board reaffirmed its conclusion in April 2023 and, based on a recommendation of the Corporate Governance Committee, reappointed Mr. Karam as Chairman of the Board for a term expiring at the Board’s 2024 annual meeting. As described in the Company’s corporate governance guidelines, the Board of Directors believes that the functions of the Chairman of the Board are distinct from those of the CEO but that both functions may be
Our Lead Independent Director:

➢
convenes, presides over and sets agendas for regularly scheduled and special executive sessions of independent/non-management directors (which typically occur at each regularly scheduled meeting of the Board), and calls a meeting of the independent/non-management directors if requested by any other director;

➢
presides over any meeting at which the Chairman is not present;

➢
reviews meeting agendas and provides feedback, as necessary, which informs management’s development of an annual calendar of topics to be covered at Board meetings;

➢
facilitates an assessment process with respect to the Board as a whole as well as for individual directors; and

➢
serves as the designated director to speak with shareholders (when requested) and to receive communications from interested parties.

effectively performed by the same individual. From time to time, generally in connection with succession planning, the Board will consider whether the Chairman and the CEO should be separate, and if separate, whether the Chairman should be an outside director or an inside director. The Board believed that combining the roles of CEO and Chairman provided the Company and the Board with strong leadership, while promoting appropriate independent oversight of management, with a strong Lead Independent Director in Mr. Vagt and a board structure that is 75% independent. In addition, a combined Chairman and CEO allowed the Company to communicate its business, strategy and value to shareholders, investors, employees, other stakeholders, regulators and the public with a single voice.
Under the Company’s corporate governance guidelines, when the Board does not have an independent Chairman, the Board must designate an independent director as the Lead Independent Director. The Lead Independent Director’s exclusive duties are described in the box on this page.
A Lead Independent Director’s term is generally for one year, but an individual may serve multiple consecutive terms as the Lead Independent Director if recommended by the Corporate Governance Committee and approved by the Board.
In April 2023, the Board, based on a recommendation from the Corporate Governance Committee, re-elected Mr. Vagt to serve as Lead Independent Director of the Board for a one-year term. Mr. Vagt has held this position since the Separation.

Equitrans Midstream Corporation – 2024 Proxy Statement   13

Board’s Role in Risk Oversight
The Company faces a variety of risks, including operational, financial, strategic, and reputational risks. The Board, acting as a whole and through its committees, oversees the Company’s processes for assessing and managing these risks, while management is responsible for the day-to-day management of these risks. Board oversight is conducted primarily through the Audit Committee’s oversight of the Company’s process for assessing major risk exposures and the policies management has implemented to monitor and control such exposures, which includes the Company’s utilization of its Enterprise Risk Committee (ERC), which is a cross functional team of senior management that is responsible for the identification and evaluation of risks. The Board annually reviews the Company’s enterprise risks identified by management. Board oversight also is conducted through the HSSE Committee’s oversight of significant health, safety, sustainability and environmental risks, and also through the other committees of the Board, as appropriate. In fulfilling its risk oversight role, the Board must consider whether the risk management processes designed and implemented by our management are adequate and functioning as designed to identify our risk exposures and to elevate major and emerging risks for discussion at the Board level.
With the oversight of the Board, our management team has implemented practices, processes and programs designed to identify a broad range of risks that affect the Company, their probability and severity, and to help manage the risks to which the Company is exposed. Through the ERC, the Company uses a structured and systematic approach to identify and evaluate risks with potential to have a financial or strategic impact on the business, which results are reported to the Board. The ERC identifies and evaluates risks based on likelihood, impact, mitigation effectiveness, velocity/time horizon, inherent risk, and residual risk.
In furtherance of the Board’s oversight responsibilities and the Company’s day-to-day management of risk, Company management meets as needed with external advisors to discuss risks applicable to the Company and obtains perspectives which inform management’s discussions with the Board.
The Board
➢ Reviews the major risks facing the Company and delegates oversight of certain major risks to applicable Board Committees
➢ Reviews the options for mitigating major risks facing the Company
While the full Board has overall responsibility for risk oversight, our board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk and regarding risk-related processes.

Audit Committee
➢
Discusses the Company’s process for assessing major risk exposures and the guidelines and policies management has implemented to monitor and control such exposures, including the Company’s financial risk exposures, including financial statement risk and such other risk exposures as may be delegated by the Board to the Committee for oversight, and the Company’s risk management guidelines and policies

➢
Reviews the integrity of the Company’s financial statements

➢
Reviews the qualifications, independence and performance of the Company’s registered public accountants

➢
Reviews the qualifications and performance of the Company’s internal audit function

Corporate Governance Committee
➢
Oversees governance of the Company, including its director compensation structure, and is committed to governance that is in full compliance with law, reflects good corporate governance, encourages flexible and dynamic management without undue burdens and effectively manages the risks of the business and operations of the Company

➢
Identifies board nominees of the highest possible caliber to provide insightful, intelligent, and effective guidance to management

➢
Reviews plans for management succession

➢
Reviews periodically and makes recommendations regarding the Company’s risks as may be delegated to the Committee by the Board

14   Equitrans Midstream Corporation – 2024 Proxy Statement

Human Capital and Compensation Committee
➢
Oversees the performance of an annual risk assessment of the Company’s compensation policies and practices

➢
Reviews periodically and makes recommendations regarding the Company’s risks as may be delegated to the Committee by the Board

Health, Safety, Sustainability and
Environmental Committee
➢
Provides input and direction to management and the Board about the Company’s approach to health, safety (including physical security), sustainability and environmental policies, programs and initiatives (including those relating to the Company’s emergency response preparedness), and reviews the Company’s activities in those areas

➢
Reviews periodically reports and makes recommendations regarding the Company’s significant HSSE risks (including, without limitation, risks relating to energy transition, emissions and climate change, as well as biodiversity matters) and other risks as may be delegated to the Committee by the Board

➢
Maintains awareness of, and provides updates to the Board with respect to, current trends, developments, research, and other emerging issues relating to HSSE which affect or which could affect the Company, including trends in legislation, proposed regulations and industry best practices

Management

➢
The ERC is composed of certain executive officers and other members of management who oversee day-to-day risk management, meets quarterly (or more frequently as desirable) throughout the year to review the full set of risks, prioritize and address the Company’s major risk exposures and consider new or emerging risks, the results of which are reported to the Board

➢
The Company’s Risk Manager, with support from the Strategic Planning and IT teams, facilitates ERC meetings to evaluate new or previously identified risks, their classifications, and emerging or impactful issues or events. The ERC reviews and scores new or previously identified risks in each classification and uses a formula-based approach to determine the inherent risk of each issue

➢
The ERC (a) identifies, assesses, and recommends mitigation efforts with respect to key enterprise risks and emerging risks of the Company and its subsidiaries and (b) provides guidance for enterprise risk management activities. The activities of the ERC are subject to oversight by the Company’s Audit Committee

➢
The Risk Manager also reports periodically to the Board or designated Board committees regarding the status of enterprise risk management activities, including the results of periodic risk assessments

Director Nominations
The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board for approval the requisite skills and characteristics to be found in individuals who will serve as members of the Board. The Committee strives to ensure that the Board consists of individuals from diverse educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to, and effective oversight of, management. The Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommends to the Board for approval the slate of directors to be recommended for nomination for election at the Company’s annual meeting of shareholders.
When assessing new director candidates for nomination, regardless of who recommends the candidate for consideration, the Corporate Governance Committee will consider the background, diversity, personal

Equitrans Midstream Corporation – 2024 Proxy Statement   15

characteristics and business experience of the candidate against the ideal attributes identified below. Candidates generally possessing these attributes are further evaluated against the current needs of the Company to determine the appropriate fit in light of overall Board composition. The Corporate Governance Committee reviews the attributes from time to time and recommends revisions for approval by the Board as the Corporate Governance Committee considers appropriate.

Individual Attributes

Character | **Leadership** | **Experience** | **Network** | **Commitment**

Our ideal candidates…

- ✓ Possess integrity, competence, insight, creativity, and dedication
- ✓ Are able to work in a collegial manner, while constructively engaging board members to enhance decision making
- ✓ Have experience as a board member or as a senior executive of a public company or a significant private entity
- ✓ Possess broad business experience
- ✓ Have a strong network of business and industry contacts
- ✓ Have ability to exercise seasoned business judgment on significant issues facing the Company
- ✓ Have experience in the Company's industry or experience relevant to the Company's needs
- ✓ Are willing to spend the time and effort required to learn critical aspects of the operations of the Company and to function effectively as a director
- ✓ Have no conflict of interest
- ✓ Meet the applicable standards of independence and other regulatory qualifications
- ✓ Possess attributes deemed to be appropriate given the then current needs of the Board

Board Composition

Diverse | **Experienced** | **Effective**

Our Board as a whole…

- ✓ Benefits from diversity of background, perspective, business experience, and skills
- ✓ Includes diversity of ethnicity, gender, and age

As indicated in the Corporate Governance Committee’s charter, the Corporate Governance Committee will consider, in its normal course, submissions from shareholders in making its recommendations for director nominees. Any shareholder desiring to recommend an individual to serve as a director of the Company should submit the information listed below to the Corporate Governance Committee Chair, care of the Corporate Secretary. The Corporate Governance Committee will consider recommendations received no earlier than the close of business on December 24, 2024 and no later than the close of business on January 23, 2025. Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees under Rule 14a-19 under the Exchange Act must comply with the requirements of the Company’s Bylaws, including providing the notice required under Rule 14a-19 by January 23, 2025 and complying with the requirements of Rule 14a-19 and Sections 1.09 and 1.10 of the Company’s Bylaws. The Company will disregard any proxies solicited for a shareholder’s director nominees if such shareholder fails to comply with such requirements.
A submitting shareholder must provide the following:
➢
The information required by Sections 1.09 and 1.10 of the Company’s Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, (i) the proposing person’s timely written notice; (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made; (iii) a written representation and agreement of the nominee in the form provided by the Corporate Secretary; and (iv) the nominee’s executed irrevocable conditional resignation letter.

16   Equitrans Midstream Corporation – 2024 Proxy Statement

➢
Updates and supplements to any information previously submitted to the Corporate Secretary.

➢
With respect to solicitations under Rule 14a-19, reasonable evidence, including the shareholder’s certification, that it has met the requirements of Rule 14a-19(a)(3).

➢
In addition, the Company may require the shareholder to provide such further information as the Company may reasonably request and may require any proposed nominee to submit to interviews with the Board or any committee thereof.

Additionally, as set forth in Section 1.11 of the Company’s Bylaws, a shareholder, or group of twenty or fewer shareholders, in each case owning continuously for at least three years as of both the date the notice is received by the Company and the record date for the annual meeting, shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in the Company’s proxy statement director nominees constituting the greater of  (i) two and (ii) 20% of the Board, provided that such nominations are submitted in writing and received by the Company’s Corporate Secretary not earlier than the close of business on October 9, 2024 (the 150th day prior to the first anniversary of the date that the Company mailed its proxy statement for the prior annual meeting) and not later than the close of business on November 8, 2024 (the 120th day prior to the first anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting) and include the following:
➢
The information required by Sections 1.09 and 1.10 of the Company’s Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, (i) the proposing person’s timely written notice; (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made; (iii) a written representation and agreement of the nominee in the form provided by the Corporate Secretary; and (iv) the nominee’s executed irrevocable conditional resignation letter.

➢
The information required by Section 1.11 of the Company’s Bylaws, including, but not limited to, (i) all other questionnaires required of the Company’s directors; and (ii) such additional information as is necessary to permit the Board to determine that the director nominee is independent and that the nominee’s service as a member of the Board would not violate any applicable law, rule or regulation, or the NYSE listing standards.

Please see “Corporate Secretary Contact Information” under the caption “Additional Information” on page 76.

Equitrans Midstream Corporation – 2024 Proxy Statement   17

Contacting the Board
Interested parties may communicate directly with the Lead Independent Director (and with independent directors, individually or as a group, through the Lead Independent Director) by sending an email to ETRNPresidingDirector@equitransmidstream.com. You may also write to the Lead Independent Director, the
ETRN Board of Directors
ETRNPresidingDirector@equitransmidstream.com
Equitrans Midstream Corporation Attn: Lead Independent Director C/O Corporate Secretary 2200 Energy Drive Canonsburg, Pennsylvania 15317
entire Board, any Board Committee, or any individual director by addressing such communication to the applicable director or directors, care of the Corporate Secretary, at Equitrans Midstream Corporation, 2200 Energy Drive, Canonsburg, Pennsylvania 15317. The Corporate Secretary will open the communication and promptly deliver it to the Lead Independent Director or the named director, unless the communication is junk mail or a mass mailing.
Governance Principles
The Company maintains a corporate governance page on its website that includes key information about its corporate governance practices, including its corporate governance guidelines, code of business conduct and ethics, and charters for each Committee of the Board. The corporate governance page can be found at www.equitransmidstream.com, by clicking on the “About” link on the main page and then on the “Governance” link. The Company will provide copies of its corporate governance guidelines, code of business conduct and ethics, and any of the Board Committee charters upon written request by a shareholder to the Corporate Secretary. See “Corporate Secretary Contact Information” under the caption “Additional Information.”

18   Equitrans Midstream Corporation – 2024 Proxy Statement

The Board is committed to strong corporate governance practices. Through the Corporate Governance Committee, the Board monitors its corporate governance policies and practices against evolving best practices. Below are highlights of some of our corporate governance policies and practices.
Corporate Governance Highlights

➢
The Board has adopted corporate governance guidelines

➢
Our directors are elected annually for a term of one year

➢
We have a Lead Independent Director with defined duties

➢
Six of the eight members of the Board are independent of the Company and its management

➢
The Board’s independent/non-management directors meet regularly in executive session, and the Lead Independent Director presides over and sets the agenda for sessions of the independent/non-management directors

➢
All members of each of the Audit, Compensation, Corporate Governance and HSSE Committees are independent of the Company and its management

➢
Each of the Audit, Compensation, and Corporate Governance Committees has a charter that meets applicable legal requirements and reflects good corporate governance

➢
The HSSE Committee has a charter that reflects good corporate governance

➢
The Board and each Board Committee engage in annual self-assessments

➢
The Company’s directors are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the Company provides funding for such activities

➢
The Company has a code of business conduct and ethics applicable to all employees and directors of the Company

➢
Our Bylaws require that any nominee for election to the Board who does not receive a majority of the votes cast in favor of that director’s election to the Board in an uncontested election must tender his or her conditional resignation to the Board

➢
The Company has robust stock ownership requirements for executive management and the members of the Board

➢
A director may not be nominated for re-election to our Board after the director has 12 years of service on our Board

➢
Our Bylaws provide that shareholders meeting certain requirements may submit candidates for director to be included in our proxy statement

➢
The Compensation Committee has adopted a robust clawback policy, applicable to current and former executive officers of the Company

➢
We do not have supermajority voting requirements in our Articles of Incorporation and Bylaws

Shareholder Engagement
We value feedback from our shareholders and are committed to engaging in an active dialogue with our shareholders year-round. During 2023, our management team spent a significant amount of time meeting with and speaking to our shareholders. We welcome feedback from our shareholders and strive to maintain strong governance, compensation and oversight practices.
Sustainability and Corporate Responsibility
We embrace working to conduct business in a socially responsible and ethical manner. We believe that our continued focus and execution on ESG and sustainability initiatives over time will serve to distinctly position us and create value. We aim to operate with integrity, accountability and transparency by respecting all stakeholders, and are focused on identifying and executing on ESG and sustainability initiatives while further

Equitrans Midstream Corporation – 2024 Proxy Statement   19

integrating corporate responsibility and ESG concerns into our business strategy and decision-making throughout the organization. We have highlighted below certain important steps that we have taken to further communicate, structure, and embed within our operations our sustainability practices.
➢
Continued Enhanced Transparency Through Sustainability Reporting.   In 2023, we published our fourth annual corporate sustainability report (CSR), in accordance with the most recent set of Global Reporting Initiative (GRI) Universal and Topic Standards, as well as GRI’s Oil and Gas Sector Standards, and the Sustainability Accounting Standards Board (SASB) Oil & Gas — Midstream Standards. Our 2023 CSR highlights our top-tier ESG topics and outlines our continued success during 2022 in improving our environmental, social, and governance metrics, including investment in pneumatic device replacements and vent gas recovery installations to make progress towards our commitment to reduce methane emissions from our operations and the implementation of our Environmental Justice Policy.

In addition to our annual CSR, Equitrans’ ESG data is used for completion of the CDP Climate Change and Water Security Questionnaires, the Energy Infrastructure Council’s ESG Reporting Template, and the S&P Corporate Sustainability Assessment and certain other information requests. With each passing year, new and revised metrics are included in these disclosures, which increases the amount of data to be managed. Although the SEC’s proposed rules on climate disclosure have been delayed, we anticipate the final version of these regulations may entail additional rigor and verification of climate-related disclosures. To continue to enhance our reporting capability, in 2023 we bolstered our controls around environmental, social, and governance data collection and reporting processes, starting first with those related to Scope 1 and 2 greenhouse gas emissions. We are in the process of rolling out a formal governance framework to support the increasing demand for verifiable ESG disclosures made to external stakeholders and are planning to further enhance this framework for climate-related disclosures through increased data governance and associated controls targeted to be implemented in late 2024. This will allow Equitrans to meet the expanding requirements of our ongoing voluntary reporting commitments while positioning us to comply with potential state and federal climate-related reporting requirements.
To further develop our climate reporting capabilities, we continued the work started in 2022 to implement the Task Force on Climate-related Financial Disclosures (TCFD) framework. In 2023, Equitrans completed its initial scenario analyses on physical and transition risks related to climate.
➢
Clear Board and Executive Oversight of Sustainability and Corporate Responsibility.   Our Board of Directors, acting through its committees, oversees our policies, programs, and strategies related to corporate social responsibility and sustainability, including ESG matters and related risks and opportunities, such as those related to climate change, and regularly receives reports from our Chief Sustainability Officer (CSO) and broader management. While sustainability topics may arise in the context of the work of the four Board committees, and/or the full Board, the HSSE Committee continued to have primary oversight and responsibility regarding sustainability-related matters in 2023. In 2023, we continued to utilize our management-level ESG Steering Committee and ESG Working Groups, which are directly overseen by our CSO through the ESG Steering Committee, to help implement and manage the day-to-day efforts and actions related to material ESG and sustainability topics. We modified the ESG working groups in 2023, including the creation of a supply chain working group, to focus on the most important topics for the year.

➢
Continuing to Link Compensation to Meaningful Safety and Sustainability Goals.   Building on our continued emphasis of safe operations — above all else — and the Company’s continued efforts to institutionalize its commitment to and pursuit of achievement of ESG and sustainability initiatives, including the enhancement of the Company’s ESG platform in an effort to position itself for a lower-carbon economy, and recognizing shareholders’ and other stakeholders’ continued focus on ESG and sustainability matters, particularly in respect of climate change, the Compensation Committee determined to maintain the focus on sustainability metrics in the 2023 short-term incentive program (STIP), in which all employees, including executives, participate. First, the Compensation Committee added a new sustainability metric for the Company to complete its first two climate scenario analyses and prepare a publishable TCFD-aligned report. Second, the Compensation Committee added a new environmental metric reflecting the Company’s goal to identify and proactively report potential deviations to environmental permits and regulations. To further enhance the Company’s safety performance culture, the Compensation Committee again utilized the Safety Proactivity Rate, which takes into account observations with serious potential. The target resets each quarter, which the

20   Equitrans Midstream Corporation – 2024 Proxy Statement

Compensation Committee believes rewards sustained performance and promotes continued focus on safe operations throughout the entire year.
Additionally, in order to further promote the maturation of the Company’s sustainability program, the Compensation Committee determined to include a metric in the 2023 performance share unit program component of the 2023 long-term incentive program related to the completion of a certain number of ESG-related projects during the performance period (January 1, 2023 — December 31, 2025).
➢
Founding member of newly formed Appalachian Methane Initiative (AMI).   In January 2023, the Company, along with Chesapeake Energy Corporation and EQT Corporation, formed AMI, a coalition committed to further enhancing methane monitoring throughout the Appalachian Basin and facilitating additional methane emissions reduction in the region. AMI’s efforts are intended to promote greater efficiency in the identification and remedy of potential fugitive methane emissions from operations in the Appalachian Basin through coordinated satellite and aerial surveys on a geographic-basis, as opposed to an operator-specific basis, while taking into account advanced methane monitoring and reporting frameworks. Additionally, the coalition will seek to coordinate and share best practices in mitigating methane emissions from natural gas operations, including production and midstream, and collaborate on activities and monitor results through transparent, publicly available reporting.

More information regarding our sustainability initiatives is available on our website (www.equitransmidstream.com) by selecting the “Sustainability” tab on the main page. Information included on our website, including the CSR, CDP Climate Change Questionnaire Response, CDP Water Security Questionnaire Response, and other ESG reports, and any other policies or codes, is not incorporated into this proxy statement.
Director Independence
The NYSE listing standards and our governance documents require a majority of our directors and each member of our Audit, Compensation and Corporate Governance Committees to be independent. For a director to be considered independent, the Board must annually determine that he or she has no material relationship with the Company except as a director. To assist it in determining director independence, the Board established guidelines that meet or exceed the independence requirements under the NYSE listing standards. These corporate governance guidelines may be found on the Company’s website at www.equitransmidstream.com by clicking on “About” on the main page and then on “Governance.”
The Board considers all relevant facts and circumstances in making an independence determination. Any relationship involving a Company director that complies with the independence standards included in the Company’s corporate governance guidelines and is not otherwise a related person transaction under the Company’s related person transaction approval policy (the related person transaction policy) is deemed to be an immaterial relationship not requiring consideration by the Board in assessing independence. In the first quarter of 2024, our Board, in coordination with our Corporate Governance Committee, made an independence determination for each of our directors and affirmatively determined that all our directors are independent, other than Mr. Karam and Ms. Charletta.
Director ownership of Company stock is encouraged and is not in itself a basis for determining that a director is not independent, provided that such ownership may preclude participation on the Audit Committee if its magnitude is sufficient to make the director an affiliated person of the Company as described in the Audit Committee charter. See “Equity-Based Compensation” under the caption “Directors’ Compensation” below for a description of the stock ownership guidelines for directors.
Review, Approval or Ratification of Transactions with Related Persons
Our Board has adopted a related person transaction policy. Under the policy, it is the responsibility of the Corporate Governance Committee to conduct a prior review of Related Person Transactions (as defined below) not otherwise approved by the independent members of the Board. Company management, with the assistance of the Company’s legal department, is responsible for determining whether a transaction between the Company and a Related Person (as defined below) constitutes a Related Person Transaction. This determination is based on a review of the facts and circumstances regarding the transaction, including information provided in annual director and executive officer questionnaires. If it is determined that a transaction is a Related Person Transaction that has not been approved by the Board, the material facts regarding the transaction are reported

Equitrans Midstream Corporation – 2024 Proxy Statement   21

to the Corporate Governance Committee for its review. The Corporate Governance Committee, or in certain cases the Chair of the Corporate Governance Committee followed by a report to the Corporate Governance Committee, determines whether to approve, revise, reject, or take other action with respect to the Related Person Transaction.
Under the related person transaction policy, a Related Person Transaction is generally a transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest in the transaction. A Related Person is generally any person who is a director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member (as defined by the SEC) of any of the foregoing persons.
Under the policy, the following transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance Committee for individual approval:
➢
transactions involving employment of an executive officer by the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation paid to the executive officer was approved by the Compensation Committee;

➢
transactions involving compensation and benefits paid to a director for service as a director of the Company;

➢
transactions on competitive business terms with another company in which the only relationship of a director or immediate family member of a director is as (i) an employee or executive officer, (ii) a director, or (iii) a beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of  $1,000,000 or 2% of the other company’s consolidated gross revenue;

➢
transactions where the interest of the Related Person arises solely from the ownership of a class of equity securities of the Company, and all holders of that class of equity securities receive the same benefit on a pro-rata basis (e.g., payment of dividends);

➢
transactions where the rates or charges involved are determined by competitive bids;

➢
transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation;

➢
transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

➢
charitable contributions, grants or endowments by the Company or the Company’s charitable foundation to a charitable or non-profit organization, foundation or university in which a Related Person’s only relationship is as an employee or a director or trustee, if the aggregate amount involved does not exceed the greater of  $1,000,000 or 2% of the recipient’s consolidated gross revenue.

The related person transaction policy does not limit or affect the application of the Company’s code of business conduct and ethics and related policies, which require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the Company. Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.
Related Person Transactions
No reportable transactions between the Company and any Related Person occurred during 2023, and there are no such proposed transactions.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has served as an officer or employee of Equitrans Midstream at any time. During 2023, no Equitrans Midstream executive officer served as a member of the compensation committee or on the board of directors of any company at which a member of Equitrans Midstream’s Compensation Committee or Board of Directors served as an executive officer.

22   Equitrans Midstream Corporation – 2024 Proxy Statement

DIRECTORS’ COMPENSATION
The Corporate Governance Committee reviews and the Board approves director compensation on an annual basis. No compensation is paid to employee directors for their service as directors. The Corporate Governance Committee engaged Pay Governance to review non-employee director compensation for 2023. Pay Governance performed a review of the compensation paid to our non-employee directors relative to the Primary Compensation Peer Group and Secondary Peer Group (each defined below) and a group of industry peer companies identified by Pay Governance. In light of the non-employee directors’ roles and responsibilities and after considering director compensation at relevant peer group companies, Pay Governance recommended the following non-employee director cash and equity-based compensation, which was approved by our Board for the 2023 calendar year.
Compensation Feature
Annual cash retainer — Board member	$100,000
Annual cash retainer — Committee Chair	Audit: $20,000 Compensation: $20,000 All other Committees: $15,000
Annual cash retainer — Committee member (excluding the Chair)	Audit: $7,500 Corporate Governance, Compensation, HSSE: None
Annual retainer — Chairman of the Board and Lead Independent Director	Chairman: $0 Lead Independent Director: $25,000
Deferred stock units	Value equal to $209,000*

*
The Board, upon the recommendation of the Corporate Governance Committee, determined to adjust the timing of the annual stock award grant to non-employee directors from January of each year to May of each year to align with the non-employee directors’ terms. This value reflects an annual award of  $150,000 plus an additional one-time pro-rated amount to compensate non-employee directors for the period from January 1, 2023 to May 8, 2023.

Equity-Based Compensation
The Company grants to each non-employee director, on an annual basis, stock units under the 2018 LTIP, the payouts of which are deferred under Equitrans Midstream’s Amended and Restated Directors’ Deferred Compensation Plan (the Director Plan). Each deferred stock unit vests upon award and will be payable upon termination of service as a non-employee director of Equitrans Midstream in shares of Company common stock. Each deferred stock unit is equal in value to one share of Company common stock and does not have voting rights. The deferred stock unit awards are automatically deferred into the Director Plan, and dividends thereon are credited quarterly in the form of additional deferred stock units.
Newly elected non-employee directors of Equitrans Midstream are generally expected to receive an equity grant upon joining the Board equal to the pro-rata amount of the then applicable annual grant.
Deferred Compensation
The Company maintains the Director Plan. Under the Director Plan, in addition to the automatic deferral of deferred stock unit awards, non-employee directors are permitted to elect to defer up to 100% of their retainers and any fees into the Director Plan and receive an investment return on the deferred funds as if the funds were invested in Company common stock or permitted mutual funds. Prior to the deferral, plan participants are required to irrevocably elect to receive the deferred funds either in a lump sum or in equal annual installments. Deferred funds for which non-employee directors have elected to receive an investment return as if the funds were invested in Company common stock will be distributed in shares of Company common stock. Distributions will be made or, if applicable, commence following termination of service as a non-employee director. The directors’ deferred compensation accounts are unsecured obligations of the Company. Ms. Collawn deferred fees under the Director Plan while she was a non-employee director of the Board during 2023.

Equitrans Midstream Corporation – 2024 Proxy Statement   23

Stock Ownership Guidelines
The non-employee directors are subject to stock ownership guidelines which require them to hold shares (or share equivalents, including deferred stock units) with a value equal to five times the annual cash retainer. Under the guidelines, non-employee directors have up to five years from joining the Board to acquire a sufficient number of shares (or share equivalents, including deferred stock units) to meet the stock ownership guidelines. Each of the Company’s non-employee directors satisfies the stock ownership guidelines or is within the five-year grace period.
Other
➢
All non-employee directors are eligible to participate in the Matching Gifts Program of the Equitrans Midstream Foundation on the same terms as Company employees. Under this program, the Equitrans Midstream Foundation will match gifts of at least $100 made by a non-employee director to eligible charities, up to an aggregate total of  $50,000 per non-employee director in any calendar year.

➢
The Company reimburses non-employee directors for their travel and related expenses in connection with attending Board and Committee meetings and related activities. The Company also provides non-employee directors with $20,000 of life insurance and $250,000 of travel accident insurance while traveling on business for the Company.

2023 Directors’ Compensation Table
The table below shows the total 2023 compensation of the Company’s non-employee directors.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Ms. Bailey	115,000	213,598	9,262	337,860
Ms. Barpoulis	115,000	213,598	16,399	344,997
Mr. Burke	120,000	213,598	5,049	338,647
Ms. Collawn(4)	37,912	—	—	37,912
Mr. Leland	121,181	213,598	49	334,828
Mr. Szydlowski	100,000	213,598	50,049	363,647
Mr. Vagt	132,500	213,598	50,049	396,147

(1)
Includes annual cash retainers and committee chair fees.

(2)
This column reflects the aggregate grant date fair values determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 for the deferred stock units awarded to each non-employee director during 2023. On May 8, 2023, the Company granted 41,800 deferred stock units with a grant date fair value of  $213,598 to each non-employee director serving at that time. The grant date fair value is computed as the number of deferred stock units awarded on the grant date multiplied by the closing stock price of the Company’s common stock on the business day prior to the grant date, which was $5.11 on May 5, 2023.

(3)
This column reflects (i) annual premiums paid for life insurance and travel accident insurance policies ($48.74 per non-employee director); and (ii) the following matching gifts made to qualifying organizations under the Equitrans Midstream Foundation’s Matching Gifts Program: Ms. Bailey — $9,213; Ms. Barpoulis — $16,350; Mr. Burke — $5,000; Mr. Szydlowski — $50,000; and Mr. Vagt — $50,000.

(4)
Ms. Collawn did not stand for re-election at the 2023 annual meeting of shareholders and therefore ceased being a director on April 25, 2023.

24   Equitrans Midstream Corporation – 2024 Proxy Statement

EQUITY OWNERSHIP
Stock Ownership of Significant Shareholders
The following shareholders reported to the SEC or, in the case of the Series A Preferred Shares, to the Company or the SEC, that they owned more than 5% of the Company’s (i) outstanding common stock or (ii) outstanding Series A Preferred Shares as of December 31, 2023:
Name and Address	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding	Shares of Series A Preferred Stock Beneficially Owned	Percent of Series A Preferred Stock Outstanding
BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	55,168,841	12.7%	—	—
The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	46,756,511	10.8%	—	—
Capital International Investors(3) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	39,044,595	9.0%	—	—
CIBC Private Wealth Group, LLC(4) 181 West Madison Street Chicago, IL 60602	—	—	5,000,000	16.7%
D.E. Shaw Galvanic Portfolios, L.L.C.(5) 1166 Avenue of the Americas New York, NY 10036	—	—	3,589,565	12.0%
NB Burlington Aggregator LP(6) 1290 Avenue of the Americas, 24th Floor New York, NY 10104	—	—	3,752,308	12.5%

(1)
Information regarding ownership of shares of common stock is based on Amendment No. 2 to Schedule 13G filed with the SEC on January 23, 2024, reporting that BlackRock, Inc. has sole voting power over 54,232,899 shares and sole dispositive power over 55,168,841 shares.

(2)
Information based on Amendment No. 6 to Schedule 13G filed with the SEC on February 13, 2024 reporting that The Vanguard Group has sole dispositive power over 45,901,172 shares, shared voting power over 440,953 shares, and shared dispositive power over 855,339 shares.

(3)
Information based on Amendment No. 5 to Schedule 13G filed with the SEC on February 9, 2024 reporting that Capital International Investors (CII) has sole voting power and sole dispositive power over 39,044,595 shares. CII is a division of Capital Research and Management Company (CRMC), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the investment management entities). CII’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital International Investors.” CII is deemed to be the beneficial owner of 39,044,595 shares.

(4)
Information regarding ownership of shares of Series A Preferred Shares is based on Schedule 13G filed with the SEC on January 11, 2024, reporting that CIBC Private Wealth Group, LCC has sole voting and dispositive power over 5,000,000 Series A Preferred shares.

(5)
As of December 31, 2023, D. E. Shaw Galvanic Portfolios, L.L.C. holds (i) 3,589,565 Series A Preferred Shares and (ii) 5,138,490 shares of Company common stock (collectively, the Subject Shares). D. E. Shaw Galvanic Portfolios, L.L.C. has the power to vote or to direct the vote of  (and the power to dispose or direct the disposition of) the Subject Shares directly owned by it.

D. E. Shaw & Co., L.P. (DESCO LP), as the managing member of D. E. Shaw Adviser II, L.L.C. (Adviser II), which in turn is the investment adviser of D. E. Shaw Galvanic Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of  (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (DESCO LLC), as the managing member of D. E. Shaw Manager II, L.L.C. (Manager II), as the manager of D. E. Shaw Galvanic Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of  (and the shared

Equitrans Midstream Corporation – 2024 Proxy Statement   25

power to dispose or direct the disposition of) the Subject Shares. Edwin Jager, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf.
D. E. Shaw & Co., Inc. (DESCO Inc.), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of  (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (DESCO II Inc.), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of  (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, Adviser II, Manager II, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares.
David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of  (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares.
(6)
NB Alternatives Advisors LLC has sole voting and dispositive power over all 3,752,308 shares held by NB Burlington Aggregator LP.

Equity Ownership of Directors and Executive Officers
The table below provides the number of shares of Company common stock beneficially owned by the Company’s directors and NEOs during 2023 and all directors and executive officers of the Company as a group as of February 12, 2024, determined under SEC rules, which include Company shares they had the right to acquire within 60 days after February 12, 2024. At the close of business on February 12, 2024, Equitrans Midstream had 436,245,344 shares of common stock outstanding. None of the executive officers or directors of the Company beneficially own any Series A Preferred Shares of the Company. Under SEC rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of a security, or investment power, which includes the power to dispose of or to direct the disposition of a security. Except as indicated by footnote, the persons named below have sole voting and investment power with respect to all Company common stock beneficially owned by them, subject to community property laws where applicable. None of the shares of Company common stock are subject to a pledge.
Name	Common Stock(1)	Percent of Class(2)
Non-Employee Directors:
Vicky A. Bailey	143,222	*
Sarah M. Barpoulis	104,308	*
Kenneth M. Burke	193,682	*
D. Mark Leland	160,887	*
Norman J. Szydlowski	185,385	*
Robert F. Vagt	153,921	*
Named Executive Officers:
Thomas F. Karam(3)	1,278,871	*
Diana M. Charletta(4)	358,857	*
Stephen M. Moore	196,141	*
Kirk R. Oliver(5)	231,919	*
Brian P. Pietrandrea	58,874	*
Directors and Executive Officers as a Group: (13 individuals)	3,226,275	*

*
Indicates ownership or aggregate voting percentage of less than 1%.

26   Equitrans Midstream Corporation – 2024 Proxy Statement

(1)
This column reflects shares held of record and shares owned through a bank, broker or other nominee, including shares owned through the Company’s 401(k) plan. For the directors, this column includes deferred stock units, including accrued dividends, to be settled in Company common stock, and over which the directors have no voting or investment power prior to settlement, in the following amounts: Ms. Bailey — 143,222 units; Ms. Barpoulis — 104,308 units; Mr. Burke — 143,222 units; Mr. Karam — 4,763 units; Mr. Leland — 103,990 units; Mr. Szydlowski — 127,552 units; and Mr. Vagt — 127,552 units. For Mr. Szydlowski, this column also includes 57,833 deferred stock units, including accrued dividends, that will be settled in common stock in connection with his earlier elections to defer director fees, over which Mr. Szydlowski has sole investment but no voting power prior to settlement.

(2)
This column reflects for each of the NEOs and directors, as well as all executive officers and directors as a group, the total Company shares beneficially owned as a percentage of the sum of the Company’s outstanding shares at February 12, 2024, and all deferred stock units (including accrued dividends) that will be settled in Company common stock upon termination of the director’s service.

(3)
Shares beneficially owned include (i) 541,000 shares that are held in E.T. Associates, L.P., of which Mr. Karam has sole voting and shared investment power; (ii) 20,000 shares that are held by Mae Rose Partners, LP, of which Mr. Karam shares voting and investment power; and (iii) 25,000 shares that are held by Lakeside Drive Associates, Inc., of which Mr. Karam shares voting and investment power.

(4)
Shares beneficially owned include 8,065 shares owned by Ms. Charletta’s husband, of which 84 shares are held in his personal individual retirement account.

(5)
Shares beneficially owned include 39,118 shares that are held in a trust of which Mr. Oliver is a co-trustee and in which he shares voting and investment power.

Equitrans Midstream Corporation – 2024 Proxy Statement   27

EXECUTIVE COMPENSATION INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Discussion and Analysis (CD&A) describes the objectives, principles and components of the material elements of our compensation program for our named executive officers (NEOs). This CD&A focuses on the programs and related compensation for our NEOs in 2023.
Our 2023 Named Executive Officers
As of December 31, 2023, our NEOs were:
➢
Thomas F. Karam, Chairman and Chief Executive Officer

➢
Kirk R. Oliver, Senior Vice President and Chief Financial Officer

➢
Diana M. Charletta, President and Chief Operating Officer

➢
Stephen M. Moore, Senior Vice President and General Counsel

➢
Brian P. Pietrandrea, Vice President and Chief Accounting Officer

Our NEOs have significant experience in the energy industry and possess the necessary skills and business acumen to continue to better position and grow our business.
This CD&A is divided into the following sections:

28   Equitrans Midstream Corporation – 2024 Proxy Statement

Executive Summary
COMPENSATION PHILOSOPHY AND OVERVIEW
➢
The Human Capital and Compensation Committee (for purposes of this CD&A, the Committee) functions independently from management in overseeing compensation programs and practices.

➢
The compensation program includes three key elements (base salary, annual incentives and long-term incentives) and seeks to align total direct compensation (TDC) for our NEO positions with our Primary Compensation Peer Group (defined below) using market comparables and other relevant information including from the Secondary Peer Group (defined below) and general industry data, where appropriate.

➢
The program is designed to pay for performance and is weighted towards variable pay which requires the Company to achieve well-defined performance metrics in order for NEOs to realize performance-based annual and long-term incentives.

➢
Except as set forth below under the sections “Health Benefits” and “Limited Perquisites,” retirement and other benefit programs are the same for all employees and executive perquisites are limited.

➢
The program delivers transparency and fairness to shareholders, employees and other stakeholders while encouraging sound business strategy and execution that leads to long-term and sustainable shareholder value.

COMPANY HIGHLIGHTS IN 2023
➢
Delivered 2023 net cash provided by operating activities of approximately $1,016 million and 2023 Free Cash Flow (defined below) of approximately $(129) million and approximately $455 million of net income and approximately $1 billion of Adjusted EBITDA (defined below).

➢
Fiscal Responsibility Act of 2023 (2023 FRA) became law on June 3, 2023 and included provisions expediting completion of the Mountain Valley Pipeline (MVP) project, following which the U.S. Court of Appeals for the Fourth Circuit issued two stays halting construction for the entirety of the project, which stays were vacated by the U.S. Supreme Court on July 27, 2023 in response to an emergency application to vacate filed by the MVP JV (defined below), and forward construction resumed in summer 2023.

➢
The Federal Energy Regulatory Commission issued a Notice to Proceed for the Ohio Valley Connector Expansion project and construction commenced in the third quarter of 2023.

➢
Our sustainability program efforts continued to progress with the completion of two scenario analyses for the Task Force on Climate-Related Financial Disclosures (TCFD), in accordance with TCFD framework.

➢
Developed and implemented a Proactive Regulatory Transparency (PRT) metric to reinforce the importance of internal and external transparency regarding environmental compliance; our 2023 PRT metric exceeded the maximum level of achievement.

➢
Finalized our GHG Management Program to align accountability for our climate goals and initiated plans for the implementation of our new Environmental Management System (EMS), which such programs will strengthen and support our ESG efforts.

➢
The “Safety Proactivity Rate” continued as a component of the Health, Safety, Sustainability and Environmental (HSSE) performance metric under the 2023 ESTIP and was designed to incentivize a proactive, Companywide focus on safety efforts each quarter; 2023 results included a 15% increase in the safety observation rate and two of both peer-to-peer observations and remote worker observations with serious potential.

➢
Year-over-year, our Total Recordable Injury Rate decreased by 26% and the Preventable Vehicle Accident Rate decreased by 20%, which indicate the benefits of a proactive safety program.

➢
Entered into two, 20-year precedent agreements providing for collectively 550,000 Dth per day of firm capacity commitments on the redesigned MVP Southgate project.

Equitrans Midstream Corporation – 2024 Proxy Statement   29

HOW DID WE PAY OUR NEOS IN 2023?
➢
Made adjustments where appropriate to our NEOs’ fixed and incentive pay opportunities as merited by the Committee’s evaluation of the executive’s performance and evaluation of competitive pay practices.

➢
Retained our historical annual incentive program design under our ESTIP reflecting financial and HSSE metrics.

➢
Amounts earned under the 2023 plan year for the ESTIP were based on achievement of three performance metrics: Economic Adjusted EBITDA (defined below), Free Cash Flow Before Changes in Working Capital (defined below) and HSSE metrics. The 2023 ESTIP payout was 181% of target.

➢
Continued to provide long-term incentive opportunities to our NEOs, and for the performance portion of our program, included two additional metrics in addition to the Company’s Relative Total Shareholder Return (TSR) versus our TSR Peer Group (defined below) over a three-year period, including a sustainability metric and Free Cash Flow Before Changes in Working Capital in order to emphasize and drive performance in areas that are important to the Company and its shareholders.

➢
No payout was earned under the Equitrans Midstream Corporation 2021 Performance Share Unit Program (the 2021 PSUP), the performance period for which ended on December 31, 2023.

➢
Paid a one-time cash bonus to our CEO to recognize his substantial efforts towards the inclusion of provisions in the 2023 FRA mandating the completion of the MVP project.

This CD&A, the “Narrative Disclosure to Summary Compensation Table”, the “2023 Grants of Plan-Based Awards Table” and the “Pay Versus Performance” disclosure contain references to 2023 Adjusted EBITDA, Economic Adjusted EBITDA, Free Cash Flow and Free Cash Flow Before Changes in Working Capital, financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP), which also are referred to as non-GAAP supplemental financial measures. Attached as Appendix A are reconciliations of 2023 Adjusted EBITDA, Economic Adjusted EBITDA, Free Cash Flow and Free Cash Flow Before Changes in Working Capital to 2023 Company net income and net cash provided by operating activities, respectively, the most directly comparable GAAP financial measures, as well as other important disclosures regarding non-GAAP financial measures.
Compensation Philosophy and Practices
In designing the 2023 compensation structure, the Committee utilized the following guidelines as the foundation for the program:
➢
The program should aid in the recruitment and retention of management and key personnel.

➢
The program should encourage sound business strategy and execution that leads to long-term shareholder value.

➢
The program should provide total direct compensation opportunities (i.e., base salary, annual short-term incentives, and long-term incentives) that are appropriately positioned relative to the median of peer and market practices.

➢
The program should ensure all short-term incentives and a substantial portion of long-term incentives are performance-driven based on Company-wide, well-defined metrics and should avoid individual metrics or subjective judgments in determining payments.

➢
The program should limit executive perquisites to basic programs that are minimal in amount and number and are consistent with market practices and support the needs of the business.

➢
The program should promote and reward a culture of integrity, safety and collaboration and seek to emphasize favorable ESG behavior.

➢
The program should be transparent and take into account the distinct interests of shareholders, stakeholders and employees.

➢
The Committee should receive periodic feedback from management to assess the program’s effectiveness in supporting the Company’s business objectives.

30   Equitrans Midstream Corporation – 2024 Proxy Statement

What We Do ✓

- ✓ Align our NEO pay with performance and grant incentive awards based on actual results and achievements
- ✓ Provide an appropriate mix of fixed and variable pay to encourage retention and increases in long-term and sustainable shareholder value
- ✓ Use appropriate peer group comparisons when determining compensation
- ✓ Maintain an independent compensation committee, advised by an independent compensation consultant, that approves (or, as applicable, recommends to the Board for approval) NEO compensation
- ✓ Require NEOs to maintain a meaningful equity ownership position via stock ownership guidelines
- ✓ Maintain a robust clawback policy to prevent unjust enrichment
- ✓ Mitigate undue business risk in compensation programs and perform an annual compensation risk assessment

What We Don't Do ✗

- ✗ Provide excessive perquisites or personal benefits to our NEOs
- ✗ Allow short-selling, hedging or pledging of Company securities
- ✗ Provide Company funded tax-deferred executive-only retirement benefits to our NEOs
- ✗ Provide for prepayment of dividends on unearned RSAs or PRSUs

As a market best practice, we maintain the following compensation policies to provide accountability to our Company and our shareholders.

Equitrans Midstream Corporation – 2024 Proxy Statement   31

How We Determine Executive Compensation
Our Compensation Program is Based on Three Key Elements of Compensation
The Company’s compensation program is based on three key elements of compensation:
➢
base salary

➢
annual short-term incentives (ESTIP)

➢
long-term incentives (LTIP)

Each element is determined with a view toward offering competitive TDC versus similar peer group positions while also providing compensation levels that aid in the retention of high-performing executives. The following table describes each element and outlines the Committee’s objectives in using each element of compensation.
Compensation Element	Description	Objectives
Base Salary	Fixed compensation that is reviewed annually and is based on performance, experience, responsibilities, skill set and market value.	➢ Provide a base level of compensation that corresponds to position and responsibilities. ➢ Attract, retain, reward and motivate qualified and experienced executives.
Annual Short-Term Incentive Program (ESTIP)	“At-risk” compensation measured against clearly-defined annual financial and operational goals, including Economic Adjusted EBITDA, HSSE metrics & Free Cash Flow Before Changes in Working Capital.	➢ Incentivize executives to achieve near-term goals that ultimately contribute to long-term Company growth and shareholder returns.
Long-Term Incentive Program (LTIP)
Mix of long-term target compensation consisting of PRSUs and time-based RSAs.
In 2023, PRSUs were granted and may be earned at zero to 200 percent of target units based on: (i) three-year TSR vs. an established performance peer group; (ii) Free Cash Flow Before Changes in Working Capital; and (iii) a sustainability metric.
RSAs subject to three-year cliff vesting.

➢
Align executives’ interests with those of Company shareholders.

➢
Promote stability among leadership via incentives to remain with the Company long-term.

➢
Incentivize executives to achieve goals that drive Company performance and shareholder value over the long-term.

➢
Pay-for-performance structure.

A majority of our NEO compensation is at-risk and is issued in the form of both short- and long-term incentives. Individuals in a position to influence the growth of shareholder wealth have larger portions of their total compensation delivered in the form of equity-based long-term incentives. The charts below reflect the fixed and at-risk elements of the 2023 compensation for (i) Mr. Karam, our Chief Executive Officer (CEO) for 2023, and (ii) our other NEOs during 2023. The amounts for each component of TDC set forth in the charts below were calculated in accordance with SEC rules. TDC, which is not a substitute for the total compensation as reported in the Summary Compensation Table or the Pay Versus Performance disclosure on pages 45 and 56, respectively, of this proxy statement, omits certain other compensation (e.g., 401(k) contributions and perquisites) that is reflected in the Summary Compensation Table. For additional information, including information regarding how total compensation is calculated under SEC rules, see the footnotes accompanying the Summary Compensation Table.

32   Equitrans Midstream Corporation – 2024 Proxy Statement

*
Amounts shown above reflect the core components of our 2023 executive compensation program and do not include the special, one-time bonus to Mr. Karam described below.

Determination of Target Total Direct Compensation (TDC)
For 2023, the Committee developed the target TDC for our NEOs by establishing base salaries and setting annual and long-term incentive targets which were then recommended to, and approved by, the Board.
When establishing target TDC for each NEO, the Committee considered:
➢
the compensation philosophy and practices articulated above;

➢
the market median target compensation elements of the Company’s Primary Compensation Peer Group and Secondary Peer Group as developed by the Committee in consultation with Pay Governance, its independent compensation consultant;

➢
the scope of the executive’s responsibility, internal pay equity, succession planning and industry-specific technical skills and abilities that may be difficult to replace;

➢
the CEO’s compensation recommendations (with respect to NEOs other than the CEO); and

➢
input from the other independent directors of the Board.

In evaluating the amount and type of each component of compensation, the Committee considers the effect of each element on all other elements, as well as the allocation of target TDC between fixed and at-risk pay and cash and equity. The Committee is committed to providing that a significant portion of each NEO’s TDC opportunity take the form of performance-based awards that are designed to focus executives’ attention on attainment of performance goals that drive Company results over the long-term. This strong pay for performance alignment is reflected in the amounts earned by our NEOs based on the achievement of metrics established by the Committee under the ESTIP and LTIP programs. The following charts illustrate the actual and estimated payouts to our CEO based on our performance, relative to target payouts under our ESTIP and LTIP programs over the last three fiscal years based on the closing price of the Company’s common stock on December 29, 2023 ($10.18).

Equitrans Midstream Corporation – 2024 Proxy Statement   33

Total Compensation
$20.7M
$21.5M
3-Year Target Compensation
3-Year Realizable Compensation
Short-Term Incentives
$2.8M
$4.8M
3-Year Target ESTIP
3-Year Actual ESTIP
Long-Term Incentives
Total LTIP $15.7
$4.9M
$10.8M
Total LTIP $14.4M
$6.6M
$7.8M
3-Year Target LTIP
3-Year Realizable LTIP
Salary
ESTIP
PRSUs
RSAs

Notes:
(1)
Target Value reflects: (i) base salary, (ii) target ESTIP award, and (iii) grant date value of awards under the 2018 LTIP.

(2)
Realizable Value at December 31, 2023 reflects: (i) the actual paid base salary during each calendar year; (ii) the actual ESTIP award earned for each calendar year, and (iii) the estimated LTIP value at December 31, 2023, assuming performance at the end of the applicable performance period remains unchanged from performance as of December 31, 2023. For the (i) 2023 PSUP: amount reflects December 31, 2023 TSR rank versus the TSR Peer Group and associated performance modifier (at 200%); Free Cash Flow Before Changes in Working Capital based on actual performance for the calendar year 2023 (at 200%) and target performance for the years 2024 and 2025; and target performance for the sustainability metric, with an aggregate estimated payout factor of 168%; (ii) 2022 Performance Share Unit Program (2022 PSUP): amount reflects December 31, 2023 TSR rank versus the 2022 TSR Peer Group and associated performance modifier (at 0%); and (iii) 2021 PSUP: amount reflects the actual amount earned with respect to the performance period ending on December 31, 2023 (at 0%). For restricted shares, reflects the closing price of the Company’s common stock on December 29, 2023 ($10.18), including accrued dividends. The amounts shown reflect the core components of the Company’s compensation program and do not include the special, one-time, performance-based 2021 MVP Performance Share Unit Program (MVP PSUP), the vesting of which is contingent upon completion of the MVP Project or the one-time cash bonus to Mr. Karam.

As noted above, one of the several factors the Committee considers in determining TDC is the relationship of such TDC with a group of peer companies selected by the Committee in consultation with Pay Governance. For 2023, given the relatively small size of the Company’s Primary Compensation Peer group, which could result in year-over-year volatility and the Company’s relative positioning at the lower end of the peer group in respect of market capitalization, revenue and employees, the Primary Compensation Peer Group was expanded from the 2022 compensation peer group to include NuStar Energy L.P., DT Midstream, Inc. and Genesis Energy, L.P. Enable Midstream Partners, LP was acquired by Energy Transfer LP during 2021 and therefore was removed from the Primary Compensation Peer Group and the resulting Primary Compensation Peer Group for 2023 was composed of the following 12 companies that are generally similar to the Company with respect to business activity and at the time of selection were of a similar size as measured by market capitalization, enterprise value, total assets and earnings before interest, taxes, depreciation and amortization (EBITDA):
➢ Crestwood Equity Partners LP	➢ National Fuel Gas Company
➢ DCP Midstream, LP	➢ NuStar Energy L.P.
➢ DT Midstream, Inc.	➢ ONEOK Inc.
➢ EnLink Midstream, LLC	➢ Plains All American Pipeline, L.P.
➢ Genesis Energy, L.P.	➢ Targa Resources Corp.

34   Equitrans Midstream Corporation – 2024 Proxy Statement

➢ Magellan Midstream Partners, L.P.	➢ Western Midstream Partners, LP
For 2023, the Committee, in consultation with Pay Governance, acknowledging that the Company competes for talent with exploration and production and refining and marketing companies that have significant operations in the Appalachian Basin, and accordingly to provide a more complete perspective as to the compensation within the applicable market segments and to ensure that Company compensation remained competitive, determined to form and review compensation data from a secondary peer group from these adjacent energy segments (the Secondary Peer Group). The Secondary Peer Group for 2023 was comprised of the following 12 companies with a market capitalization between $1 billion and $30 billion and operations in the Appalachian Basin or more significant pipeline operations:
➢ Antero Resources Corporation	➢ Gulfport Energy Corporation
➢ Chesapeake Energy Corporation	➢ Par Pacific Holdings, Inc.
➢ CNX Resources Corporation	➢ PBF Energy Inc.
➢ Coterra Energy Inc.	➢ Range Resources Corporation
➢ Delek US Holdings, Inc.	➢ Southwestern Energy Company
➢ EQT Corporation	➢ Tellurian Inc.
Determination of Final Total Compensation for Performance-Based Elements
Throughout the year, the Committee reviews performance against the established ESTIP and LTIP program performance metrics. Generally, once the fiscal year has ended, the Committee determines achievement of the performance goals for the ESTIP and, after the completion of the performance period, the applicable LTIP awards, determines the actual amount to be paid under the ESTIP and each PRSU award, as applicable, and recommends such amounts to be paid under the ESTIP and each PRSU award, as applicable, to the Board.
Role of Independent Compensation Consultant
The Committee has the sole authority to hire, terminate and approve fees for compensation consultants, outside legal counsel and other advisors as it deems to be necessary to assist in the fulfillment of its responsibilities. The Committee retained the services of Pay Governance as its independent compensation consultant to aid the Committee in performing its duties and designing the compensation philosophy and structure for the Company. During 2023, representatives of Pay Governance provided the Committee with market data and counsel regarding executive officer compensation programs and practices, including specifically:
➢
competitive benchmarking;

➢
peer group identification and assessment;

➢
advice and market insight as to the form of and performance measures for annual and long-term incentives;

➢
marketplace compensation trends in the Company’s industry and generally; and

➢
a risk assessment of the Company’s compensation programs.

Representatives of Pay Governance do not make recommendations on, or approve, the amount of compensation for any executive officer. The Committee has affirmatively determined that no conflict of interest has arisen in connection with the work of Pay Governance as compensation consultant for the Committee.
Shareholder Engagement and Say-on-Pay Results
Shareholders holding approximately 98% of our outstanding shares voted at our 2023 annual shareholders’ meeting to approve our say-on-pay proposal regarding our NEOs’ 2022 compensation. Based on these results, the Committee concluded that the compensation programs and practices specifically designed to our Company’s needs have strong shareholder support. Nonetheless, the Committee did undertake a thorough analysis of its compensation programs and made appropriate modifications as described below.

Equitrans Midstream Corporation – 2024 Proxy Statement   35

2023 Compensation Program Elements
The following discussion outlines the targeted 2023 executive compensation program and what we actually paid our NEOs in 2023.
2023 Base Salaries
After reviewing the market data based upon the Primary Compensation Peer Group and the Secondary Peer Group as well as general industry survey data, particularly in respect of Mr. Pietrandrea in light of the lack of robust data for the chief accounting officer position within the Primary Compensation and Secondary Peer Groups, in December 2022, the Committee recommended, and our Board approved, increases to Ms. Charletta’s and Mr. Pietrandrea’s respective base salaries during 2023, as described below, to ensure that our compensation program remained market-competitive.
Name	Title	2022 Base Salary	2023 Base Salary	Percentage Increases
Thomas F. Karam	Chairman and Chief Executive Officer	$790,000	$790,000	0%
Kirk R. Oliver	Senior Vice President and Chief Financial Officer	$500,000	$500,000	0%
Diana M. Charletta	President and Chief Operating Officer	$505,000	$520,000	3.0%
Stephen M. Moore	Senior Vice President and General Counsel	$425,000	$425,000	0%
Brian P. Pietrandrea	Vice President and Chief Accounting Officer	$275,000	$300,000	9.1%
2023 Annual Incentives (ESTIP)
Our ESTIP focuses our NEOs’ attention to achieving key near-term goals that drive long-term performance for our Company. In 2023, our ESTIP’s performance goals and results were as shown:
ESTIP Metrics
Our 2023 ESTIP generally followed from prior years’ annual short-term incentive programs by continuing to reflect both financial metrics that are closely aligned with key drivers of our business and HSSE metrics that underpin the business and are aligned with working to position the Company for a lower-carbon economy.

The Committee determined to maintain that 75% of our ESTIP should be payable based on financial goals, including 50% (from 60% in 2022) based upon the Company’s Economic Adjusted EBITDA, which is the sum of our Adjusted EBITDA (defined below) and any Deferred Revenue (defined below). The Committee continues to believe that Economic Adjusted EBITDA best reflects the Company’s economic performance as it removes non-recurring, non-operational gains, losses, non-cash items, and other items that the Company believes are not indicative of the Company’s ongoing operations or affect the comparability of results period to period and eliminates the potential for Deferred Revenue amounts to lead to either outsized or diminished incentive payments. Additionally, the Committee continued to recognize the importance investors place on the Company’s ability to generate free cash flow and, accordingly, the Committee determined to retain Free Cash Flow as a metric to incentivize executives’ performance and increased its weighting to 25% (from 15% in 2022). For 2023, the Committee determined to exclude the impact of changes in working capital from the definition of Free Cash Flow, given that the timing of certain working capital changes may not relate to the period in which the impact to operating activities occurred.
Recognizing the Company’s continued efforts to institutionalize its commitment to and pursuit of ESG and sustainability initiatives, including the enhancement of the Company’s ESG platform in an effort to position itself for a lower-carbon economy, and shareholders’ and other stakeholders’ continued focus on ESG and

36   Equitrans Midstream Corporation – 2024 Proxy Statement

sustainability matters, particularly in respect of climate change, the Committee determined to maintain the focus on ESG metrics in the 2023 ESTIP, which it believed would help to further incentivize sustainable business practices and emphasize, including for employees and other stakeholders, the importance placed by the Company on such practices. First, to further align our ESG reporting with the TCFD framework and building on the TCFD-readiness assessment completed in 2022, the Committee, based on a recommendation from the HSSE Committee, determined to include a new sustainability metric to conduct and complete two TCFD risk scenario analyses and prepare and deliver to the Board a publishable report describing the results of such scenario analyses. Second, the Committee, based on a recommendation from the HSSE Committee, determined to include a new environmental compliance metric for 2023, the PRT rate. Building off of the Company’s success in developing Company-wide awareness on safety performance and engraining a safety performance culture through the use of ESTIP metrics, the Committee determined to include this new metric to further develop Company-wide environmental compliance awareness and participation. The PRT rate is based upon the number of self-reported notices of violation (NOVs) relative to the total number of NOVs received during the period March 1, 2023 (when the new metric was communicated to employees) to December 31, 2023.
Finally, to continue to evolve, and further engrain, the Company’s safety performance culture, the Committee determined to again utilize the Safety Proactivity Rate (SPR). The SPR is based in part on the Incidents with Serious Potential (ISP) rate and takes into account observations with serious potential, however, similar to the metric for the 2022 program, the target resets each quarter, which the Committee believes rewards sustained performance and promotes employees’ continued focus on safe operations throughout the entire year to an even greater extent than was the case with certain safety metrics that were utilized in previous incentive plans and that were replaced by the SPR.
Metric	What it Measures	What it Does
Economic Adjusted EBITDA	• Key business indicator used by management to evaluate overall performance.	✓ Rewards our NEOs based on our annual financial results.
Free Cash Flow Before Changes in Working Capital	• Demonstrates cash flow available to shareholders after all obligations have been met and provides a view of the overall health of the business.	✓ Focuses our NEOs on optimizing capital spending and liquidity.
Health, Safety, Sustainability and Environmental	• Determines performance against stringent safety, sustainability and environmental goals.	✓ Promotes a culture where safety, health, sustainability and the environment is embedded into all aspects of our decision-making.

Equitrans Midstream Corporation – 2024 Proxy Statement   37

2023 ESTIP Performance
Category	Metric	Weight	Threshold (50%)	Target (100%)	Maximum (200%)	2023 Results	2023 Payout
Financial ($ in millions)	Economic Adjusted EBITDA	50%	$1,331	$1,431	$1,531	$1,494(1)	163%
	Free Cash Flow Before Changes in Working Capital	25%	$(184)	$(134)	$(84)	$(75)(2)	200%
HSSE(3)	Safety Proactivity Rate	10%	1 Quarter ≥ 1.5 SPR	2 Quarters ≥ 1.5 SPR	4 Quarters ≥ 1.5 SPR	4 Quarters ≥ 1.5 SPR	200%
	TCFD	10%	Completion of 1 TCFD Scenario Analysis	Completion of 2 TCFD Scenario Analyses	Publishable TCFD Report Delivered to Board	Complete
	Proactive Regulatory Transparency Rate	5%	80%	85%	95%	143%
Total 2023 ESTIP Payout							181%

(1)
As described above, Economic Adjusted EBITDA is calculated as the sum of Adjusted EBITDA and Deferred Revenue. As provided under the ESTIP, the 2023 Economic Adjusted EBITDA calculation excludes non-recurring, non-operational gains, losses, non-cash items, other items that the Company believes are not indicative of the Company’s ongoing operations or affect the comparability of results period to period, and specified circumstances or events that occurred during the 2023 plan year. See Appendix A for a reconciliation of Economic Adjusted EBITDA and Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

•
Adjusted EBITDA means, the Company’s operating revenue less operating and maintenance expense, selling, general and administrative expense and adjusted EBITDA attributable to noncontrolling interest plus other income (expense), net, payments on the preferred interest in EQT Energy Supply, LLC (Preferred Interest) and non-cash long-term compensation expense.

•
Deferred Revenue is the difference between the cash received from the contractual minimum volume commitment under certain agreements and the revenue recognized over the contract term.

(2)
Free Cash Flow is calculated as net cash provided by operating activities plus principal payments received on the Preferred Interest and less net cash provided by operating activities attributable to noncontrolling interest, dividends paid to the holders of the Company’s Series A Perpetual Convertible Preferred Shares, capital expenditures (excluding the noncontrolling interest share (40%) of Eureka Midstream Holdings, LLC (Eureka Midstream) capital expenditures) and capital contributions to Mountain Valley Pipeline, LLC. In order to address that the timing of certain working capital changes may not relate to the period in which the impacts to operating activities occurred and measure performance to the current ESTIP year, the Free Cash Flow metric under the ESTIP does not include changes in certain working capital accounts that are included in net cash provided by operating activities and certain specified circumstances or events that occurred during the 2023 plan year. See Appendix A for a reconciliation of Free Cash Flow and Free Cash Flow Before Changes in Working Capital to net cash provided by operating activities, the most directly comparable GAAP financial measure.

(3)
HSSE metrics defined as:

•
Safety Proactivity Rate: measures the level of safety proactivity throughout the Company and is calculated by adding the number of Observations with Serious Potential (OSPs) and the Corrected Safety Opportunities (CSOs) and subtracting the ISPs (each as defined below).

◦
OSP: an observation of an activity with precursors that has the potential to become an ISP before the event occurs.

◦
CSO: reported hazards (without serious potential), deficient procedures or processes, or suggested improvements that have been corrected or implemented.

◦
ISP: An event with a precursor that can lead to serious injuries and fatalities (the measurement of which can promote awareness and allow the prevention of injuries).

•
TCFD: completion of a transition risk scenario analysis, which analyzes certain potential material risks to the Company in the transition to a lower-carbon economy, and a physical risk scenario analysis, which analyzes certain

38   Equitrans Midstream Corporation – 2024 Proxy Statement

material physical risk to defined Company assets resulting from climate change impacts, and the development and delivery to the Board of a publishable report that communicates the results of the scenario analyses completed by the Company.
•
Proactive Regulatory Transparency: measures proactive environmental reporting by dividing the total number of self-reported incidents by the total number of reportable incidents that occurred during the period of March 1, 2023 through December 31, 2023. The total self-reported incidents include both those that required agency reporting and those that were considered non-reportable (with non-reportable incidents having a lower weighting).

2023 NEO ESTIP Opportunities and Payments
In December 2022, the Board, upon recommendation of the Committee, increased the target percentage for Mr. Moore’s and Mr. Oliver’s respective short-term incentive plan opportunity for the 2023 plan year as a result of market comparisons and individual performance and to further the Company’s emphasis on variable, at-risk compensation. The NEOs’ short-term incentive opportunities for 2023 were as follows:
NEO	2022 Target	2023 Target*	2023 Threshold	2023 Target	2023 Maximum	2023 ESTIP Award Earned
Thomas F. Karam	120%	120%	$474,000	$948,000	$1,896,000	$1,715,880
Kirk R. Oliver	95%	100%	$250,000	$500,000	$1,000,000	$905,000
Diana M. Charletta	100%	100%	$260,000	$520,000	$1,040,000	$941,200
Stephen M. Moore	80%	100%	$212,500	$425,000	$850,000	$769,250
Brian P. Pietrandrea	50%	50%	$75,000	$150,000	$300,000	$271,500

*
Percentage of 2023 base salary

Long-Term Incentive Program (LTIP)
Our LTIP aligns our NEOs’ interests with those of our shareholders by providing the opportunity to earn incentive compensation based on the Company’s long-term success.
Both RSAs and PRSUs awarded to our NEOs are paid in Company stock, further aligning their interests with those of our shareholders. For 2023, the Committee, in consultation with Pay Governance, determined to adjust the allocation of RSAs and PRSUs for NEOs to 45% (from 30%) RSAs and 55% (from 70%) PRSUs to better align with market practice.

Time-Based RSAs
The time-based RSAs issued under the 2023 LTIP program cliff vest after three years of continuous service following the vesting commencement date, which was January 1, 2023. The grant of time-based RSAs helps align our NEOs’ interests with those of our shareholders and provides a powerful retention incentive that assists us in maintaining continuity among our senior executive team.
Performance-Based RSUs (PRSUs)
For purposes of the 2023 LTIP, the Committee, with input from other members of the Board and Pay Governance, recommended the incorporation of two additional metrics based on Free Cash Flow and sustainability to the 2023 performance share unit program, in addition to relative TSR utilized in the 2022 program, and the Board approved, the 2023 long-term performance-based incentive design.
By continuing to utilize Relative TSR over the 2023-2025 performance period, but also combining it with metrics based on Free Cash Flow Before Changes in Working Capital and sustainability, we align our NEOs’ interests with those of our shareholders by tying compensation outcomes to our performance relative to our TSR Peer Group (discussed below), and emphasizing and driving financial and operational performance in areas that are important to the Company and its shareholders, particularly by incorporating long-term objectives promoting the continued maturation of the Company’s sustainability program.

Equitrans Midstream Corporation – 2024 Proxy Statement   39

The Committee determined to include Free Cash Flow Before Changes in Working Capital, calculated in an identical manner as under the ESTIP, but reset annually in coordination with the Company’s annual business planning process, to the 2023 PSUP given the importance investors place on the Company’s ability to generate free cash flow and to further incentivize executives’ focus on performance on this important metric. With respect to the sustainability metric, the Committee, upon a recommendation from the HSSE Committee, in order to continue to develop a culture focused on sustainability, continue to enhance our ESG reporting structure and to further integrate sustainability into our governance, business strategy, and decision-making across the organization, determined to include a metric related to the completion of a certain number of ESG-related projects during the performance period, as approved by the Committee. The Committee believes that including this metric will ultimately aid in achieving our climate aspirations set forth in our Climate Policy and our goal of becoming a positive contributor — engaging in sustainable business practices and creating long-term value for our stakeholders as we transition to a lower-carbon economy. The table below summarizes performance goals and potential payouts:
2023-2025 PRSUs
Performance Metrics	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Weight
Relative TSR	25th Percentile	50th Percentile	75th Percentile or Above	60%
2023 Free Cash Flow — Before Changes in Working Capital**	$(184)	$(134)	$(84)	25%
2024 Free Cash Flow — Before** Changes in Working Capital	TBD	TBD	TBD
2025 Free Cash Flow — Before** Changes in Working Capital	TBD	TBD	TBD
Sustainability***	2 Approved ESG-Related Projects Completed	3 Approved ESG-Related Projects Completed	4 Approved ESG-Related Projects Completed	15%

*
TSR and Free Cash Flow Before Changes in Working Capital performance between points will be determined by straight-line interpolation.

**
Free Cash Flow Before Changes in Working Capital resets each year with 1/3 of the metric achieved annually. The Committee will establish the threshold, target and maximum values and will notify the participants of the same in writing no later than March 31 of the relevant year.

***
The projects were approved by the Compensation Committee and all are designed to further the maturation of the Company’s sustainability program and include items related to the building out and completion of the Company’s ESG Operating System and ESG Operating Model, Scope 3 inventory and developing plans for achieving GHG reduction aspirations.

Our 2023 TSR Peer Group consists of a subset of similarly-sized C-corporations (or limited partnerships that have elected to be treated as C-corporations for tax purposes) with market values in excess of  $4 billion included in the Alerian US Midstream Energy Index (AMUS), as well as all members of the Primary Compensation Peer Group for 2023. The Committee selected the TSR Peer Group in consultation with Pay Governance, its independent compensation consultant. The 2023 TSR Peer Group represents an increase in the number of peer companies from our 2022 TSR peer group, given the inclusion of DT Midstream, Inc., Genesis Energy, L.P. and NuStar Energy L.P. in the Primary Compensation Peer Group and despite the removal of Hess Midstream Partners LP given its market value. The Committee believes this peer group, which is larger than the Primary Compensation Peer Group, is appropriate as it is designed to serve as a suitable group of peers from which to measure TSR performance.

40   Equitrans Midstream Corporation – 2024 Proxy Statement

➢ Antero Midstream Corporation	➢ Magellan Midstream Partners, L.P.*
➢ Cheniere Energy, Inc.	➢ National Fuel Gas Company
➢ Crestwood Equity Partners LP*	➢ NuStar Energy L.P.
➢ DCP Midstream, LP*	➢ ONEOK Inc.
➢ DT Midstream, Inc.	➢ Plains All American Pipeline, L.P.
➢ EnLink Midstream, LLC	➢ Targa Resources Corp.
➢ Genesis Energy, L.P.	➢ The Williams Companies, Inc.
➢ Kinder Morgan, Inc.	➢ Western Midstream Partners, LP

*
DCP Midstream, LP (DCP), Magellan Midstream Partners, L.P. (Magellan) and Crestwood Equity Partners LP (Crestwood) were acquired in June 2023, September 2023 and November 2023, respectively. In July 2023, October 2023 and December 2023, the Committee determined to remove DCP, Magellan and Crestwood, respectively, from the TSR Peer Group.

To determine Relative TSR we utilize the 15-day average closing price of our stock prior to the beginning of the performance period and the 15-day average closing price of our stock at the end of the performance period.
The target long-term incentive awards to the NEOs were made consistent with the Committee’s methodology described above and in December 2022, the target percentage opportunities were increased for the NEOs from the target long-term incentive awards approved for such NEOs in 2022 as a result of market comparisons with our Primary Compensation Peer Group, taking into account additional perspectives from the Secondary Peer Group (and general industry data in respect of Mr. Pietrandrea) and individual performance and to further the Company’s emphasis on variable at-risk compensation. The targets and number of RSAs and PRSUs awarded to the NEOs were as follows:
NEO	2022 Target	2023 Target*	2023 Time-Based RSAs Awarded	2023 PRSUs Awarded
Thomas F. Karam	575%	650%	372,110	454,800
Kirk R. Oliver	260%	300%	108,700	132,860
Diana M. Charletta	330%	363%	136,790	167,180
Stephen M. Moore	260%	282%	86,960	106,290
Brian P. Pietrandrea	100%	125%	27,180	33,220

*
Percentage of 2023 base salary

MVP Performance Share Unit Program
The MVP project, the Company’s most complex and strategically significant project, was for years subject to repeated, significant delays and cost increases because of legal and regulatory setbacks and continued opposition from persons and groups who are opposed to the project. Notwithstanding such setbacks, Mountain Valley Pipeline, LLC (MVP JV) continued to engage in pursuing authorizations necessary to complete the MVP project while the Company urged the United States Congress to expeditiously pass, and for there to be enacted, federal energy infrastructure permitting reform legislation that specifically required the completion of the MVP project. In June 2023, the 2023 FRA was enacted, which, among other things, mandated the completion of the MVP project, and the Company, as operator of the MVP, recommenced forward construction on the MVP project, with the then target of completing construction by year-end 2023. Following the enactment of the 2023 FRA and in anticipation of the commencement of forward construction, on July 26, 2023, the Board, upon the recommendation of the Committee, approved an amendment to the MVP PSUP to eliminate the Expiration Date (as defined in the MVP PSUP) as a term of the MVP PSUP and all award agreements thereunder (the Amendment). In connection with considering the Company’s ongoing efforts to complete the MVP project, the Board took note of the significant legal and regulatory obstacles that delayed progress on the MVP project that were outside of the control of the Company, particularly since the inception of the MVP PSUP, the efforts undertaken by many of the Company’s employees, including the NEOs, to overcome these obstacles, and ongoing risks. The Board also was focused on and sought to promote the Company’s top priority of completing the MVP project safely and in compliance with applicable environmental standards. Taking into account these factors, the proximity of the Expiration Date, and noting the potential that the Expiration Date

Equitrans Midstream Corporation – 2024 Proxy Statement   41

could distract from, or be cited by project opponents as a distraction from, a focus on safety and environmental compliance, the Board, with the recommendation of the Committee, approved the Amendment.
Accordingly, the Equitrans Midstream Corporation Senior Executive 2021 MVP Performance Share Units Award Agreements to which the NEOs are parties, consistent with the award agreements of other employees receiving awards under the MVP PSUP, were amended to reflect the elimination of the Expiration Date, and the calculation of shares retained in the event of a participant’s termination due to death, disability or retirement also was clarified. All other terms of the award agreements remain in full force and effect.
Legislation Bonus
On September 6, 2023, the Board, upon the recommendation of the Committee, approved a one-time cash bonus in the amount of  $7,500,000, which was paid to Mr. Karam in express recognition of his relentless efforts towards navigating legal and regulatory setbacks to the MVP project, including, specifically, building consensus over a substantial period of time regarding the importance of the MVP project to the Nation’s energy security and reliability with a variety of stakeholders, particularly with members of the United States Congress and the Biden Administration, which was reflected in the historic inclusion of provisions mandating the completion of the MVP project in the 2023 FRA. The MVP project represents the Company’s most complex and strategically significant project and thus the Company uniquely stands to benefit from Mr. Karam’s efforts towards realizing this legislative achievement.
2021 PSUP Long-Term Incentive Awards
In February 2024, the Committee certified the performance under the 2021 PSUP, which resulted in no payout based upon the Company’s Relative TSR over the performance period.
2021 RSAs Long-Term Incentive Awards
For tax planning purposes, the Board, upon recommendation of the Committee, determined to vest the 2021 Restricted Stock Units for the NEOs on December 28, 2023 (from January 1, 2024).
Other Considerations Important to Our Compensation Program
In general, our NEOs participate in the same retirement and health and welfare benefit plans offered to other Company employees. The same contribution amounts, deductibles and plan design provisions are generally applicable to all employees.
Stock Ownership Guidelines
The NEOs are subject to stock ownership guidelines requiring each NEO to hold a specified multiple of the NEO’s base salary (five times for the CEO; three times for other NEOs, except the Chief Accounting Officer (CAO); and 1.5 times for the CAO). The NEOs are required to meet the ownership guidelines within a reasonable period of time from becoming a NEO; provided, however, in the event the individual ownership guidelines are not met within a five-year period, the net shares acquired through incentive compensation plans must be retained. As of December 31, 2023, all NEOs met their respective ownership guidelines.
Name	Ownership Guidelines (Multiple of Base Salary) as of December 31, 2023	Actual Multiple of Base Salary Owned as of December 31, 2023
Thomas F. Karam	5X	16.5X
Kirk R. Oliver	3X	4.7X
Diana M. Charletta	3X	7.0X
Stephen M. Moore	3X	4.7X
Brian P. Pietrandrea	1.5X	2.0X
Retirement Program
Our NEOs participate in the same defined contribution 401(k) plan as all other Company employees. During 2023, we contributed an amount equal to 6% of each participant’s base salary and annual incentive award to an individual account for each employee (subject to Internal Revenue Service (IRS) regulations).

42   Equitrans Midstream Corporation – 2024 Proxy Statement

We also match every participant’s elective deferral contributions by an amount equal to 50% of each dollar contributed, subject to a maximum Company matching contribution of 3% of the employee’s base salary and annual incentive awards (subject to IRS regulations).
We do not provide separate executive retirement benefits for our NEOs.
Health Benefits
Our NEOs participate in the same health and welfare benefit plans as all other Company employees. We provide medical, prescription drug, dental, vision, short- and long-term disability, wellness and employee assistance programs. We also provide our NEOs and certain other senior members of management with access to an annual executive physical and modest additional life / accidental death & dismemberment insurance coverage reflecting their compensation levels. NEOs pay the same health benefit contribution amounts and have the same deductibles as are applicable to all other Company employees.
Limited Perquisites
The perquisites program provides an executive physical and access to a concierge medical program as well as an annual stipend to offset the cost of financial planning services. During 2023, Mr. Karam also was reimbursed for the costs of his 2023 monthly dues for his club membership and minimal usage of a leased aircraft for business-related purposes. The Company reflected the entire cost of the monthly dues for the membership and the usage of the leased aircraft in the Summary Compensation Table below. However, Mr. Karam’s use of the club is primarily for business purposes, and the Company therefore believes that only a portion of the cost represents a perquisite. Additionally, Mr. Karam’s usage of the leased aircraft was for business-related purposes, however, the Company believes under SEC rules such usage would be considered a perquisite. See footnote (5) to the Summary Compensation Table below for a discussion of the perquisites provided to the NEOs during 2023.
Compensation Policies and Practices and Risk Management
In early 2024, members of the Company’s management, with the assistance of Pay Governance, the Committee’s independent compensation consultant, reviewed the risk assessment of the Company’s compensation programs for all employees. The results of such assessment were presented to the Committee. Based on the assessment, the Company and the Committee believe that the Company’s compensation programs are appropriate and do not create risks reasonably likely to have a material adverse impact on the Company.
Agreements with the Named Executive Officers
The Committee believes that severance protections play a valuable role in attracting, motivating and retaining highly talented executives. Accordingly, we provide such protections for the NEOs under their agreements that are described in detail under the caption “Potential Payments Upon Termination or Change of Control” below. Importantly, the executive agreements include covenants not to solicit employees, customers, potential customers, vendors or independent contractors from, or compete with, the Company for a specified period of time and to maintain the confidentiality of the Company’s information. The Committee believes that these covenants are extremely valuable to the Company.
2024 Compensation Program
Effective January 1, 2024, as part of the Company’s leadership succession plan, Mr. Karam stepped down as CEO of the Company and Ms. Charletta succeeded him as CEO. Mr. Karam has agreed to remain the Executive Chairman of the Company. In connection with Ms. Charletta’s promotion to CEO, the Board, upon the recommendation of the Committee, approved a base salary for Ms. Charletta of  $720,000; 2024 STIP target of 120% of her base salary; and LTIP target award opportunity for 2024 of  $3,500,000. In connection with Mr. Karam’s transition to the Executive Chairman role, the Board, with the concurrence of the Committee and the recommendation of the Corporate Governance Committee, approved a letter agreement with Mr. Karam that outlines the terms and conditions associated with Mr. Karam’s services as Executive Chairman (the Transition Agreement). The Transition Agreement provides for certain modified compensation and benefits

Equitrans Midstream Corporation – 2024 Proxy Statement   43

reflecting Mr. Karam’s Executive Chairman role in lieu of those that would have otherwise been payable had Mr. Karam remained in his role as CEO. Pursuant to the Transition Agreement, Mr. Karam is receiving a reduced base salary of  $625,000; 2024 STIP target of 100% of his base salary; and LTIP target award opportunity for 2024 of  $3,250,000.
Report of the Human Capital and Compensation Committee
We have reviewed and discussed the CD&A with the Company’s management. Based on our review and discussions, we recommend to the Board of Directors that the CD&A be included in the Equitrans Midstream Corporation Proxy Statement for 2024.
This report has been furnished by the Human Capital and Compensation Committee of the Board of Directors.
D. Mark Leland, Chair
Norman J. Szydlowski
Robert F. Vagt

44   Equitrans Midstream Corporation – 2024 Proxy Statement

EXECUTIVE COMPENSATION TABLES
The following tables reflect the compensation of the Company’s NEOs.
Summary Compensation Table
The table below sets forth the compensation earned by or paid to our NEOs during the fiscal years ended December 31, 2023, 2022, and 2021, as applicable.
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas F. Karam Chairman and Chief Executive Officer	2023	790,250	7,500,000	5,364,344	1,715,880	87,380	15,457,854
	2022	787,116		5,932,559	1,526,280	84,010	8,329,965
	2021	712,692		8,009,741	1,570,140	56,975	10,349,548
Kirk R. Oliver Senior Vice President and Chief Financial Officer	2023	500,000	—	1,567,053	905,000	48,820	3,020,873
	2022	500,001		1,697,854	764,750	46,570	3,009,175
	2021	500,001		2,143,226	823,500	45,220	3,511,947
Diana M. Charletta President and Chief Operating Officer	2023	519,135	—	1,971,918	941,200	48,866	3,481,119
	2022	504,230		2,176,547	813,050	46,616	3,540,443
	2021	482,980		3,023,767	887,550	45,186	4,439,483
Stephen M. Moore Senior Vice President and General Counsel	2023	425,000	—	1,253,656	769,250	40,669	2,488,575
	2022	424,231		1,443,177	547,400	46,399	2,461,207
	2021	403,270		1,736,005	592,920	45,003	2,777,198
Brian P. Pietrandrea Vice President and Chief Accounting Officer	2023	298,633	—	391,827	271,500	30,384	992,344
	2022	274,231		359,206	221,375	28,134	882,946
	2021	253,211		496,976	233,325	26,681	1,010,193

(1)
Effective January 1, 2024, Mr. Karam became Executive Chairman; Mr. Oliver became Executive Vice President and Chief Financial Officer; Ms. Charletta became President and Chief Executive Officer; and Mr. Moore became Executive Vice President and Chief Legal Officer.

(2)
The amount in this column represents Mr. Karam’s one-time cash bonus. See “Legislation Bonus” in the “Compensation Discussion and Analysis” above for further discussion of Mr. Karam’s bonus.

(3)
The amounts for 2023 in this column reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 using the assumptions described in Note 8 to the Company’s Consolidated Financial Statements, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 20, 2024. Under FASB ASC Topic 718, only 1/3 of the performance share units attributable to the Free Cash Flow before Changes in Working Capital metric are considered granted during 2023 and therefore the table only reflects the grant date fair value with respect to those shares. The grant date fair value of the remaining performance share units attributable to the Free Cash Flow before Changes in Working Capital metric will be reflected when the targets for such annual period have been established. With respect to stock awards granted in 2023, the table below sets forth the value attributable to performance restricted stock units under the 2023 Equitrans Midstream Corporation Performance Share Unit Program (2023 PSUP) valued at target achievement. Pursuant to SEC rules, the amounts included for awards subject to performance conditions are based on the probable outcome as of the date of grant, which would have amounted to the target total grant date fair values listed in the table below. These performance restricted stock units under the 2023 PSUP may pay out up to 200% of the target award, which would have amounted to the maximum total grant date fair values listed in the table below.

Name	Target Total Grant Date Fair Value ($)	Maximum Total Grant Date Fair Value ($)
Thomas F. Karam	3,046,099	6,092,198
Kirk R. Oliver	889,852	1,779,704
Diana M. Charletta	1,119,716	2,239,432
Stephen M. Moore	711,895	1,423,790
Brian P. Pietrandrea	222,496	444,992
See “Long-Term Incentive Program (LTIP)” in the “Compensation Discussion and Analysis” above for further discussion of the 2023 PSUP and the 2023 Equitrans Midstream Corporation Restricted Share Awards.

Equitrans Midstream Corporation – 2024 Proxy Statement   45

(4)
The amounts for 2023 in this column reflect the annual performance incentives earned by each NEO pursuant to the terms of the ESTIP with respect to performance during the year ended December 31, 2023. See “2023 Annual Incentives (ESTIP)” in the “Compensation Discussion and Analysis” above for further discussion of the ESTIP for the 2023 plan year.

(5)
This column includes the dollar value of premiums paid by the Company for group life and accidental death and dismemberment insurance, the Company’s contributions to the 401(k) plan, and perquisites. For 2023, these amounts were as follows:

Name	Insurance Premiums ($)	401(k) Contributions ($)	Perquisites ($)(a)	Other ($)(b)	Total ($)
Thomas F. Karam	1,801	29,700	54,679	1,200	87,380
Kirk R. Oliver	1,140	29,700	17,980	—	48,820
Diana M. Charletta	1,186	29,700	17,980	—	48,866
Stephen M. Moore	969	29,700	10,000	—	40,669
Brian P. Pietrandrea	684	29,700	—	—	30,384

(a)
Amounts in the perquisite column include the following:

•
A stipend to be used for financial planning.

•
The cost of providing the executive physical benefit, which includes preferred access to healthcare professionals and related services for the executives, except Mr. Moore who opted out of the benefit.

•
For Mr. Karam, the total amount of 2023 monthly club dues, although the Company believes that only a portion of the cost represents a perquisite.

•
For Mr. Karam, the cost related to the use of a leased aircraft for business-related purposes, but under SEC rules would be considered a perquisite.

(b)
Represents the opt-out payment in connection with Mr. Karam’s waiver of Company medical benefits.

2023 Grants of Plan-Based Awards Table
The table below sets forth additional information regarding restricted shares and restricted share units granted to our NEOs during the 2023 fiscal year.
Name	Type of Award(1)	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)(2)	Maximum ($)(2)	Threshold (#)	Target (#)(3)	Maximum (#)(3)
Thomas F. Karam	ESTIP	—	—	474,000	948,000	1,896,000	—	—	—	—	—
	PSU	2/27/2023	2/20/2023	—	—	—	189,500	379,000	758,000	—	3,046,099
	RS	2/27/2023	2/20/2023	—	—	—	—	—	—	372,110	2,318,245
Kirk R. Oliver	ESTIP	—	—	250,000	500,000	1,000,000	—	—	—	—	—
	PSU	2/27/2023	2/20/2023	—	—	—	55,359	110,717	221,434	—	889,852
	RS	2/27/2023	2/20/2023	—	—	—	—	—	—	108,700	677,201
Diana M. Charletta	ESTIP	—	—	260,000	520,000	1,040,000	—	—	—	—	—
	PSU	2/27/2023	2/20/2023	—	—	—	69,659	139,317	278,634	—	1,119,716
	RS	2/27/2023	2/20/2023	—	—	—	—	—	—	136,790	852,202
Stephen M. Moore	ESTIP	—	—	212,500	425,000	850,000	—	—	—	—	—
	PSU	2/27/2023	2/20/2023	—	—	—	44,288	88,575	177,150	—	711,895
	RS	2/27/2023	2/20/2023	—	—	—	—	—	—	86,960	541,761
Brian P. Pietrandrea	ESTIP	—	—	75,000	150,000	300,000	—	—	—	—	—
	PSU	2/27/2023	2/20/2023	—	—	—	13,842	27,683	55,366	—	222,496
	RS	2/27/2023	2/20/2023	—	—	—	—	—	—	27,180	169,331

(1)
Type of Award:

ESTIP = 2023 Executive Short-Term Incentive Plan Award
PSU = 2023 PSUP Awards
RS = 2023 Restricted Share Awards
(2)
These columns reflect the annual incentive award target and maximum amounts payable under the ESTIP for the 2023 plan year. The payout amounts could range from no payment, to the percentage of base salary for 2023 identified as the target annual incentive award (target), to two times the target annual incentive award. See “2023 Annual Incentives (STIP)” in the “Compensation Discussion and Analysis” above for further discussion of the ESTIP for the 2023 plan year.

46   Equitrans Midstream Corporation – 2024 Proxy Statement

(3)
These columns reflect the target and maximum number of units payable under the 2023 PSUP, which vest 100% on the payment date following December 31, 2025, subject to continued employment with the Company. For details of the 2023 PSUP, see “Long-Term Incentive Program (LTIP)” in the “Compensation Discussion and Analysis” above.

(4)
This column reflects the number of time-based restricted shares granted to the NEOs during 2023. For details of the restricted share awards, see “Long-Term Incentive Program (LTIP)” in the “Compensation Discussion and Analysis” above. The restricted share awards vest on January 1, 2026, subject to continued employment with the Company through the vesting date.

Narrative Disclosure to Summary Compensation Table and 2023 Grants of Plan-Based Awards Table
Confidentiality, Non-Solicitation and Non-Competition Agreements
Each of the Company’s NEOs have a confidentiality, non-solicitation and non-competition agreement with the Company (as amended, the non-competition agreements) pursuant to which the Company maintains protections regarding its confidential information and restrictions on customer and employee, vendor or independent contractor solicitation. In the non-competition agreements the NEO agrees, among other things, to the following restrictive covenants:
➢
restrictions on competition for 24 months (18 months for Mr. Pietrandrea);

➢
restrictions on customer solicitation for 24 months (18 months for Mr. Pietrandrea); and

➢
restrictions on employee, consultant, vendor or independent contractor recruitment for 36 months (30 months for Mr. Pietrandrea).

In order to receive any severance benefits under his or her agreement, the NEO must execute and deliver to the Company a general release of claims.
The agreements do not provide for any tax gross-ups. In the event the NEO would be subject to the 20% excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the Code) (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to the NEO would under the agreements be reduced to the maximum amount that does not trigger the excise tax unless the NEO would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.
Please see “Compensation Discussion and Analysis” above for a discussion of the Company’s compensation programs.

Equitrans Midstream Corporation – 2024 Proxy Statement   47

Outstanding Equity Awards at Fiscal Year-End
The table below provides additional information regarding each outstanding equity award held by our NEOs as of December 31, 2023.
	Equity Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Thomas F. Karam	—	—	379,260(c)	3,860,867
	—	—	153,760(d)	1,565,277
	—	—	909,600(e)	9,259,728
	131,800(a)	1,341,724	—	—
	372,110(b)	3,788,080	—	—
Kirk R. Oliver	—	—	101,480(c)	1,033,066
	—	—	44,005(d)	447,971
	—	—	265,720(e)	2,705,030
	37,720(a)	383,990	—	—
	108,700(b)	1,106,566	—	—
Diana M. Charletta	—	—	143,170(c)	1,457,471
	—	—	56,410(d)	574,254
	—	—	334,360(e)	3,403,785
	48,360(a)	492,305	—	—
	136,790(b)	1,392,522	—	—
Stephen M. Moore	—	—	82,200(c)	836,796
	—	—	37,405(d)	380,783
	—	—	212,580(e)	2,164,064
	32,060(a)	326,371	—	—
	86,960(b)	885,253	—	—
Brian P. Pietrandrea	—	—	23,530(c)	239,535
	—	—	9,310(d)	94,776
	—	—	66,440(e)	676,359
	7,980(a)	81,236	—	—
	27,180(b)	276,692	—	—
(1)
(a)
The identified awards in this column reflect restricted shares granted by the Company in January 2022 that will vest on January 1, 2025, contingent upon continued service with the Company.

(b)
The identified awards in this column reflect restricted shares granted by the Company in February 2023 that will vest on January 1, 2026, contingent upon continued service with the Company.

(2)
This column reflects the payout value of unvested awards described in footnote (1) above. The payout value was determined by multiplying the number of shares by the closing price of the Company’s common stock as of December 29, 2023. The actual payout values depend upon, among other things, the Company’s closing stock price on the vesting dates and subject to the terms of the applicable awards.

(3)
(c)
The identified awards in this column reflect the performance share units granted in December 2021 under the 2021 MVP Performance Share Unit Program (MVP PSUP) that will vest 50% on the payment date following the in-service date of the Mountain Valley Pipeline (MVP); 25% on the payment date on or following the anniversary of the in-service date of MVP; and 25% on the payment date on or following the second anniversary of the in-service date of MVP, contingent upon continued service with the Company and the achievement of specified performance goals.

(d)
The identified awards in this column reflect performance share units granted in January 2022 under the 2022 PSUP that will vest on the payment date following December 31, 2024, contingent upon continued service with the Company and the achievement of specified performance goals. Pursuant to SEC rules, the number of performance units reflects threshold award levels, because performance through December 31, 2023 did not exceed threshold.

(e)
The identified awards in this column reflect performance share units granted in February 2023 under the 2023 PSUP that will vest on the payment date following December 31, 2025, contingent upon continued service with the Company and the achievement of specified performance goals. Pursuant to SEC rules, the number of performance units reflects maximum award levels, because performance through December 31, 2023 exceeded target.

48   Equitrans Midstream Corporation – 2024 Proxy Statement

(4)
This column reflects the payout values of the unvested awards described in footnote (3) above. The payout values were determined by multiplying the number of shares by the closing price of the Company’s common stock as of December 29, 2023. The actual payout values depend upon, among other things, achievement of performance goals and the Company’s closing stock price at the end of the applicable performance period.

Stock Vested
The table below sets forth the number of shares and cash acquired in the 2023 fiscal year as a result of the vesting of restricted stock units, restricted shares or performance awards.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Thomas F. Karam	309,447	3,201,201
Kirk R. Oliver	71,880	761,902
Diana M. Charletta	109,932	1,148,806
Stephen M. Moore	61,136	642,391
Brian P. Pietrandrea	17,203	181,317

(1)
This column reflects the aggregate number of shares that vested in 2023 under (a) the Equitrans Midstream Corporation 2020 Restricted Stock Awards; (b) the 2020 Performance Share Unit Program; and (c) the 2021 Restricted Stock Awards. All awards were distributed in shares of Company common stock.

(2)
This column reflects the value realized upon vesting of the awards (including accrued dividends) described in footnote (1) above. The value realized on vesting is calculated based upon the closing price of the Company’s common stock on the date of vesting (the day prior to vesting for the 2021 Restricted Stock Awards) and adding accrued dividends, which were paid in cash.

Potential Payments Upon Termination or Change of Control
The tables below set forth the amount of compensation that may be paid to each NEO in the event of certain terminations of employment or a change of control of the Company. This discussion assumes a termination date or change of control date, as applicable, of December 31, 2023 and discusses the compensation programs and benefits in place during 2023. As noted earlier in the section titled “Compensation Discussion and Analysis,” certain changes to our compensation program were made effective January 1, 2024, which are not reflected in the discussion below.
Change of Control and Termination of Employment
Our NEOs would have received various forms of compensation or benefits in connection with a termination of employment as of December 31, 2023. These benefits result primarily from the non-competition agreements in place during 2023 and the terms of equity-based grants received from the Company as described further below. For purposes of this discussion, certain defined terms are as follows.
Cause

The NEOs:
➢
conviction of a felony, a crime of moral turpitude or fraud or the NEO having committed fraud, misappropriation or embezzlement in connection with the performance of the NEO’s duties;

➢
willful and repeated failures to substantially perform assigned duties; or

➢
violation of any provision of a written employment-related agreement or express significant policies of the Company.

Equitrans Midstream Corporation – 2024 Proxy Statement   49

Good Reason

The NEOs resignation within 90 days after:
➢
a reduction in the NEO’s base salary of 10% or more (unless the reduction is applicable to all similarly situated employees);

➢
a reduction in the NEO’s annual short-term bonus target of 10% or more (unless the reduction is applicable to all similarly situated employees);

➢
a significant diminution in the NEO’s job responsibilities, duties or authority;

➢
a change in the geographic location of the NEO’s primary reporting location of more than 50 miles (excluding any requirement to work remotely); and/or

➢
any other action or inaction that constitutes a material breach by the Company of the agreement.

Retirement

The NEOs voluntary termination of employment with the Company after he or she has:
➢
a length of service of at least ten (10) years; and

➢
a combined age and length of service equal to at least sixty (60) years.

Change of Control

Generally means any of the following events:
➢
the sale of all or substantially all of the Company’s assets, unless the Company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

➢
the acquisition by a person or group of beneficial ownership of 30% or more of the Company’s outstanding common stock, subject to enumerated exceptions;

➢
the termination of the Company’s business and the liquidation of the Company;

➢
the consummation of a merger, consolidation, reorganization, share exchange or similar transaction of the Company, unless the Company’s shareholders immediately prior to the transaction continue to hold more than 50% of the voting securities of the resulting entity, no person beneficially owns 30% or more of the resulting entity’s voting securities (subject to certain exceptions) and individuals serving on the Company’s Board immediately prior to the transaction constitute at least a majority of the resulting entity’s board; and

➢
a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

Confidentiality, Non-Solicitation and Non-Competition Agreements
Each of our NEOs, have entered into a non-competition agreement with the Company, as have been amended from time to time, and Mr. Pietrandrea had entered into a change of control agreement with the Company. In February 2023, Mr. Pietrandrea’s change of control agreement was terminated and replaced with a non-competition agreement. Also in February 2023, the non-competition agreements for all NEOs, except Mr. Pietrandrea, were amended to increase the benefits continuation payment from 18 times the monthly Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) rate for family coverage to 24 times (30 for Mr. Karam) and to increase the cash severance payments for Mr. Karam to 30 months of base salary. Additionally in September 2023, in connection with Ms. Charletta’s promotion to President and CEO, which was effective January 1, 2024, Ms. Charletta’s non-competition agreement was amended to increase the cash severance payments to 30 months of Ms. Charletta’s base salary and to increase the health insurance payments provided thereunder to 30 times the monthly family COBRA rate. The non-competition agreements contain restrictive covenants that prohibit each NEO from competing with or soliciting customers of the Company for 24 months (18 months for Mr. Pietrandrea) or soliciting employees of the Company for 36 months (30 months for Mr. Pietrandrea) following termination. The agreements provide for cash payments if the Company terminates employment of the NEO without cause or if the NEO terminates employment for good reason, regardless of whether the termination occurs before or after a change of control. If such termination occurred on December 31, 2023, the NEO would have been entitled to a lump sum cash payment as follows:

50   Equitrans Midstream Corporation – 2024 Proxy Statement

Cash Payments*
Severance	Health Insurance
30 months base salary for Mr. Karam and Ms. Charletta; 24 months base salary for Messrs. Oliver and Moore; 18 months base salary for Mr. Pietrandrea	30X monthly COBRA rate for family coverage for Mr. Karam and Ms. Charletta; 24X for Messrs. Oliver and Moore; 18X for Mr. Pietrandrea
For each NEO, two times target annual incentive under the Company’s executive short-term incentive plan

*
These payments are in lieu of any benefit under the Company severance plan.

Annual Incentives
The ESTIP provides guidelines to determine awards when a participant’s status changed during the year as follows:
Resignation
➢	No payment if NEO resigns for any reason before awards are paid.

Death/Disability/ Retirement/ Termination Without Cause*
➢	Considered for pro-rata payment if NEO otherwise qualifies for payment of an incentive award.

Change of Control*
➢
The performance period will end on the date of the change of control, and the performance metrics will be deemed to be achieved for the pro-rata portion of the performance period that elapsed through the date of the change of control, at the greater of actual or target levels of achievement.

*
All awards will be paid in accordance with the terms of the ESTIP and are subject to the Compensation Committee’s discretion to reduce or eliminate the award.

Treatment of Outstanding Equity Awards
All outstanding equity awards will be paid in accordance with the terms of the plans and are subject to the Compensation Committee’s discretion to reduce or eliminate the award. If the NEO’s employment is terminated as a result of disability or death, the NEO Retires, or the NEO is terminated by the Company without Cause on or after January 1, 2023 but prior to the applicable vesting date, unvested equity awards would vest as follows:

Equitrans Midstream Corporation – 2024 Proxy Statement   51

PROGRAM	TERMINATION SCENARIO
	DEATH OR DISABILITY	QUALIFYING RETIREMENT	TERMINATION WITHOUT CAUSE (2023 RSAS AND PSUP ONLY)
2022 and 2023 Restricted Share Awards (collectively, the RSAs)	The RSAs vest in full.	A pro-rata portion* of the RSAs will vest, subject to the NEO’s continued employment with the Company through such retirement date.	A pro-rata portion* of the 2023 RSAs will vest, subject to the NEO’s continued employment with the Company through such termination date.
2022 and 2023 PSUP Awards (collectively, the PSUPs)	The PSUP shares vest in full at target performance.	NEO will retain a pro-rata portion* of the PSUPs, subject to achievement of the performance conditions and the NEO’s continued employment with the Company through such retirement date.	NEO will retain a pro-rata portion* of the 2023 PSUPs, subject to achievement of the performance conditions and the NEO’s continued employment with the Company through such termination date.

*
The pro-rata portion of the awards shall be equal to the number of restricted shares or performance units, as applicable, granted multiplied by a fraction, the numerator of which is the number of months of continuous employment with the Company from the beginning of the vesting period for restricted shares or the beginning of the performance period for the performance restricted share units, as applicable, through the NEO’s date of retirement or termination, and the denominator of which is 36.

Change of Control
In the event of a change of control of the Company, the treatment of outstanding equity awards depends on whether the awards are assumed by an acquirer in a change of control or equitably converted in the transaction.
Under the award agreements, if awards are assumed by the acquirer or equitably converted and the executive dies, becomes disabled, is terminated without cause or resigns for good reason under the 2018 LTIP, within two years after the change of control, then upon such termination or resignation:
➢
All time-based vesting restrictions on restricted shares and units lapse; and

➢
For all outstanding PSUPs other than the 2023 PSUP, the performance criteria and other conditions to payment of outstanding performance awards will be deemed to have been achieved at the actual performance level achieved as of the end of the applicable performance period under the 2018 LTIP, and such awards will be paid on that basis. With respect to the 2023 PSUP upon the change of control, the performance share units shall be converted to a right to receive a time-based award generally based upon the greater of target or actual performance as of the closing date of the change of control and such awards will be paid on that basis.

Under the award agreements, if awards are not assumed by the acquirer or equitably converted in the transaction (a Qualifying Change of Control):
➢
All time-based vesting restrictions on restricted shares and units lapse; and

➢
The performance criteria and other conditions to payment under the outstanding performance awards will be deemed to have been achieved at the actual performance level achieved (with respect to the 2023 PSUP, generally the greater of actual or target performance level achieved) as of the end of the calendar quarter immediately preceding the date of the change of control or the date of the change of control, as applicable, and such awards will be paid on that basis.

52   Equitrans Midstream Corporation – 2024 Proxy Statement

MVP PSUP Awards
In no event will the MVP PSUP awards vest prior to the In-Service Date of the MVP. Under the award agreements, if the NEO’s employment is terminated the unvested MVP PSUP awards would vest as follows:
TERMINATION SCENARIO	PRIOR TO MVP IN-SERVICE	AFTER MVP IN-SERVICE
Death, Disability or Retirement	A pro-rata* portion of the MVP PSUs will vest on or following the MVP In-Service date on a date selected by the Company that is no later than ninety days after the MVP In-Service date.	All unvested MVP PSUs will vest in full on the date that is thirty days following the NEO’s termination of employment.
Qualifying Change of Control	100% of the MVP PSUs will be forfeited.	100% of the unvested MVP PSUs will vest upon the closing of such Qualifying Change of Control.
Change of Control that is not a Qualifying Change of Control and NEO is terminated without cause or resigns for good reason within two years after the change of control	The MVP PSUs will vest in full on or following the MVP In-Service date.	The unvested MVP PSUs will vest in full on the date of such termination without cause or resignation for good reason.

*
The pro-rata portion of the MVP PSUP awards shall be equal to the number of PSUs granted multiplied by a fraction, the numerator of which is the number of months of continuous employment with the Company from grant date through the date of the NEO’s retirement, death or disability and the denominator of which is the lesser of  (i) total number of full months from the grant date to the MVP In-Service date and (ii) twenty-four (24).

If the NEO’s employment is terminated for any other reason on or after the MVP In-Service date, all unvested performance share units awarded to the NEO will be forfeited on the date of termination.
Other Matters
The NEOs’ outstanding equity awards provide that if following a voluntary termination (other than for good reason) the executive remains on the board of directors of the Company, then awarded share units continue to vest for so long as the NEO remains on such board.
Life Insurance Benefits
The Company provides a life insurance benefit equal to one times base salary for all employees. Each NEO receives an additional one times base salary life insurance benefit.
Payments on Termination or Change of Control
The tables below reflect the estimated compensation payable to each NEO upon a hypothetical termination of employment or change of control on December 31, 2023. In calculating potential payments, we have quantified our equity-based payments using the Company’s closing stock price on December 29, 2023, which was $10.18. For purposes of the analysis, the Company has assumed that (i) no NEO will remain on the Board following termination of employment; (ii) in the event of a change of control, the acquirer does not assume or equitably convert the outstanding long-term incentive awards issued under the 2018 LTIP (a Qualifying Change of Control) and therefore such awards accelerate and pay out upon the change of control; and (iii) with respect to the MVP PSUP, MVP in-service occurred prior to December 31, 2023. In addition, the Company has not factored in any reduction that may apply as a result of the potential reduction to avoid an excise tax imposed on individuals who received compensation in connection with a change of control that exceeds certain specified limits. For performance share units, the Company assumed performance at the end of the applicable performance period remains unchanged from performance as of December 31, 2023. In an actual termination scenario, the Company’s actual payment obligation would be determined based on actual performance through the end of the performance period (or with respect to the 2023 PSUP and the ESTIP payment for the 2023 plan year, in the event of a change of control, the greater of target or actual performance through the date of the change of control) and payment would be made to the then-former executive at the same time it is made to all Company employees holding such awards, if at all.

Equitrans Midstream Corporation – 2024 Proxy Statement   53

There would be no compensation paid to an NEO if the executive is terminated by the Company for cause or the executive resigns without good reason.
Executive Benefits and Payments Upon Termination	Termination by Company Without Cause ($)	Resignation by Executive for Good Reason ($)	Death ($)	Disability ($)	Retirement ($)	Qualifying Change of Control ($)
THOMAS F. KARAM
Cash Severance Payments	3,933,016	3,933,016	—	—	—	3,933,016
STIP	1,715,880	1,715,880	1,715,880	1,715,880	—	1,715,880
LTIP	4,082,652	—	22,517,771	22,517,771	—	18,063,819
Life Insurance	—	—	1,580,000	—	—	—
Total	9,731,548	5,648,896	25,813,651	24,233,651	—	23,712,715

KIRK R. OLIVER
Cash Severance Payments	2,049,613	2,049,613	—	—	—	2,049,613
STIP	905,000	905,000	905,000	905,000	—	905,000
LTIP	1,192,645	—	6,337,111	6,337,111	—	5,162,030
Life Insurance	—	—	1,000,000	—	—	—
Total	4,147,258	2,954,613	8,242,111	7,242,111	—	8,116,643

DIANA M. CHARLETTA
Cash Severance Payments	2,402,016	2,402,016	—	—	—	2,402,016
STIP	941,200	941,200	941,200	941,200	941,200	941,200
LTIP	1,500,764	—	8,359,157	8,359,157	3,496,930	6,681,904
Life Insurance	—	—	1,040,000	—	—	—
Total	4,843,980	3,343,216	10,340,357	9,300,357	4,438,130	10,025,120

STEPHEN M. MOORE
Cash Severance Payments	1,749,613	1,749,613	—	—	—	1,749,613
STIP	769,250	769,250	769,250	769,250	—	769,250
LTIP	954,128	—	5,164,260	5,164,260	—	4,162,662
Life Insurance	—	—	850,000	—	—	—
Total	3,472,991	2,518,863	6,783,510	5,933,510	—	6,681,525

BRIAN P. PIETRANDREA
Cash Severance Payments	787,210	787,210	—	—	—	787,210
STIP	271,500	271,500	271,500	271,500	271,500	271,500
LTIP	298,209	—	1,487,667	1,487,667	626,522	1,253,212
Life Insurance	—	—	600,000	—	—	—
Total	1,356,919	1,058,710	2,359,167	1,759,167	898,022	2,311,922

54   Equitrans Midstream Corporation – 2024 Proxy Statement

Pay Ratio Disclosure
The following is an estimate of the relationship of the annual total compensation of Mr. Karam, the CEO on December 31, 2023, and the median of the annual total compensation of all employees (other than the CEO), calculated in accordance with SEC rules. In making this pay ratio disclosure, other companies may use assumptions, estimates and methodologies different than the Company; as a result, the following information may not be comparable to the information provided by other companies.
For 2023:
➢
the total compensation of Mr. Karam was $15,457,854; and

➢
the median of the annual total compensation of all employees of the Company (other than the CEO) was $136,801.

Based on this information, the ratio of the total compensation of Mr. Karam to the median of the annual total compensation of all other employees was 113 to 1.
The compensation identified above for both Mr. Karam and the median employee was calculated using the same methodology used for the NEOs as set forth in the 2023 Summary Compensation Table. See “Compensation Discussion and Analysis” above for a discussion of Mr. Karam’s compensation.
The Company identified the median employee in 2021 by selecting total cash compensation as the compensation measure. Total cash compensation is annual base salary plus target annual bonus or, in the case of hourly employees, annualized regular earnings including actual overtime earned plus target annual bonus. The Company did not make any other assumptions, adjustments, or estimates with respect to total cash compensation. The Company believes total cash compensation is an appropriate compensation measure because the Company does not widely distribute annual equity awards to employees. The Company then selected the median employee, having identified the 2021 total cash compensation for all its employees (excluding the CEO) on the measurement date, December 31, 2022, the last day of the payroll year.

Equitrans Midstream Corporation – 2024 Proxy Statement   55

PAY VERSUS PERFORMANCE
The following table shows the total compensation for our NEOs for the past four fiscal years including as set forth in the Summary Compensation Table, the “compensation actually paid” to our CEO and, on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, the TSR of the Alerian US Midstream Energy Index over the same period, our net income, and our financial performance measure for compensatory purposes, Economic Adjusted EBITDA.
Pay Versus Performance Table
Year	Summary Compensation Table Total for CEO(1) $	Compensation Actually Paid CEO(2) $	Average Summary Compensation Table Total for other NEOs(3) $	Average Compensation Actually Paid for other NEOs(2)(3) $	Value of initial fixed $100 investment based on:		Net Income (loss) $ in thousands	Economic Adjusted EBITDA(5) $ in thousands
					TSR(4)	Peer Group TSR(4)
2023	15,457,854	24,828,074	2,495,728	4,718,595	106.25	168.00	454,754	1,368,171
2022	8,329,965	(1,363,805)	2,473,443	267,940	64.36	140.99	(257,138)	1,416,515
2021	10,349,548	8,835,209	2,934,705	2,529,324	92.27	108.82	(1,397,290)	1,436,091
2020	4,662,694	4,203,284	1,480,284	1,419,654	66.74	75.04	632,984	1,440,374

(1)
Mr. Karam was the CEO for each of 2020, 2021, 2022 and 2023.

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. The following table details the adjustments made to Summary Compensation Table totals. Specifically, the equity-based award adjustments for each year include, where applicable, the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity-based awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below.

	Adjustments
Year	Executive(s)	Summary Compensation Table (SCT) Total for Covered Year ($)	Subtract Stock Award Value as Reported in SCT for Covered Year ($)	Add Covered Year-End Value of Awards Granted in Covered Year and Outstanding and Unvested as of Covered Year-End ($)	Change in Value as of Covered Year-End (as Compared to Prior Year-End) of Equity Awards Granted Prior to Covered Year and Outstanding and Unvested as of Covered Year-End ($)	Add, for Awards Granted and Vest in the Covered Year, Fair Value as of Vesting Date ($)	Change in Value as of Vesting Date (as Compared to Prior Year-End) of Equity Awards Granted Prior to Covered Year that Vested During Covered Year ($)	Subtract Prior Year-End Value of Equity Awards that Failed to Meet Vesting Conditions During Covered Year ($)	Add Dollar Value of Dividends or Other Earnings Paid on Stock or Option Awards During Covered Year ($)	Compensation Actually Paid ($)
2023	CEO	15,457,854	(5,364,344)	9,909,536	5,103,707	—	544,606	(823,285)	—	24,828,074
	Other NEOs	2,495,728	(1,296,113)	2,394,307	1,189,032	—	125,794	(190,153)	—	4,718,595

(3)
For each of 2020, 2021, 2022 and 2023, the other NEOs were Ms. Charletta and Messrs. Moore, Oliver and Pietrandrea.

(4)
TSR is determined based on the value of an initial fixed investment of  $100. The TSR peer group consists of the Alerian US Midstream Energy Index.

(5)
See Appendix A for a reconciliation of Economic Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

56   Equitrans Midstream Corporation – 2024 Proxy Statement

Relationship Between “Compensation Actually Paid” and Performance Measures
We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in our CD&A on page 30. Specifically, a large portion of the NEOs’ compensation is reliant on TSR and as such the CEO and non-CEO “compensation actually paid” each year was aligned with our TSR performance and increased when our TSR performance increased but declined when our TSR performance declined. The charts below show, for the past four years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the CEO and non-CEO “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the Company’s Economic Adjusted EBITDA.

2023 Performance Measures
As noted above, the Committee believes in a holistic evaluation of the NEOs’ and the Company’s performance and uses a mix of performance measures throughout our annual and long-term incentive programs to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important for NEOs’ 2023 compensation decisions are listed in the table to the right, each of which is described in more detail in the CD&A under the section “2023 Compensation Program Elements”.

Most Important Performance Measures
Economic Adjusted EBITDA
Free Cash Flow before Changes in Working Capital
Relative TSR
Safety Proactivity Rate
Proactive Regulatory Transparency
TCFD Scenario Analysis and Report

Equitrans Midstream Corporation – 2024 Proxy Statement   57

EMPLOYEE, OFFICER AND DIRECTOR HEDGING
Under the Company’s Corporate Stock Trading Policy, no officer, director or employee may engage in any short sale or hedging transaction involving, or purchase or sell options in, Equitrans Midstream securities. For purposes of the policy, prohibited hedging transactions are transactions designed to hedge or offset any change in the market value of Equitrans Midstream securities held, directly or indirectly, by the officer, director or employee (including incentive and other compensation awards) and include, but are not limited to, the use of financial instruments such as prepaid variable forwards, equity swaps, puts, calls, forwards, collars, exchange funds and other derivative instruments. Additionally, under the policy, no executive officer or director of Equitrans Midstream may pledge (or otherwise allow a lien to be imposed upon) Equitrans Midstream securities including through the use of a margin account with a broker. The holding of securities in a brokerage account that permits margining is not a violation of the policy so long as the owner of the account does not engage in any transaction that results in a lien upon the Equitrans Midstream securities held in the account.

58   Equitrans Midstream Corporation – 2024 Proxy Statement

ITEM NO. 2 — ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2023 (SAY-ON-PAY)
The Board of Directors recommends a vote FOR approval of the compensation of the Company’s named executive officers for 2023.
We are seeking an advisory vote to approve the compensation of our named executive officers for 2023.
This proposal, commonly known as a say-on-pay proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.
After our shareholders voted in 2019, the Board determined that the Company will hold an advisory vote on executive compensation every year until the next shareholder advisory vote on the frequency of say-on-pay proposals, which we expect will be conducted at our 2025 annual meeting of shareholders.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. However, the Board and the Compensation Committee value the opinions of the Company’s shareholders and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.
As discussed in the “Compensation Discussion and Analysis” above, our Board believes that the Company’s compensation program, policies and practices drive performance, and align our executives’ interests with those of our shareholders.
Our Board invites you to review the “Compensation Discussion and Analysis” and the tabular and other disclosures on compensation included under the “Executive Compensation” section of this proxy statement.
Our Board recommends that you vote FOR the following advisory resolution:
“Resolved, that the shareholders approve the compensation of the Company’s named executive officers for 2023, as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and any related material disclosed in this proxy statement.”

Equitrans Midstream Corporation – 2024 Proxy Statement   59

ITEM NO. 3 — APPROVAL OF THE EQUITRANS MIDSTREAM CORPORATION 2024 LONG-TERM INCENTIVE PLAN
The Board of Directors recommends a vote FOR the approval of the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan.
General
On February 19, 2024, the Board, upon the recommendation of the Compensation Committee, approved the adoption of the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan (the 2024 LTIP). The 2024 LTIP will become effective on April 23, 2024, subject to approval by the Company’s shareholders.
The purpose of the 2024 LTIP is to assist the Company in attracting, retaining and motivating employees and non-employee directors of outstanding ability and to align their interests with those of the Company’s shareholders.
The 2024 LTIP is administered by the Compensation Committee or its delegate; provided, that the Board administers the 2024 LTIP with respect to non-employee director participants. The Compensation Committee has the power in connection with the administration of the 2024 LTIP to interpret the 2024 LTIP, establish rules and procedures it deems appropriate to administer the 2024 LTIP, and take such other action in connection with such administration as it deems necessary or equitable under the circumstances. Members of the Compensation Committee are appointed and removed by the Board and serve at the discretion of our Board.
Summary of the 2024 LTIP
The following is a summary of the material terms of the 2024 LTIP. The following description is only a summary and is qualified in its entirety by reference to the 2024 LTIP, a copy of which is attached to this proxy statement as Appendix B.
Eligibility and Participation
All employees of the Company or any affiliate (i.e., a parent, subsidiary, or entity that directly or indirectly is controlled by or is under common control with the Company), as well as non-employee directors of the Company or any affiliate, are eligible to receive an award under the 2024 LTIP.
Notwithstanding the foregoing, incentive stock options may be granted only to employees of the Company or a parent or subsidiary. In addition, employees of an affiliate may be granted options or stock appreciation rights (SARs) under the 2024 LTIP only if the affiliate qualifies as an “eligible issuer of service recipient stock” under Section 409A of the Code.
The Compensation Committee has the sole and complete authority to determine the participants to whom awards will be granted under the 2024 LTIP, subject to certain limitations described herein. As of February 29, 2024, approximately 786 employees and six non-employee directors were eligible to participate in the 2024 LTIP.
Types of Awards
Options to purchase shares of common stock, SARs, restricted stock, restricted stock units (RSUs), performance awards, and other equity-based awards may be granted under the 2024 LTIP. Options may be granted as incentive stock options under Section 422 of the Code or as nonqualified stock options.
Repricings and Exchanges
Repricing of options and SARs and the cancellation of options and SARs in exchange for cash or other awards or options or SARs having a lower exercise price is prohibited under the 2024 LTIP without prior approval of Company shareholders.
Dividends and Dividend Equivalents
The Compensation Committee may include provisions in stock awards for the payment or crediting of dividends or dividend equivalents. However, no dividend equivalents will be paid on unvested stock awards, including

60   Equitrans Midstream Corporation – 2024 Proxy Statement

RSUs or performance units that may be settled in Company common stock, prior to vesting, and no dividends or dividend equivalents will be paid on options or SARs.
Vesting Limitations
The Compensation Committee will set forth any applicable vesting conditions in an award agreement. No award or portion thereof shall have a scheduled vesting period of less than one year from the date of grant; provided, however, that, up to five percent of the share reserve may be granted pursuant to awards with no minimum vesting period.
Number of Shares Authorized
Under the 2024 LTIP, a total of 22,500,000 new shares of Company common stock, plus the share reserve amount that remains available under the 2018 LTIP as of February 29, 2024 may be granted as awards. As of February 29, 2024, 2,361,007 shares remain available for awards under the 2018 LTIP, assuming outstanding full value awards will be paid out at maximum levels. Excluding stock options, if an award under the 2018 LTIP or the 2024 LTIP is forfeited, terminates, expires, or lapses without being exercised, or any award is settled for cash, the number of shares previously subject to such award shall again be available for future grant under the 2024 LTIP. As of February 29, 2024, no options to purchase shares of Company common stock were issued and outstanding, and there were no outstanding restricted stock units under the 2024 LTIP. The table below provides additional information regarding the number of stock options, Restricted Stock Awards and Performance Share Units outstanding (assuming maximum payout), as well as shares available for issuance under the 2018 LTIP effective February 29, 2024:
Stock Options			Restricted Stock and Performance Share Units Number of Shares Outstanding(1)	Number of Shares Available for Future Issuance under 2018 LTIP	Number of Shares in Respect of Directors Deferred Fees(2)	Number of Shares Available for Future Issuance Under Directors Plan	Common Stock Outstanding
Number of Shares Subject to Options Outstanding	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
244,470	37.99	2.23	15,199,009	2,361,007	73,788	235,210	436,936,266

(1)
Represents 3,275,760 restricted share units to be settled in common stock; 8,632,400 performance awards to be settled in common stock assuming a maximum payout at two times target awards; 2,520,005 performance awards under the MVP PSUP to be settled in common stock; and 770,844 directors’ deferred stock units awarded under the 2018 LTIP or granted by EQT and assumed by the Company in connection with the Separation to be paid out under the 2018 LTIP.

(2)
Represents the number of underlying shares of common stock associated with deferred stock units allocated to non-employee directors’ accounts in respect of deferred fees payable in shares of common stock under the Director Plan.

For additional information regarding awards previously granted under the 2018 LTIP, see Note 8 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2023.
Notwithstanding the foregoing, the following shares will not be added back to the share reserve and made available for future grants:
(i)
Shares previously owned or acquired by a participant that are delivered to the Company or withheld from an award to pay the exercise price of an award,

(ii)
Shares that are delivered or withheld for purposes of satisfying a tax withholding obligation,

(iii)
Shares not issued or delivered as a result of the net settlement of an outstanding option or SAR, or

(iv)
Shares repurchased on the open market with the proceeds of the exercise price of an option.

Recoupment
Awards under the 2024 LTIP shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to a participant in the 2024 LTIP. In addition, the Compensation Committee may specify in an award agreement that the participant’s rights, payments, and

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benefits with respect to the applicable award are subject to cancellation, forfeiture or recoupment upon the occurrence of certain specified events.
Award Limits
Under the 2024 LTIP, for any single calendar year: (i) the maximum aggregate number of shares subject to options or stock appreciation rights granted to any one participant shall be 1,500,000, (ii) the maximum aggregate number of shares subject to performance awards that may be granted to any one participant shall be 800,000, or the equivalent value paid in cash, and (iii) the maximum aggregate number of shares granted to a single non-employee director shall be 50,000.
Form of Payment
Except as otherwise provided in the 2024 LTIP or an award agreement, the Compensation Committee may decide to pay an award in cash, shares, other property, or some combination thereof.
Description and Terms of Awards
Options
An option provides a participant with the right to purchase, within a specified period of time, a stated number of shares of Company common stock at the exercise price specified in the award agreement. The maximum term of an option granted under the 2024 LTIP will be ten years from the date of grant. The exercise price per share paid by a participant will be determined by the Compensation Committee at the time of grant but will not be less than the fair market value of one share of Company common stock on the date the option is granted. Fair market value of a share will generally mean the closing sales price on the New York Stock Exchange (or other exchange on which the stock is traded) for the trading date immediately preceding the exercise date. Payment in respect of the exercise of an option may be made in the form of  (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired shares based on the fair market value of the shares on the date the option is exercised, (iii) withholding of shares from the option based on the fair market value of the shares on the date the option is exercised, (iv) broker-assisted market sales, or (v) any other “cashless exercise” arrangement.
The terms of any incentive stock options granted under the 2024 LTIP must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the option shall automatically become a nonstatutory stock option.
In the event of termination due to death or disability, options granted to the terminated participant may be exercised within one year after the termination date but not later than the expiration date of the option. In the event of involuntary termination under circumstances that would qualify the participant for benefits under any of the Company’s severance plans, options granted to the terminated participant may be exercised within ninety days of the termination date but not later than the expiration date of the option. In the event of termination for any other reason, any outstanding options granted to the terminated participant shall be canceled as of the date of termination.
SARs
A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of Company common stock, or a combination of the foregoing, the appreciation, if any, in the value of one share of Company common stock over a certain period of time. The exercise price per SAR paid by a participant will be determined by the Compensation Committee at the time of grant but will not be less than the fair market value of one share of Company common stock on the date the SAR is granted. The maximum term of a SAR granted under the 2024 LTIP will be ten (10) years from the date of grant. SARs shall be subject to the same treatment upon termination as set forth above for options.
Restricted Stock
An award of restricted stock is a grant of shares of Company common stock, issued in the participant’s name, subject to conditions and restrictions set by the Compensation Committee and specified in the applicable award agreement. The grant or vesting of an award of restricted stock may be conditioned upon service to the

62   Equitrans Midstream Corporation – 2024 Proxy Statement

Company or our affiliates or upon the attainment of performance goals or other factors, as determined in the discretion of the Compensation Committee. Prior to vesting, a participant may vote shares of restricted stock and receive dividends (which may be subject to restrictions) with respect to the underlying shares, as specified in the applicable award agreement.
Except as the Compensation Committee otherwise provides in an award agreement, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, restricted stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company for no consideration.
The Compensation Committee may provide that ordinary cash dividends declared on unvested shares of restricted stock either (i) will be forfeited, (ii) will be deemed to have been reinvested in additional shares or otherwise reinvested, or (iii) in the case of restricted stock that is not subject to performance-based vesting, will be paid or distributed to the participant as accrued. Dividends accrued on shares of restricted stock before they are vested shall be subject to the same vesting provisions as provided for under the underlying Award.
Restricted Stock Units (RSU)
An RSU award represents the right to receive one share of our Common Stock for each RSU granted upon the applicable vesting date, but no share is actually issued until settlement, which may be on or after the vesting date. Upon the expiration of the vesting period with respect to any RSUs, the Company will deliver to the participant (i) one share of Company common stock or, at the discretion of the Compensation Committee, an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned for each vested RSU and (ii) if provided for in the award agreement, cash or shares of Company common stock equal to the dividend equivalents credited to the RSU. A participant has no rights as a shareholder with respect to RSUs until the participant becomes the holder of record or beneficial owner of shares of Company common stock issued upon vesting of such RSUs (if settled in shares).
Except as the Compensation Committee otherwise provides in an award agreement, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, RSUs that at that time are subject to restrictions shall be forfeited.
Other Equity-Based Awards
The Compensation Committee is authorized to grant other awards of Company common stock or other awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Company common stock including, without limitation, unrestricted shares of Company common stock. In the Compensation Committee’s discretion, such other equity-based awards, including shares, or other types of awards authorized under the 2024 LTIP, may be used in connection with, or to satisfy obligations of the Company or any of its affiliates under, other compensation or incentive plans, programs, or arrangements of the Company or any of its affiliates.
Performance Awards
The Compensation Committee may, in its discretion, grant any award under the 2024 LTIP in the form of a performance award by conditioning the vesting of the award on the satisfaction of certain performance goals.
The Compensation Committee may establish performance goals based on any criteria selected by the Compensation Committee, which may include but are not limited to performance goals based on Company-wide objectives, individual performance, and/or affiliate performance. Performance goals may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth or reduction from period to period or growth or reduction rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Compensation Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo, the reduction of expenses or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles. The Compensation Committee may modify performance goals as it deems appropriate to account for a change in the business, operations, corporate structure, or capital structure of the Company.

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Change of Control
Double Trigger Event
Under the terms of the 2024 LTIP, in the event of a change in control where the participant’s award is assumed by the surviving entity or otherwise equitably converted or substituted in a manner approved by the Compensation Committee or the Board, no accelerated vesting, exercisability, and/or payment of an outstanding award shall occur, unless within two years after the occurrence of the change in control, the participant’s employment is terminated without cause or due to death or disability, or the participant voluntarily resigns for good reason. In such cases, upon the termination date, (i) a participant’s outstanding awards that have exercise rights shall become fully exercisable and shall remain exercisable until the earlier of  (a) the expiration of the original term of the award and (b) the later of ninety days from the termination of employment or service and such longer period provided by the applicable award agreement; (ii) all time-based vesting restrictions shall lapse, and such awards shall be settled or paid within thirty days after the date of the participant’s termination; and (iii) all performance criteria and other conditions to payment of the participant’s outstanding performance awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the applicable performance period, and such awards shall be settled or paid within thirty days after the date of the end of the applicable performance period.
Trigger Event If No Replacement Award
In the event of a change in control where the participant’s award is not assumed or substituted by the surviving entity, at the time of the change in control, (i) all outstanding awards that have exercise rights shall become fully exercisable at the time of the change in control, and to the extent not exercised by a participant shall be automatically cancelled in exchange for a lump sum cash payment, payable upon the closing of the change in control; (ii) all time-based vesting restrictions shall lapse, and such awards shall be settled or paid at the time of the change in control; and (iii) all performance criteria and other conditions to payment of the participant’s outstanding performance awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the change in control (or as of the time of the change of control, in the case of performance awards in which the performance condition is measured by stock or unit price or total shareholder or unitholder return), and such awards shall be settled or paid at the time of the change in control.
Assignability and Transfer
Generally, unless otherwise determined by the Compensation Committee with respect to awards other than incentive stock options and expressly provided for in the applicable award agreement, no award may be assigned, alienated, pledged, sold, or otherwise transferred other than by a valid beneficiary designation or otherwise by will or the laws of descent and distribution.
Adjustments to Awards
In the event of changes in the outstanding stock or capital structure of the Company (such as by reason of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization or other transactions or events as described in the 2024 LTIP), awards granted under the 2024 LTIP as well as the maximum number of shares of Company common stock which may be delivered pursuant to the 2024 LTIP or to any one individual, shall be subject to adjustment or substitution, as determined by the Compensation Committee in its sole discretion, as to the number, exercise price or kind of a share of common stock or other consideration subject to such award, or as otherwise determined by the Compensation Committee to be equitable. Notwithstanding the foregoing, in the event of a stock split, shares subject to outstanding awards shall be automatically adjusted proportionately without any change in the aggregate purchase price thereof.
In addition, upon the occurrence of certain corporate events or transactions, such as a merger, consolidation, or liquidation, the Compensation Committee may, in its discretion, cancel all outstanding options and/or pay the holders thereof the value of any awards or provide for the equitable substitution of such awards.
Amendment or Termination
Our Board may amend, alter, suspend, discontinue, or terminate the 2024 LTIP at any time. However, no such action may be taken without shareholder approval if such approval is necessary to comply with any regulatory

64   Equitrans Midstream Corporation – 2024 Proxy Statement

requirement, and no such action that would impair any rights under any previous award will be effective without the consent of the person to whom such award was made (unless the amendment is being made to comply with applicable law, stock exchange rules, or accounting rules). In addition, the Compensation Committee may amend the terms of any award granted under the 2024 LTIP if the amendment would not impair the rights of any participant without his or her consent or the amendment is being made to comply with applicable law, stock exchange rules, or accounting rules.
If not terminated earlier, the 2024 LTIP will have a term of ten (10) years and no further awards may be granted after that date.
Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise, and vesting of awards under the 2024 LTIP and the disposition of shares acquired pursuant to the exercise or settlement of such awards. This summary is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not considered tax advice to any person and is not intended to be a complete statement of applicable law, nor does it address foreign, state, local, or payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. Accordingly, participants in the 2024 LTIP should consult their respective tax advisors to determine the tax consequences of their participation.
Options
Some of the options issuable under the 2024 LTIP may constitute incentive stock options, while other options granted under the 2024 LTIP may be nonqualified stock options. The Code provides for special tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded nonqualified stock options. The Code requires that, for treatment of an option as an incentive stock option, shares of Company common stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of  (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise may give rise to alternative minimum tax liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant or one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as applicable. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the qualified option. On the other hand, if, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment on exercise. An incentive stock option exercised more than three months after an optionee’s termination of employment other than termination due to death or disability of an optionee cannot qualify for the tax treatment of incentive stock options. Any such option would be treated as a nonqualified stock option for tax purposes. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of  $100,000 (based on the grant date value), the portion of the incentive option in respect of those shares in excess of the $100,000 threshold will be treated as a nonqualified stock option for federal income tax purposes.
No income will be realized by a participant upon grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the income recognized and the exercise price.

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The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.
SARs
No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock
A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant would have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If such an election is made, the participant will not be allowed a deduction for the value of any shares which may be subsequently forfeited. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock Units
A participant will not be subject to tax upon the grant of an RSU award. Rather, upon the delivery of shares or cash pursuant to an RSU award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. Upon the future sale of the underlying common stock of a share-settled award, a participant will recognize capital gains tax on the difference between the sale price and tax basis, which is generally the fair market value on the settlement date. The Company will be entitled to a deduction at the same time, and in the same amount, as the participant recognizes ordinary income, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Section 162(m)
In general, as noted above, Code Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of  $1,000,000 per year per “covered person” (i.e., chief executive officer, chief financial officer, and the three other most highly-compensated executive officers) whose compensation is required to be disclosed in its proxy statement, subject to certain exceptions. As a result, the Company generally will not be entitled to a deduction with respect to any amount that represents compensation in excess of  $1 million paid under the 2024 LTIP to “covered persons.”
Section 409A
Section 409A of the Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income along with an additional tax equal to 20% of the amount included in U.S. federal income, plus interest on deemed underpayments in certain circumstances. While certain awards under the 2024 LTIP could be subject to Section 409A, the 2024 LTIP and awards thereunder are drafted to comply with or be exempt from the requirements of Section 409A, where applicable.

66   Equitrans Midstream Corporation – 2024 Proxy Statement

2024 LTIP Benefits
No awards have been granted under the 2024 LTIP. Grants of awards under the 2024 LTIP are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the future benefits that will be received by particular employees or non-employee directors in the future under the 2024 LTIP.
Vote Required
See the section titled “Proposals, Board Recommendations, Vote Required, and Broker Non-Votes” below for the voting requirements for this proposal.

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ITEM NO. 4 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S BYLAWS TO REFLECT NEW PENNSYLVANIA LAW PROVISIONS REGARDING OFFICER EXCULPATION
The Board of Directors recommends a vote FOR an Amendment to the Company’s Bylaws to Reflect New Pennsylvania Law Provisions Regarding Officer Exculpation.
Background
The new Section 1735 of the Pennsylvania Business Corporation Law (the PBCL) authorizes a bylaw adopted by shareholders (or a provision in a company’s articles of incorporation) to extend to officers of a corporation the protection from personal liability similar to that currently available to directors under Section 1713 of the PBCL. Specifically, the statute authorizes corporations to eliminate the personal liability of an officer for monetary damages for any action taken unless the officer has engaged in a breach of duty involving self-dealing, willful misconduct or recklessness. We refer to this limitation of liability as “exculpation”. The limitations do not apply to the responsibility or liability of an officer under any criminal statute or the liability of an officer for the payment of taxes pursuant to Federal, State or local law.
Prior to the adoption of this new provision, the PBCL provided for exculpation from such personal liability for directors, but not for officers. The Company’s current Bylaws provide for the exculpation of directors as permitted by the PBCL. In light of the update of the PBCL, we are proposing to amend the Company’s Bylaws to add a provision exculpating the Company’s officers from liability in the specific circumstances now permitted by Pennsylvania law.
After consideration, our Board has unanimously adopted and determined that an amendment to our Bylaws to provide for the exculpation of officers of the Company as permitted by the PBCL (the Officer Exculpation Amendment) is advisable and in the best interests of the Company and our shareholders, and, in accordance with the PBCL, hereby seeks approval of the Officer Exculpation Amendment by our shareholders, and recommends that our shareholders approve, the Officer Exculpation Amendment.
Reasons for the Amendment
Directors and officers must make decisions regarding complex matters, often in response to time-sensitive opportunities and challenges. Limiting concern about personal financial risk for actions other than those failures with respect to their fiduciary duties involving self-dealing, willful misconduct or recklessness, empowers both directors and officers to best exercise their business judgment in furtherance of shareholder interests. Additionally, our Board believes that the Officer Exculpation Amendment would benefit the Company and its shareholders by enhancing our ability to attract and retain the most qualified and talented officers, particularly if our peer companies and competitors have an officer exculpation provision in their governing documents and our officer candidates conclude that the higher exposure to personal liabilities, costs of defense, and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
It is also possible that insurance premiums for officer insurance could be increased for corporations that do not adopt exculpation clauses that limit the personal liability of officers in their governing documents, which could adversely affect the Company, and thereby adversely affect our shareholders. Adopting the Officer Exculpation Amendment could potentially better position the Company to potentially reduce litigation and insurance costs associated with lawsuits against our officers (many of which may be frivolous) and heightened premiums.
Furthermore, the Officer Exculpation Amendment is carefully drafted, consistent with the new Pennsylvania law, to protect officers without limiting their liability for claims for breaches involving self-dealing, willful misconduct or recklessness.
This amendment will also align the protections available to our officers with those already available to our directors. In the course of the Board’s review of the Company’s corporate governance practices in light of the new Pennsylvania law, the Board believes that the Officer Exculpation Amendment would reduce the unequal and inconsistent treatment of directors and officers associated with comparable claims for breaches of their respective duties.

68   Equitrans Midstream Corporation – 2024 Proxy Statement

Proposed Officer Exculpation Amendment
The text of the proposed Officer Exculpation Amendment, which would modify Article VI, adding a new Section 6.13 to our Bylaws, is attached as Appendix C to this Proxy Statement. On January 24, 2024, the Board approved the Officer Exculpation Amendment and declared that it was advisable to submit the amendment to shareholders for a vote. If approved by our shareholders, the Officer Exculpation Amendment would become effective upon approval. The Board is asking our shareholders to approve the amendment to our Bylaws. If the Officer Exculpation Amendment is not approved by our shareholders, the Bylaws will not be amended, and no exculpation under Section 1735 of the PBCL will be provided for our officers. The Company’s officers will nevertheless retain their existing rights under indemnification agreements and insurance policies.
Vote Required
See the section titled “Proposals, Board Recommendations, Vote Required, and Broker Non-Votes” below for the voting requirements for this proposal.

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REPORT OF THE AUDIT COMMITTEE
The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes. In doing so, the Audit Committee is responsible for the appointment and compensation of the Company’s independent registered public accounting firm and has oversight for its qualification, independence and performance. The Audit Committee’s charter guides the Committee’s duties and responsibilities. The Audit Committee charter, which was amended in December 2022, is available on the Company’s website at www.equitransmidstream.com. As described in the charter, management is responsible for the internal controls and accounting and financial reporting processes of the Company. The independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. Our responsibilities include monitoring and overseeing these processes.
The Committee is composed of three non-employee, independent members of the Board of Directors. No member currently serves on more than two other public company audit committees. The Board has determined that each of Kenneth M. Burke, D. Mark Leland and Robert F. Vagt is an audit committee financial expert, as that term is defined by the SEC. The members of the Committee are not professionally engaged in the practice of auditing or accounting. The Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.
In fiscal year 2023, we fulfilled, through the following, our oversight responsibilities with respect to financial statement and disclosure matters (including oversight of the Company’s processes and policies regarding risks to the financial reporting process, financial risks, and risks to the Company’s internal control system), the Company’s relationship with its independent registered public accounting firm, the Company’s internal audit function and compliance matters:
➢
held private sessions, during our regularly scheduled meetings, with the independent public accountants, the Company’s Chief Financial Officer, the Company’s Chief Accounting Officer, and the Company’s Vice President, Internal Audit, providing an opportunity for candid discussions regarding auditing, financial management, accounting and internal controls;

➢
reviewed and discussed with management the Company’s earnings releases and financial results for each quarterly period in 2023 and the audited financial statements of the Company for the fiscal year ended December 31, 2023;

➢
received periodic reports on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

➢
met with Ernst & Young LLP (Ernst & Young), the Company’s independent registered public accounting firm, with and without management present;

➢
discussed with Ernst & Young the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) and SEC standards and such other matters as we deemed to be appropriate, including the overall scope and plans for the audit;

➢
received the written disclosures and the letter from Ernst & Young required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence;

➢
discussed with Ernst & Young the firm’s independence from management and the Company;

➢
reviewed and pre-approved the amount of fees paid to Ernst & Young for both audit and non-audit services;

➢
reviewed and discussed with senior management the Company’s risk management guidelines and policies and the Company’s process for assessing major risk exposures and the guidelines and policies management has implemented to monitor and control such exposures, including the Company’s financial risk exposures, including financial statement risk, and such other risk exposures as were delegated by the Board to the Committee for oversight;

70   Equitrans Midstream Corporation – 2024 Proxy Statement

➢
received quarterly reports from the Company’s General Counsel (or the General Counsel’s designee) on compliance matters and reviewed, as an annual matter, the Company’s compliance program;

➢
reviewed and discussed with senior management major financial risk exposures; and

➢
reviewed the Company’s internal audit plan, which was developed, in part, in connection with the Company’s enterprise risk management process, received individual audit reports and discussed with management measures implemented in response to internal audits, and reviewed the performance of the Company’s internal audit function.

Based on the reports and discussions above, we recommended to the Board of Directors that the audited financial statements be included in the Equitrans Midstream Corporation 2023 Annual Report on Form 10-K.
This report has been furnished by the Audit Committee of the Board of Directors.
Kenneth M. Burke, Chair
D. Mark Leland
Robert F. Vagt

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ITEM NO. 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.
The Audit Committee is responsible for the appointment and oversight of our independent registered public accounting firm and is involved in the selection of the lead engagement partner. The Committee has appointed Ernst & Young as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for the calendar year 2024. Ernst & Young has audited our financial statements since we became an independent publicly traded company in 2018, and was the auditor of EQM, our subsidiary, from its initial public offering in 2012 until it ceased being publicly traded in June of 2020. As an annual matter, in deciding whether to reappoint Ernst & Young, the Audit Committee evaluates the firm’s qualifications and performance, considering, among other things, the quality of services, sufficiency of resources, effectiveness of communications, and knowledge of the industry and the Company including its personnel, processes, accounting systems and risk profile, as well as its independence.
Shareholder approval is not required for the appointment of our independent accounting firm. However, the Board is submitting the appointment for ratification by the Company’s shareholders as a matter of good corporate governance. If our shareholders do not ratify the appointment of Ernst & Young, the Audit Committee will consider the appointment of another independent accounting firm for the following year. Whether or not our shareholders ratify the appointment of Ernst & Young, the Audit Committee may appoint a different independent accounting firm at any time if it determines that such a change would be appropriate.
Representatives of Ernst & Young are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.
The following chart details the fees billed for services rendered to the Company by Ernst & Young during 2023 and 2022:
	2023	2022
	(in thousands)
Audit Fees(1)	$2,397	$2,697
Audit-Related Fees(2)	$62	$57
Tax Fees	—	—
All Other Fees	—	—
Total	$2,459	$2,754

(1)
Includes fees for the audit of the Company’s annual financial statements and internal control over financial reporting, reviews of financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements, including certain consents and comfort letter procedures.

(2)
Includes fees for audits of, and consents related to, employee benefit plans and attest engagements not required by statute or regulation.

72   Equitrans Midstream Corporation – 2024 Proxy Statement

The Audit Committee has adopted a Policy Relating to Services of Registered Public Accountant under which the Company’s independent accounting firm is not allowed to perform any service that may have the effect of jeopardizing the independent accounting firm’s independence. Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:
➢
Bookkeeping or other services related to the accounting records or financial statements

➢
Financial or environmental, social and governance information systems design and implementation

➢
Appraisal or valuation services, fairness opinions or contribution-in-kind reports

➢
Actuarial services

➢
Internal audit outsourcing services

➢
Management functions

➢
Human resources functions

➢
Broker-dealer, investment adviser or investment banking services

➢
Legal services

➢
Expert services unrelated to the audit

➢
Prohibited tax services

All audit and permitted non-audit services for the Company and its subsidiaries must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to audit and permitted non-audit services to the Chair of the Audit Committee but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate audit and permitted non-audit services fees pre-approved under such policy since the last Audit Committee meeting are not more than $75,000. The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings. In 2023, 100% of the professional fees required to be pre-approved complied with the above policy.

Equitrans Midstream Corporation – 2024 Proxy Statement   73

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
	(A)	(B)	(C)
Equity Compensation Plans Approved by Shareholders(1)	15,199,322(3)	40.63(5)	8,254,974(6)
Equity Compensation Plans Not Approved by Shareholders(2)	77,642(4)	N/A	236,308
Total	15,276,964	N/A	8,491,282

(1)
Includes the 2018 LTIP approved by EQT as sole shareholder prior to the Separation while the Company was a wholly owned subsidiary of EQT. Also includes 3,592,386 shares, which represent the unused share reserve under the Amended and Restated EQGP Services, LLC 2012 Long-Term Incentive Plan, which were assumed in connection with the EQM Merger. Additionally, includes the Equitrans Midstream Corporation Employee Stock Purchase Plan (ESPP) adopted by the Company’s shareholders on April 26, 2022.

(2)
Includes the Director Plan (as described below).

(3)
Represents the number of underlying shares of common stock associated with 287,537 outstanding options; 2,421,670 restricted share units; 9,169,252 performance awards assuming a maximum payout at two times target awards; 2,555,160 performance awards under the MVP PSUP; and 759,373 directors’ deferred stock units awarded under the 2018 LTIP or granted by EQT and assumed by the Company in connection with the Separation to be paid out under the 2018 LTIP. Includes 6,330 shares that as of December 31, 2023 were subject to purchase under the ESPP.

(4)
Represents the number of underlying shares of common stock associated with deferred stock units allocated to non-employee directors’ accounts in respect of deferred fees payable in shares of common stock under the Director Plan.

(5)
Represents the weighted-average exercise price of the outstanding stock options only. The outstanding restricted share units, performance shares, and deferred stock units are not included in this calculation.

(6)
Consists of  (i) 3,406,417 shares available for issuance under the 2018 LTIP and (ii) 4,848,557 shares available for issuance under the ESPP.

Equitrans Midstream Corporation Directors’ Deferred Compensation Plan
The Director Plan was adopted by the Board in connection with the Separation and subsequently amended and restated in April 2020, to provide an opportunity for the members of the Board to defer payment of all or a portion of the fees to which they are entitled as compensation for their services as members of the Board. The Director Plan also administers the payment of stock units and phantom stock awarded to non-employee directors pursuant to the 2018 LTIP (or, as applicable, pursuant to long-term incentive plans administered by EQT prior to the Separation and converted into Company stock units and phantom stock in connection with the Separation).
Amounts in deferral accounts under the EQT Corporation 2005 Directors’ Deferred Compensation Plan of any individuals who became members of the Board upon the Separation were transferred into a deferral account under the Director Plan in connection with the Separation.

74   Equitrans Midstream Corporation – 2024 Proxy Statement

ADDITIONAL INFORMATION
Proposals, Board Recommendations, Vote Required, and Broker Non-Votes
Only holders of record at the close of business on February 16, 2024, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting. Each share of Equitrans Midstream common stock and each Series A Preferred Share (on an as-converted basis) that you own as of the record date represents one vote, and shareholders do not have cumulative voting rights. At the close of business on February 16, 2024, Equitrans Midstream had 436,245,344 shares of common stock outstanding and 30,018,446 Series A Preferred Shares outstanding. A quorum is necessary to conduct business at the annual meeting. A majority of the outstanding shares (including Series A Preferred Shares on an as-converted basis), present or represented by proxy, constitutes a quorum. You are part of the quorum if you have returned a proxy.
If you are a beneficial owner whose shares are held of record by a broker, bank or other holder of record, you have the right to direct your broker, bank or other holder of record in voting your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the holder of record does not have discretionary authority to vote. This is called a broker non-vote. In these cases, the broker, bank or other holder of record can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under NYSE rules.
The following summarizes the voting requirements for each proposal:
Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
Item No. 1: Election of directors, each for a one-year term expiring at the 2025 annual meeting of shareholders	FOR EACH NOMINEE	Majority of votes cast.*	No
Item No. 2: Approval, on an advisory basis, of the compensation of our named executive officers for 2023	FOR	Majority of votes cast.	No
Item No. 3: Approval of the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan	FOR	Majority of votes cast.	No
Item No. 4: Approval of an amendment to the Company’s Bylaws to reflect new Pennsylvania law provisions regarding officer exculpation	FOR	Majority of votes cast.	No
Item No. 5: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024	FOR	Majority of votes cast.	Yes

*
If a nominee receives a greater number of votes AGAINST than votes FOR election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation.

For purposes of the approval of the proposals above, in accordance with our governing documents and applicable state law, abstentions, broker non-votes and the failure to vote are not votes cast and, accordingly, have no effect on the outcome of such proposals, although brokers do have discretionary authority to cast a vote on Item No. 5 if no instructions are received.

Equitrans Midstream Corporation – 2024 Proxy Statement   75

Corporate Secretary Contact Information
You may contact the Company’s Corporate Secretary by sending correspondence to: Equitrans Midstream Corporation, 2200 Energy Drive, Canonsburg, Pennsylvania, 15317, Attention: Corporate Secretary.
Notice of Internet Availability of Proxy Materials
The SEC permits us to electronically distribute proxy materials to shareholders. We have elected to provide access to our proxy materials and annual report to certain of our shareholders on the Internet instead of mailing the full set of printed proxy materials. On or about March 8, 2024, we will mail to certain shareholders a notice of Internet availability of proxy materials (eProxy Notice) containing instructions regarding how to access our proxy statement and annual report and how to submit your vote over the Internet. If you received an eProxy Notice by mail, you will not receive printed copies of the proxy materials and annual report in the mail unless you request them. If you received an eProxy Notice by mail and would like to receive a printed copy of our proxy materials, follow the instructions for requesting such materials included in the eProxy Notice.
Voting Instructions
Voting Instructions for Shareholders of Record
If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC (EQ), you are considered the shareholder of record of those shares. The proxy materials have been sent directly to you by Broadridge Financial Solutions, Inc. You may vote your shares at our annual meeting or by submitting your proxy by:
➢ Mail: completing the proxy card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;
➢ Internet: following the instructions at the Internet site http://www.proxyvote.com; or
➢ Telephone: following the instructions for telephone voting after calling 1-800-690-6903 in the United States or 1-718-921-8500 from foreign countries.
If you vote by submitting your proxy card, your shares will be voted as indicated on your properly completed unrevoked proxy card. If you return your proxy card but do not indicate how your shares should be voted on an item, the shares represented by your properly completed unrevoked proxy card will be voted as recommended by the Board. If you do not return a properly completed proxy card and do not vote electronically during the virtual annual meeting, by telephone or on the Internet, your shares will not be voted.
You may also vote electronically during the virtual meeting using your 16-digit control number included on your eProxy Notice or proxy card. In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the proxy card by mail. Even if you plan to participate in the virtual annual meeting, we encourage you to vote by proxy as soon as possible.
See “Notice of Internet Availability of Proxy Materials” above if you received an eProxy Notice. If you receive an eProxy notice, you will only be able to vote over the Internet unless you request paper copies of the proxy materials.
Voting Instructions for Beneficial Owners
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in street name. You should receive an eProxy Notice or a vote instruction form (VIF) together with copies of the proxy statement and annual report from your broker, bank or other holder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record in voting your shares by following the instructions included in the mailing on how to submit your voting instructions, including by:

76   Equitrans Midstream Corporation – 2024 Proxy Statement

➢ Mail: completing the VIF as outlined in the instructions on the form and mailing the form in the prepaid envelope provided;
➢ Internet: following the instructions at the Internet site http://www.proxyvote.com; or
➢ Telephone: following the instructions for telephone voting after calling 1-800-690-6903 in the United States or 1-718-921-8500 from foreign countries.
See “Proposals, Board Recommendations, Vote Required, and Broker Non-Votes” above for the right of brokers, banks and other holders of record to vote on routine matters for which they have not received voting instructions.
Please review your VIF for the date by which your instructions must be received in order for your shares to be voted. You may also vote electronically during the virtual annual meeting using the instructions provided by your broker, bank, trustee or other nominee. In the case of Internet or telephone voting, you should have your VIF in hand and retain the form until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the VIF by mail.
If your shares are held through the Equitrans Midstream Corporation Employee Savings Plan (the Employee Savings Plan) or the 2018 LTIP, see “Voting Shares Held Through the Employee Savings Plan” and “Voting Restricted Shares Held Through the 2018 LTIP” below for instructions regarding how to vote your shares and the right of the holders of record to vote your shares on matters for which they have not received voting instructions.
See “Notice of Internet Availability of Proxy Materials” above if you received an eProxy Notice. If you receive an eProxy notice, you will only be able to vote over the Internet unless you request paper copies of the proxy materials.
Voting Shares Held Through the Employee Savings Plan
If you hold shares through the Employee Savings Plan, you will receive a separate proxy card, proxy statement and annual report. You must use this separate proxy card to instruct the trustee of the Employee Savings Plan regarding how to vote your shares held in the plan. You may instruct the trustee to vote your shares by:
➢ Mail: completing the proxy card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;
➢ Internet: following the instructions at the Internet site http://www.proxyvote.com; or
➢ Telephone: following the instructions for telephone voting after calling 1-800-690-6903 in the United States or 1-718-921-8500 from foreign countries.
If you do not return a proxy card or if you return a proxy card with no instructions, the trustee will vote your shares in proportion to the way other plan participants vote their shares. Please note that the proxy cards for the Employee Savings Plan have an earlier return date. Please review your proxy card for the date by which your instructions must be received in order for your Employee Saving Plan shares to be voted.
In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the proxy card by mail.
Voting Restricted Shares Held Through the 2018 LTIP
If you hold restricted shares through the 2018 LTIP, you will receive a separate proxy card, proxy statement, and annual report. You must use this separate proxy card to instruct the 2018 LTIP administrator regarding how to vote your restricted shares held in the plan. You may instruct the administrator to vote your shares by:

Equitrans Midstream Corporation – 2024 Proxy Statement   77

➢ Mail: completing the proxy card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;
➢ Internet: following the instructions at the Internet site http://www.proxyvote.com; or
➢ Telephone: following the instructions for telephone voting after calling 1-800-690-6903 in the United States or 1-718-921-8500 from foreign countries.
If you return a proxy card with no instructions, the administrator or its designee will vote your shares as recommended by the Board. If you do not return a proxy card, your shares will not be voted. Please note that the proxy cards for the 2018 LTIP have an earlier return date. Please review your proxy card for the date by which your instructions must be received in order for your shares to be voted.
In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the proxy card by mail.
How to Change Your Vote
If you are a shareholder of record, you may revoke your proxy before polls are closed at the meeting by:
➢
voting again by submitting a revised proxy card or voting by Internet or telephone, as applicable, on a date later than the prior proxy;

➢
voting electronically during the virtual annual meeting; or

➢
notifying the Company’s Corporate Secretary in writing that you are revoking your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. Your last validly submitted vote is the vote that will be counted. If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will be able to change or revoke your proxy until it is voted.
Receiving More Than One Proxy Card and/or VIF
If you receive more than one proxy card as a shareholder of record, you have shares registered differently in more than one account. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Equiniti Trust Company, LLC, at 48 Wall Street, Floor 23, New York, NY 10005 at its toll free number (1-800-937-5449), by email at helpAST@equiniti.com, or on its website www.equiniti.com. If you receive more than one proxy card, it is important that you return each proxy card with voting instructions for your votes to be counted.
If you receive more than one VIF, please contact the broker, bank or other holder of record holding your shares to determine whether you can consolidate your accounts.
Voting on Other Matters Not Included in this Proxy Statement that May be Presented at the Annual Meeting
Since no shareholder has indicated an intention to present any matter not included in this proxy statement to the annual meeting in accordance with the advance notice provision in the Bylaws, the Board is not aware of any other proposals for the meeting. If another proposal is properly presented, the persons named as proxies will vote your returned proxy in their discretion.
Participating in the Annual Meeting
You may participate in the virtual annual meeting if you were a shareholder on February 16, 2024. You will be able to participate in the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ETRN2024. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the 2018 LTIP or the Employee Savings Plan, which must be voted prior to the meeting). Information regarding the rules of conduct at the annual meeting will be available on the virtual meeting platform during the annual meeting.
To participate in the annual meeting, you will need the 16-digit control number included on your eProxy Notice, on your proxy card or on the VIF that accompanied your proxy materials. The annual meeting webcast will

78   Equitrans Midstream Corporation – 2024 Proxy Statement

begin promptly at 9:00 a.m. Eastern Time on April 23, 2024, and shareholders will be able to log in beginning at 8:45 a.m. Eastern Time on April 23, 2024. We encourage you to access the meeting prior to the start time.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
Voting During the Annual Meeting
Shares registered directly in your name as the shareholder of record may be voted electronically during the annual meeting. If you choose to vote your shares online during the annual meeting, please follow the instructions provided on your eProxy Notice or the proxy card to log in to www.virtualshareholdermeeting.com/ETRN2024. You will need the 16-digit control number included on your eProxy Notice or on your proxy card. If your shares are held in a stock brokerage account or by a bank, broker or other holder of record, you may also vote electronically during the virtual annual meeting using your 16-digit control number provided by your bank, broker or other holder of record.
Even if you plan to participate in the annual meeting, the Company strongly recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to participate in the annual meeting.
Questions
During the live question and answer portion of the annual meeting, shareholders may submit questions, which will be answered as they come in, as time permits. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/ETRN2024, type your question into the “Ask a Question” field, and click “Submit.” Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
Technical Difficulties
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.
Other Matters
Solicitation of Proxies
We are soliciting proxies primarily by use of the mail. However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means. To the extent that our directors, officers or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. D.F. King & Co. Inc. assists us with the solicitation for a fee of  $10,000 plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies. The Company bears all costs associated with this proxy solicitation.
Shareholder Proposals and Director Nominations
Under SEC rules, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2025 annual meeting. Shareholder proposals must comply with the requirements established by the SEC and must be submitted in writing and received by our Corporate Secretary on or before the close of business on November 8, 2024 (for them to be considered for inclusion in the 2025 proxy statement).
If you would like to present a matter not included in our proxy statement for consideration at our 2025 annual meeting, including nominations for director candidates, you must send advance written notice to our Corporate Secretary. According to our Bylaws, the Corporate Secretary must receive notice of any matter or nominations

Equitrans Midstream Corporation – 2024 Proxy Statement   79

to be presented at the 2025 annual meeting no earlier than the close of business on December 24, 2024 (the 120th day prior to April 23, 2025, the one-year anniversary of this year’s annual meeting) and no later than the close of business on January 23, 2025 (the 90th day prior to April 23, 2025). Any matter or nomination must comply with our Bylaws. Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees under Rule 14a-19 under the Exchange Act must comply with the requirements of the Company’s Bylaws, including providing the notice required under Rule 14a-19 by January 23, 2025 and complying with the requirements of Rule 14a-19 and Sections 1.09 and 1.10 of the Company’s Bylaws. The Company will disregard any proxies solicited for a shareholder’s director nominees if such shareholder fails to comply with such requirements.
Under our proxy access Bylaws provision, a shareholder, or group of twenty or fewer shareholders, in each case owning continuously for at least three years as of both the date the notice is received by us and the record date for the annual meeting, shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in our proxy statement director nominees constituting the greater of  (i) two and (ii) 20% of the Board, provided that such nominations are submitted in writing and received by our Corporate Secretary no earlier than the close of business on October 9, 2024 (the 150th day prior to the first anniversary of the date that the Company mailed its proxy statement for the prior annual meeting) and no later than the close of business on November 8, 2024 (the 120th day prior to the first anniversary of the date that the Company mailed its proxy statement for the prior annual meeting).
In addition, the Corporate Governance Committee will consider in its normal course candidates recommended by the Company’s shareholders. If the Corporate Governance Committee determines to nominate as a director an individual recommended by a shareholder, then the recommended individual will be included on the Company’s slate for the next annual proxy statement. To make such a recommendation, you must comply with the requirements described under “Corporate Governance and Board Matters — Director Nominations” on page 15 of this proxy statement.
Cautionary Statements
Disclosures in this proxy statement may contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “aim,” “anticipate,” “approximate,” “aspire,” “assume,” “believe,” “budget,” “continue,” “could,” “design,” “estimate,” “expect,” “focused,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “pursue,” “scheduled,” “seek,” “should,” “strategy,” “strive,” “target,” “view,” “will,” or “would” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement include the matters discussed regarding the expectation of performance under compensation plans and anticipated financial and operational performance of the Company and its subsidiaries; beliefs regarding future decisions of customers in respect of production growth, curtaining natural gas production; the Company’s future and continuing ability to execute operationally in accordance with its vision, values and sustainability framework and impact thereof; the Company’s ability to achieve, and create value from, its ESG, sustainability and other targets and aspirations (including targets and aspirations set forth in its climate policy) and timing and means for doing so; belief regarding the success of severance protection and related non-compete and non-solicitation covenants on attracting and retaining executive and other talent; the effect of the Fiscal Responsibility Act of 2023 on the MVP JV’s ability to complete the MVP project; and the ability to achieve, and targeted timing of achieving, completion of the MVP project, risks related thereto, the realizability of the MVP performance award program, and the degree to which, if at all, the MVP PSU Amendment fosters the Company completing the MVP project safely and in compliance with environmental standards. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial, construction and other risks and uncertainties, many of which are difficult to predict and are beyond the Company’s control. The risks and uncertainties that may

80   Equitrans Midstream Corporation – 2024 Proxy Statement

affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2023 as updated by Equitrans’ subsequent Quarterly Reports on Form 10-Q.
Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statements unless required by securities law, whether as a result of new information, future events or otherwise.
Websites
Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Equitrans Midstream Corporation – 2024 Proxy Statement   81

APPENDIX A
Non-GAAP Financial Information
Adjusted EBITDA, Economic Adjusted EBITDA, Free Cash Flow and Free Cash Flow Before Changes in Working Capital
As used in this proxy statement, Adjusted EBITDA means, as applicable, net income, plus income tax expense (benefit), net interest expense, depreciation, amortization of intangible assets, payments on the preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense and less equity income, AFUDC-equity, unrealized gain (loss) on derivative instruments and adjusted EBITDA attributable to noncontrolling interest. As used in this proxy statement, Economic Adjusted EBITDA means Adjusted EBITDA plus deferred revenue. Deferred revenue is the difference between the cash received from the contractual minimum volume commitments and the revenue recognized over a contract’s term. Economic Adjusted EBITDA as defined in the 2023 ESTIP Program further allows for certain items to be adjusted for, including the Board and the Committee determining, upon recommendation from management, adjustments related to the delay in the MVP, expenses associated with the November 2022 incident at the Rager Mountain storage facility (Rager Mountain incident), contract asset write-down and the one-time legislation bonus to Mr. Karam (Legislation Bonus).
Additionally, as used in this proxy statement, Free Cash Flow means net cash provided by operating activities plus principal payments received on the Preferred Interest and less net cash provided by operating activities attributable to noncontrolling interest, dividends paid to the holders of the Company’s Series A Perpetual Convertible Preferred Shares, capital expenditures (excluding the noncontrolling interest share (40%) of Eureka Midstream capital expenditures) and capital contributions to the MVP JV. Free Cash Flow Before Changes in Working Capital means Free Cash Flow less changes in certain working capital accounts and changes in certain working capital accounts attributable to noncontrolling interest. Free Cash Flow Before Changes in Working Capital as defined in the 2023 ESTIP Program further allows for certain items to be adjusted for. These include adjustments related to the delay in the MVP, changes in capital contributions to MVP JV related to the delay in the MVP, Legislation Bonus, Rager Mountain incident costs and contributions to the MVP JV, as a result of a partner electing not to contribute additional funds.
Adjusted EBITDA and Free Cash Flow are non-GAAP supplemental financial measures that management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
➢
the Company’s operating performance as compared to other publicly traded companies in the midstream energy industry without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

➢
The ability of the Company’s assets to generate sufficient cash flow to pay dividends to Company shareholders;

➢
The Company’s ability to incur and service debt and fund capital expenditures and capital contributions; and

➢
The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Company believes that Adjusted EBITDA and Free Cash Flow provide useful information to investors in assessing the Company’s financial condition and results of operations. Adjusted EBITDA, Economic Adjusted EBITDA and Free Cash Flow should not be considered as alternatives to net income, operating income, or net cash provided by operating activities, as applicable, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, Economic Adjusted EBITDA and Free Cash Flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income, operating income and net cash provided by operating activities. Additionally, because these non-GAAP measures may be defined differently by other companies in the Company’s industry, the Company’s definitions of Adjusted EBITDA, Economic Adjusted EBITDA and Free Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Free Cash Flow should not be viewed as indicative of the actual amount of cash that the Company has available for dividends or that the Company plans to distribute and is not intended to be a liquidity measure.
The tables below reconcile Adjusted EBITDA, Economic Adjusted EBITDA, Free Cash Flow and Free Cash Flow Before Changes in Working Capital with net income and net cash provided by operating activities, as applicable, as derived from the statements of consolidated comprehensive income and the statements of consolidated cash flows included in the Company’s annual report on Form 10-K for the year ended December 31, 2023.
Adjusted EBITDA and Economic Adjusted EBITDA
($ in thousands)
Year Ended December 31, 2023
Net income	$454,754
Add (deduct):
Income tax benefit	(18,823)
Net interest expense	426,884
Depreciation	279,386
Amortization of intangible assets	64,819
Preferred Interest payments	10,984
Non-cash long-term compensation expense	39,313
Equity income	(175,215)
AFUDC-equity	(1,068)
Unrealized gain on derivative instruments	(1,531)
Adjusted EBITDA attributable to noncontrolling interests(1)	(40,649)

Adjusted EBITDA	$1,038,854

Add:
Deferred revenue(2)	329,317

Economic Adjusted EBITDA	$1,368,171

MVP delay related adjustments	101,298
Rager Mountain incident expenses	9,444
Contract asset write-down	7,800
Legislation Bonus	7,275

Economic Adjusted EBITDA as adjusted for ESTIP	$1,493,988

(1)
Reflects adjusted EBITDA attributable to noncontrolling interest associated with the third party ownership interest in Eureka Midstream. Adjusted EBITDA attributable to noncontrolling interest was calculated as net income of  $9.5 million, plus depreciation of  $12.8 million, plus amortization of intangible assets of  $8.4 million and plus interest expense of $9.9 million.

(2)
Does not reflect amounts related to the noncontrolling interest share of Eureka Midstream.

Free Cash Flow and Free Cash Flow Before Changes in Working Capital
($ in thousands)
Year Ended December 31, 2023
Net cash provided by operating activities	$1,016,078
Add (deduct):
Principal payments received on the Preferred Interest	5,837
Net cash provided by operating activities attributable to noncontrolling interest(1)	(30,568)
ETRN Series A Preferred Shares dividends	(58,512)
Capital expenditures(2)	(372,004)
Capital contributions to MVP JV	(689,405)

Free cash flow	$(128,574)

Changes in working capital accounts(3)	(55,902)
Changes in working capital accounts attributable to noncontrolling interest	1,154

Free cash flow before changes in working capital	$(183,322)

MVP delay related adjustments	30,372
Changes in capital contributions to MVP JV	40,573
Legislation Bonus	7,500
Rager Mountain incident costs	18,740
Capital contributions to MVP JV due to election of partner	11,158

Free cash flow before changes in working capital as adjusted for ESTIP	$(74,979)

(1)
Reflects 40% of  $76.4 million, which was Eureka Midstream’s standalone net cash provided by operating activities for the year ended December 31, 2023, which represents the noncontrolling interest portion for the year ended December 31, 2023.

(2)
Does not reflect amounts related to the noncontrolling interest share of Eureka Midstream.

(3)
Includes changes in accounts receivable of  $21.9 million, accounts payable of  $(4.2) million and other assets and other liabilities of  $38.1 million for the year ended December 31, 2023.

(4)
Reflects 40% of  $2.9 million, which was Eureka Midstream’s standalone changes in working capital accounts for the year ended December 31, 2023, which represents the noncontrolling interest portion for the year ended December 31, 2023.

APPENDIX B
Equitrans Midstream Corporation
2024 Long-Term Incentive Plan
SECTION 1.   PURPOSES
1.01.
The purpose of the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan is to assist Equitrans Midstream Corporation (the “Company”) in attracting, retaining and motivating employees and Non-Employee Directors (as defined below) of outstanding ability and to align their interests with those of the shareholders of the Company.

SECTION 2.   DEFINITIONS; CONSTRUCTION
2.01.
Definitions.   In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

2.01.1.
“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one (1) or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

2.01.2.
“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Equity-Based Awards or any other right or interest relating to Shares or cash granted to a Participant under the Plan.

2.01.3.
“Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.01.4.
“Board” means the Company’s Board of Directors.

2.01.5.
“Cause,” unless otherwise determined by the Committee, or unless otherwise provided in an Award Agreement or Individual Agreement, when used with respect to the termination of employment of a Participant who is an employee of the Company or an Affiliate, includes:

(i)
the conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of his duties;

(ii)
willful and repeated failures to substantially perform his assigned duties; or

(iii)
a violation of any express significant policies of the Company.

For purposes of this Section 2.01.5, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Company or any of its Affiliates. Notwithstanding the foregoing, a Participant who at the time of his termination was an executive officer shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Board at a duly-held meeting of the Board finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct set forth above in clauses (i), (ii) or (iii) of this Section 2.01.5.

2.01.6.
“Change of Control” has the meaning provided in Section 9.02.

2.01.7.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.

2.01.8.
“Committee” means (i) with respect to Participants who are employees, the Human Capital and Compensation Committee or such other committee of the Board as may be designated by the Board to administer the Plan, as referred to in Section 3.01, provided, however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as (A) a “non-employee director” as then defined under Rule 16b-3 of the Exchange Act or any successor rule, and (B) an “independent” director under the rules of the New York Stock Exchange; or (ii) with respect to Participants who are Non-Employee Directors, the Board.

2.01.9.
“Common Stock” means shares of the Company’s common stock, without par value.

2.01.10.
“Disability” shall have the meaning set forth in the Company’s long-term disability plan in effect as of the date Disability is to be determined; provided, however, to the extent necessary to avoid tax penalties under Section 409A of the Code, “Disability” means “disability” as defined in Section 409(a)(2)(C) of the Code. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

2.01.11.
“Effective Date” has the meaning provided in Section 13.

2.01.12.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.01.13.
“Fair Market Value” of shares of any stock, including but not limited to Common Stock, or units of any other securities (herein “shares”), shall be the closing price per share for the trading date immediately preceding the date as of which the Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted in the printed or the electronic version of The Wall Street Journal (or in such other reliable printed or electronic publication as the Committee, in its discretion, may determine to rely upon). If the Fair Market Value of shares on any date cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall determine the Fair Market Value of such shares or other property on such date by such method as the Committee determines in good faith to be reasonable and in compliance with Section 409A of the Code. The Fair Market Value shall be determined without regard to any restriction other than a restriction that, by its terms, will never lapse.

2.01.14.
“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned to such term in the Individual Agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such Individual Agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given to such term in the applicable Award Agreement. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

2.01.15.
“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

2.01.16.
“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Award Agreement relating thereto. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

2.01.17.
“Independent Director” means a member of the Board who qualifies at any given time as an “independent” director under the applicable rules of each stock exchange on which the Shares are listed.

2.01.18.
“Individual Agreement” shall mean an employment, consulting or similar agreement between a Participant and the Company or any of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Company or any of its Subsidiaries or Affiliates. If a Participant is a party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.

2.01.19.
“Non-Employee Director” means a member of the Board who is not a common law employee of the Company or any of its Subsidiaries or Affiliates.

2.01.20.
“Non-Exempt Deferred Compensation” has the meaning provided in Section 12.02.

2.01.21.
“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

2.01.22.
“Option” means a right, granted under Section 6.02, to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

2.01.23.
“Other Equity-Based Award” means an Award, granted under Section 6.07, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other equity of the Company or its Affiliates.

2.01.24.
“Parent” means a corporation, limited liability company, partnership or other entity that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

2.01.25.
“Participant” means an employee or a Non-Employee Director of the Company or any Affiliate who is granted an Award under the Plan; provided, however, that in the case of the death of a Participant, the term “Participant” refers to any legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

2.01.26.
“Performance Award” means any Award granted under the Plan that has performance-related vesting conditions.

2.01.27.
“Plan” means the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan, as amended from time to time.

2.01.28.
“Restricted Stock” means Shares, granted under Section 6.04, that are subject to certain restrictions and to risk of forfeiture.

2.01.29.
“Restricted Stock Unit” means the right granted to a Participant under Section 6.05 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

2.01.30.
“Share Reserve” has the meaning provided in Section 4.01.

2.01.31.
“Shares” mean shares of Common Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Section 8), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

2.01.32.
“Stock Appreciation Right” means an Award granted under Section 6.03.

2.01.33.
“Subsidiary” means any corporation, limited liability company, partnership or other entity in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the chain owns stock or other ownership interests possessing at least fifty percent (50%) of the total combined voting power in one (1) of the other entities in the chain. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

2.02.
Construction.   For purposes of the Plan, the following rules of construction shall apply:

2.02.1.
The word “or” is disjunctive but not necessarily exclusive.

2.02.2.
Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders; and words in the masculine or feminine gender include the other and neuter genders.

2.02.3.
The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 3.   ADMINISTRATION
3.01.
General.   The Plan shall be administered by the Committee. References hereinafter to the Committee shall mean the Human Capital and Compensation Committee of the Board (or other appointed committee) with respect to employee Participants and the Board with respect to Non-Employee Director Participants.

3.02.
Powers of the Committee.   The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)
to designate Participants;

(ii)
to determine the type or types of Awards to be granted to each Participant;

(iii)
to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, in each case based on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)
to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, cancelled, forfeited, exchanged or surrendered;

(v)
to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(vi)
to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)
to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(viii)
to correct any defect, supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan;

(ix)
to establish any “blackout” period that the Committee, in its sole discretion, deems necessary or advisable;

(x)
to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan;

(xi)
to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies; and

(xii)
to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any of its Affiliates may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 4.03, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for or resolution regarding the compensation of Non-Employee Directors as in effect from time to time that is approved by the Board, upon the recommendation of a committee of the Board consisting solely of Independent Directors.
Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, employees, directors and shareholders, and shall be given the maximum deference permitted by applicable law. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company and/or the Committee to assist in the administration of the Plan.
3.03.
Delegation.   The Committee may delegate, including, in the case of the Board, delegation to the Corporate Governance Committee, within limits and subject to the terms it may establish from time to time, the authority to perform administrative functions under the Plan. The Committee may, by resolution, expressly delegate to a special committee, consisting of one (1) or more directors who may but need not be members of the Committee (including the Chief Executive Officer in his or her capacity as a director), the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to a special committee may not be made with respect to the grant of Awards to eligible Participants who are subject to Section 16 of the Exchange Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board, and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.

SECTION 4.   SHARES SUBJECT TO THE PLAN
4.01.
Shares Authorized.   The maximum number of Shares that may be issued in respect of Awards granted under the Plan shall be (i) 22,500,000 Shares plus (ii) one Share for every one Share available for award under the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan (the “Prior Plan”) as of immediately prior to the Effective Date, each subject to adjustment as provided in Section 8 (collectively, the “Share Reserve”). The Share Reserve may be used for all forms of Awards hereunder. Each Share issued under the Plan pursuant to an Award other than (i) an Option or other purchase right for which the Participant pays the Fair Market Value for such Share measured as of the Grant Date, or (ii) a Stock Appreciation Right having a base price equal to the Fair Market Value of a Share as of the Grant Date, shall reduce the Share Reserve by two (2) Shares.

4.02.
Share Counting.   For purposes of Section 4.01, the number of Shares to which an Award relates shall be counted against the Share Reserve at the Grant Date of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the Share Reserve at the time of distribution;

provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the Share Reserve in accordance with procedures adopted by the Committee or its designee so as to ensure appropriate counting but avoid double-counting.
If any Shares to which an Award relates (including any award under the Prior Plan that is outstanding as of the Effective Date) are forfeited, or payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares, or the Award otherwise terminates without payment being made to the Participant in the form of Shares, any Shares counted against the Share Reserve with respect to such Award shall, to the extent of any such forfeiture, alternative payment or termination, be added back to the Share Reserve. Notwithstanding the foregoing, the following Shares shall not be added back to the Share Reserve: (i) Shares previously owned or acquired by the Participant that are delivered to the Company, or withheld from an Award, to pay the exercise price of an Award, (ii) Shares that are delivered or withheld for purposes of satisfying a tax withholding obligation, (iii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of the exercise price of an Option. Subject to applicable stock exchange requirements relating to the assumption of shareholder approved equity compensation plans in merger and acquisition transactions (“M&A Exemption Requirements”), shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to reflect the transaction) may be issued under the Plan pursuant to Awards granted after the closing of such transaction to individuals who are eligible to receive such awards in accordance with the M&A Exemption Requirements and will not count against the Share Reserve. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares, including Shares repurchased by the Company for purposes of the Plan.
4.03.
Limitation on Awards.   Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 8):

(i)
Incentive Stock Options.   The maximum aggregate number of Shares subject to Incentive Stock Options granted under the Plan over the term of the Plan to all of the Participants shall be 22,500,000.

(ii)
Options or Stock Appreciation Rights.   The maximum aggregate number of Shares subject to Options or Stock Appreciation Rights granted under the Plan in any calendar year to any one (1) Participant shall be 1,500,000.

(iii)
Performance Awards.   In any one (1) calendar year, the maximum amount that may be earned by any single Participant for Performance Awards shall be 800,000 Shares (or the equivalent value if paid in cash). For purposes of applying these limits in the case of multi-year performance periods, the number of Shares deemed earned in any one (1) calendar year is the total amount paid or Shares earned for the performance period divided by the number of calendar years in the performance period. In applying this limit, the amount of any cash or the Fair Market Value or number of any Shares or other property earned by a Participant shall be measured as of the close of the final year of the performance period regardless of the fact that certification by the Committee and actual payment or release of restrictions to the Participant may occur in a subsequent calendar year or years.

(iv)
Awards to Non-Employee Directors.   The maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one (1) Non-Employee Director shall be 50,000.

4.04.
Minimum Vesting Provisions.   No Award or portion thereof shall have a scheduled vesting period of less than one (1) year from the date of grant; provided, however, that, subject to adjustment as provided in Section 8, up to five percent (5%) of Share Reserve may be granted pursuant to Awards with no minimum vesting period.

SECTION 5.   ELIGIBILITY
Awards may be granted only to individuals who are active employees (including, without limitation, employees who also are directors or officers) or Non-Employee Directors of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may be granted only to eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Sections 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of § 1.409A-1(b)(5)(iii)(E) of the final regulations under Section 409A of the Code.
SECTION 6.   SPECIFIC TERMS OF AWARDS
6.01.
General.   Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, before, at or after the Grant Date (subject to the terms of Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.

6.02.
Options.   The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)
Exercise Price.   The exercise price per Share of an Option (other than an Option issued as a substitute for an award granted by a company acquired by the Company) shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option.

(ii)
Option Term.   The term of each Option shall be determined by the Committee, except that no Option (other than Nonstatutory Stock Options granted to Participants outside the United States) shall be exercisable after the expiration of ten (10) years from the Grant Date. Each Option shall be evidenced by a form of Award Agreement and subject to the terms thereof.

(iii)
Times and Methods of Exercise.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part (subject to Section 4.04), the methods by which the exercise price may be paid or deemed to be paid and the form of such payment. As determined by the Committee before, at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of  (A) cash or cash equivalents, (B) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (C) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (D) broker-assisted market sales, or (E) any other “cashless exercise” arrangement.

(iv)
Incentive Stock Options.   The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than ten percent (10%) of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date and an Option term of not more than five (5) years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

Notwithstanding any other provision contained in the Plan or in any Award Agreement, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 6.02(iv), the aggregate Fair Market Value, determined as of the Grant Date, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one (1) or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any Award Agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest exercise prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one (1) or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Nonstatutory Stock Options.
(v)
Termination of Employment.   In the case of Participants who are employees, unless otherwise determined by the Committee and reflected in the Award Agreement or an Individual Agreement:

(A)
If a Participant shall die while employed by the Company or an Affiliate or during a period following termination of employment during which an Option otherwise remains exercisable under this Section 6.02(v) or terminates employment due to Disability, Options granted to the Participant, to the extent exercisable at the time of the Participant’s death or termination of employment due to Disability, may be exercised within one (1) year after the date of the Participant’s death or termination due to Disability, but not later than the expiration date of the Option, by the Participant, a beneficiary validly designated pursuant to Section 7.04 below, the executor or administrator of the Participant’s estate, or the person or persons to whom the Participant shall have transferred such right by will, by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.

(B)
If the employment of a Participant with the Company or any of its Affiliates shall be involuntarily terminated under circumstances that would qualify the Participant for benefits under any Company severance plan or arrangement, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment, may be exercised within ninety (90) days after the date of termination of employment, but not later than the expiration date of the Option.

(C)
Subject to Section 9, if the Participant voluntarily terminates employment with the Company or any of its Affiliates for any reason, including retirement, Options granted to the Participant, whether exercisable or not, shall terminate immediately upon the termination of employment of the Participant.

(D)
Except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9, any Option granted to a Participant shall terminate immediately upon the termination of employment of the Participant with the Company and/or any of its Affiliates.

(vi)
Prohibition on Repricing.   Except as otherwise provided in Section 8, without the prior approval of shareholders of the Company: (A) the exercise price of an Option may not be reduced, directly or indirectly, (B) an Option may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price of the original Option, and (C) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(vii)
Code Section 409A Limits.   Notwithstanding anything in the Plan or any Award Agreement, no Option shall provide for dividend equivalents or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(viii)
Reload Rights.   No Option shall be granted with reload rights.

6.03.
Stock Appreciation Rights.   The Committee is authorized to grant Stock Appreciation Rights on the following terms and conditions:

(i)
Base Price.   The base price for Stock Appreciation Rights shall be such price as the Committee, in its sole discretion, shall determine, but the base price for a Stock Appreciation Right (other than one (1) issued as a substitute for an award granted by a company acquired by the Company) shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the Stock Appreciation Right on the Grant Date.

(ii)
Payment of Stock Appreciation Rights.   Stock Appreciation Rights shall entitle the Participant upon exercise to receive the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the base price of the Stock Appreciation Right, multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised. In the sole discretion of the Committee, the Company may pay all or any part of its obligation arising out of a Stock Appreciation Right exercise in cash, Shares or any combination thereof. Payment shall be made by the Company upon the date of exercise.

(iii)
Term and Exercise of Stock Appreciation Rights.   The term of any Stock Appreciation Right granted under the Plan shall be for such period as the Committee shall determine, but (except for those granted to Participants outside the United States) no Stock Appreciation Right shall be exercisable for more than ten (10) years from the Grant Date thereof. Each Stock Appreciation Right shall be subject to earlier termination under the rules applicable to Options as provided in Sections 6.02(v) and (vi). Each Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of Shares as may be provided in the Award Agreement.

(iv)
Prohibition on Repricing.   Except as otherwise provided in Section 8, without the prior approval of shareholders of the Company: (A) the base price of a Stock Appreciation Right may not be reduced, directly or indirectly, (B) a Stock Appreciation Right may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the base price of the original Stock Appreciation Right, and (C) the Company may not repurchase a Stock Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the base price per share of the Stock Appreciation Right.

(v)
Code Section 409A Limits.   Notwithstanding anything in the Plan or any Award Agreement, no Stock Appreciation Right shall provide for dividend equivalents or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.

6.04.
Restricted Stock.   The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)
Issuance and Restrictions.   Subject to Section 4.04, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine before, at or after the Grant Date.

(ii)
Forfeiture.   Except as otherwise determined by the Committee before, at or after the Grant Date, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company for no consideration; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes.
(iii)
Certificates for Shares.   Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing Shares, which may be held in escrow or recorded in book entry form. Certificates representing Shares of Restricted Stock, if any, shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)
Dividends on Restricted Stock.   The Committee may provide that ordinary cash dividends declared on the Shares of Restricted Stock before they are vested (A) will be forfeited, (B) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 4.01), or (C) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued. Dividends accrued on Shares of Restricted Stock before they are vested shall be subject to the same vesting provisions as provided for under the host Award. In no event shall dividends with respect to Restricted Stock that is subject to performance-based vesting be paid or distributed until the performance-based vesting provisions of such Restricted Stock lapse. To the extent that dividends are deemed to be reinvested in additional Shares, such additional Shares shall, at the time of such deemed reinvestment, be included in the number of Shares as to which the host Award relates for purposes of the share limits under Sections 4.01, 4.03 and 4.04. Unless otherwise provided in the applicable Award Agreement, any dividends accrued on Shares of Restricted Stock will be paid or distributed no later than the fifteenth day of the third month following the later of  (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture.

6.05.
Restricted Stock Units.   The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

(i)
Issuance and Restrictions.   An Award of Restricted Stock Units represents the right to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future. Any vesting restrictions placed on the Award shall be subject to Section 4.04.

(ii)
Forfeiture.   Except as otherwise determined by the Committee before, at or after the Grant Date, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, Restricted Stock Units that at that time are subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)
Payment.   Unless otherwise determined by the Committee and provided in an Award Agreement, during the two and one-half  (2 1∕2) months following the end of the calendar year in which vesting occurs, the Company shall pay to the Participant in cash an amount equal to the number of Restricted Stock Units vested multiplied by the Fair Market Value of a Share of the Common Stock on such date. Notwithstanding the foregoing sentence, the Committee shall have the authority, in its discretion, to determine that the obligation of the Company shall be paid in Shares or part in cash and part in Shares.

6.06.
Performance Awards.   The Committee is authorized to grant any Award under this Plan, including cash-based Awards and Other Equity-Based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Performance Awards are subject to the following terms and conditions:

(i)
Terms.   The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 4.03, and to designate the terms and conditions of such Performance Awards as provided in Section 3.02. All Performance Awards shall be evidenced by an Award Agreement.

(ii)
Performance Goals.   The Committee may establish performance goals for Performance Awards based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, one (1) or more Subsidiaries or other Affiliates, any branch, department, business unit or other portion thereof, and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other measures selected or defined by the Committee before, at or after the Grant Date. Performance goals may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth or reduction from period to period or growth or reduction rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo, the reduction of expenses or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles.

(iii)
Permitted Adjustments.   If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or any of its Affiliates conducts its business has occurred, or other events or circumstances have rendered performance goals to be unsuitable, the Committee may modify such performance goals, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (A) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (B) make a cash payment to the Participant in an amount determined by the Committee.

6.07.
Other Equity-Based Awards.   The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other equity of the Company or its Affiliates, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, awards of Shares or other equity of the Company or its Affiliates that are not subject to any restrictions or conditions (but only within the limits imposed in Section 4.04), convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares or other equity of the Company or its Affiliates, as the Committee in its discretion may determine. In the discretion of the Committee, such Other Equity-Based Awards, including Shares, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Company or any of its Affiliates under, other compensation or incentive plans, programs or arrangements of the Company or any of its Affiliates for eligible Participants. The Committee shall determine the terms and conditions of Other Equity-Based Awards.

6.08.
Dividend Equivalents.   The Committee is authorized to grant dividend equivalents with respect to any Awards granted hereunder (other than Options or Stock Appreciation Rights), subject to such terms and conditions as may be selected by the Committee; provided, however, that no dividend equivalents shall be paid or distributed in advance of the vesting of the underlying Award. For the avoidance of doubt, dividend equivalents will only be earned and paid if and to the extent that the underlying Award vests or is earned. Dividend equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to the Award, as determined by the Committee. The Committee may provide that dividend equivalents will be deemed to have been reinvested in additional Shares, or otherwise reinvested. To the extent that dividend equivalents are deemed to be reinvested in additional Shares with respect to an Award, such additional Shares shall, at the time of such deemed reinvestment, be included in the number of Shares as to which the host Award relates for purposes of the share limits under Sections 4.01, 4.03 and 4.04. Unless otherwise provided in the applicable Award Agreement, any dividend equivalents granted with respect to an Award hereunder (other than Options or Stock Appreciation Rights, which shall have no dividend equivalents) will be paid or distributed no later than the fifteenth day of the third month following the later of  (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.
SECTION 7.   PROVISIONS APPLICABLE TO ALL AWARDS
7.01.
Stand-Alone, Tandem and Substitute Awards.   Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan, program or arrangement of the Company or any of its Affiliates (subject to the terms of Section 10) or any business entity acquired or to be acquired by the Company or any of its Affiliates, except that an Incentive Stock Option may not be granted in tandem with other Awards or awards. Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

7.02.
Forfeiture Events.   Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

7.03.
Form of Payment of Awards.   Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Company upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine before, at or after the Grant Date (subject to the terms of Section 10), including, without limitation, cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.04.
Limits on Transfer of Awards; Beneficiaries.   If permitted by the Committee, or its delegate, a Participant may file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee, or its delegate, may from time to time prescribe) to exercise, in the event of the death of the recipient, an Option or Stock Appreciation Right, or to receive any benefits, in such event, under any other awards. The Company reserves the right to review and approve beneficiary designations and/or require that a particular form be used to be effective with respect to an award. A recipient may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise. However, if the Company shall be in doubt as to the right of any such beneficiary to exercise any Option or Stock Appreciation Right, or to receive any other award, the Committee may determine to recognize only an exercise by, or right to receive of, the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone. In the event a Participant fails to designate validly a beneficiary, or if no designated beneficiary survives the Participant, the Participant’s spouse, if living shall be the beneficiary, otherwise, the estate of the Participant. Except as permitted by the Company, no right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any person other than the Company, or shall be subject to any lien, obligation or liability of such Participant to any person other than the Company or any of its Affiliates. Except to the extent otherwise determined by the Committee with respect to Awards other than Incentive Stock Options, no Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by a valid beneficiary designation or otherwise by will or the laws of descent and distribution. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.
7.05.
Registration and Listing Compliance.   No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award except in a transaction that complies with the registration requirements (or an exemption therefrom) under the Securities Act of 1933, as amended, and any state securities law and the listing requirements under any listing agreement between the Company and any national securities exchange. No Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Company have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Company and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

7.06.
Evidence of Ownership; Trading Restrictions.   Shares delivered under the terms of the Plan may be recorded in book entry or electronic form or issued in the form of certificates. Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates or issue instructions to the transfer agent to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

SECTION 8.   ADJUSTMENT PROVISIONS
8.01.
Mandatory Adjustments.   In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Shares to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. The Committee’s determination need not be uniform and may be different for different Participants.

Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Sections 4.01, 4.03 and 4.04 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.
8.02.
Discretionary Adjustments.   In the event of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of Shares, or any transaction described in Section 8.01), the Committee may make such adjustments to the Plan and Awards as it deems appropriate or equitable, in its sole discretion. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the generality of the foregoing, the Committee may provide that (A) Awards will be settled in cash or other property rather than Shares, (B) Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (C) Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (D) outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction (or the per-share transaction price), over the exercise or base price of the Award, (E) performance goals and performance periods for Performance Awards will be modified, or (F) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants.
8.03.
General.

(i)
Incentive Stock Options.   To the extent that any adjustments made pursuant to this Section 8 would cause Incentive Stock Options to cease to qualify as Incentive Stock Options, or cause a modification, extension or renewal of such Options within the meaning of Section 424 of the Code, the Committee may (but need not) elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee, in its discretion, shall deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Stock Options.

(ii)
Code Section 409A.   All adjustments shall be made in a manner compliant with Section 409A of the Code. Without limiting the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. § 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code.

SECTION 9.   CHANGE OF CONTROL PROVISIONS
9.01.
Treatment of Awards Upon a Change of Control.   The provisions of this Section 9 shall apply in the case of a Change of Control, unless otherwise provided in the Award Agreement or Individual Agreement, the operative transaction agreements related to the Change of Control, or any separate agreement with a Participant governing an Award.

(i)
Awards Assumed or Substituted by Surviving Entity.   With respect to Awards assumed by the surviving entity of the Change of Control (the “Surviving Entity”) or otherwise equitably converted or substituted in connection with a Change of Control in a manner approved by the Committee or the Board, if within two (2) years after the effective date of the Change of Control, a Participant’s employment or service is terminated due to death or Disability or without Cause or the Participant resigns for Good Reason, then:

(A)
all of the Participant’s outstanding Options, Stock Appreciation Rights and other outstanding Awards (including, without limitation, Awards equitably converted or substituted in connection with a Change of Control) pursuant to which the Participant may have exercise rights shall become fully exercisable as of the date of such termination, and shall thereafter remain exercisable until the earlier of  (1) the expiration of the original term of the Award and (2) the later of  (i) ninety (90) days from the termination of employment or service and (ii) such longer period provided by the applicable Award Agreement;

(B)
all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse as of the date of the Participant’s termination, and such Awards shall be settled or paid within thirty (30) days after the date of the Participant’s termination; and

(C)
all performance criteria and other conditions to payment of the Participant’s outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the applicable performance period, and payment of such Awards on that basis shall be made or otherwise settled or paid within thirty (30) days after the date of the end of the applicable performance period;

provided, however, that if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall be settled or paid on the date(s) provided in the underlying Award Agreements to the extent required by Section 409A of the Code.
With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Agreement includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
(ii)
Awards not Assumed or Substituted by Surviving Entity.   Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee or the Board:

(A)
all outstanding Options, Stock Appreciation Rights and other outstanding Awards pursuant to which Participants may have exercise rights shall become fully exercisable as of the time of the Change of Control, and to the extent not exercised by a Participant shall be automatically cancelled in exchange for a lump sum cash payment, payable upon the closing of the Change in Control, equal to (1) for each outstanding Award of Options, the product of  (I) the number of Options subject to the Award that are outstanding immediately prior to cancellation, and (II) the difference between the Fair Market Value of a Share determined based on the Change in Control transaction minus the applicable exercise price, (2) for each outstanding Award of Stock Appreciation rights, the product of  (I) the number of Stock Appreciation Rights subject to the Award that are outstanding immediately prior to cancellation, and (II) the difference between the Fair Market Value of a Share determined based on the Change in Control transaction minus the applicable base price, and (3) for any other outstanding Awards pursuant to which Participants have exercise rights an amount determined based on applying the principles outlined with respect to Options and Stock Appreciation rights in this subsection (A) to the Award. In the event an Award’s exercise price or base price (as applicable) exceeds the Fair Market Value of a Share determined based on the Change in Control transaction, the amount payable pursuant to this subsection (A) for such Award shall equal $0.00;

(B)
all time-based vesting restrictions on outstanding Awards shall lapse as of the time of the Change of Control, and such Awards shall be settled or paid at the time of the Change of Control; and

(C)
all performance criteria and other conditions to payment of outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Change of Control (or as of the time of the Change of

Control, in the case of Performance Awards in which the performance condition is measured by stock or unit price or total shareholder or unitholder return), and payment of such Awards on that basis shall be made or otherwise settled at the time of the Change of Control;
provided, however, that if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall be settled or paid on the date(s) provided in the underlying Award Agreements to the extent required by Section 409A of the Code.
To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
9.02.
Definition of Change of Control.   For purposes of the Plan, a “Change of Control” of the Company shall mean any of the following events:

(i)
The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent (80%) of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Common Stock and voting power immediately prior to such sale or disposition;

(ii)
The acquisition in one (1) or more transactions by any person or group, directly or indirectly, of beneficial ownership of thirty percent (30%) or more of the outstanding Shares or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board; provided, however, that the following shall not constitute a Change of Control: (A) any acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries and (B) an acquisition by any person or group of persons of not more than forty percent (40%) of the outstanding Shares or the combined voting power of the then outstanding voting securities of the Company if such acquisition resulted from the issuance of capital stock by the Company and the issuance and the acquiring person or group was approved in advance of such issuance by at least two-thirds (2/3) of the Continuing Directors (as defined below) then in office;

(iii)
The Company’s termination of its business and liquidation of its assets;

(iv)
There is consummated a merger, consolidation, reorganization, share exchange or similar transaction involving the Company (including a triangular merger), in any case, unless immediately following such transaction: (A) all or substantially all of the persons who were the beneficial owners of the outstanding Common Stock and outstanding voting securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction (including a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets through one (1) or more subsidiaries (a “Parent Company”)) in substantially the same proportion as their ownership of the Common Stock and other voting securities of the Company immediately prior to the consummation of the transaction, (B) no person (other than (1) the Company, any employee benefit plan sponsored or maintained by the Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether the foregoing clause (A) is satisfied in connection with the transaction, such Parent Company, or (2) any person or group that satisfied the requirements of the foregoing Section (ii)(B)) beneficially owns, directly or indirectly, thirty percent (30%) or more of the outstanding Shares the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction and (C) individuals who were members of the Board immediately prior to the consummation of the transaction constitute at least a majority of the members of the board of directors resulting from such transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether the foregoing clause (A) is satisfied in connection with the transaction, such Parent Company); or
(v)
The following individuals (sometimes referred to herein as “Continuing Directors”) cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the entire Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved.

SECTION 10.   AMENDMENTS TO AND TERMINATION OF THE PLAN
The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Shares available under the Plan or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. Without the prior approval of the shareholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or Stock Appreciation Right to be reduced, directly or indirectly, (ii) an Option or Stock Appreciation Right to be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price or base price of the original Option or Stock Appreciation Right, or (iii) the Company to repurchase an Option or Stock Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or Stock Appreciation Right is lower than the exercise price or base price of the Option or Stock Appreciation Right.
SECTION 11.   GENERAL PROVISIONS
11.01.
No Right to Awards; No Shareholder Rights.   No Participant, employee or director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees and directors, except as provided in any other compensation, fee or other arrangement with the Participant, employee or director. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant in connection with such Award.

11.02.
Withholding.   The Company or any of its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award a number of such Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee or its designee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
11.03.
No Right to Employment or Continuation of Service.   Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Company or to interfere in any way with the right of the Company or, as applicable, shareholders to terminate a Participant’s employment or service at any time or increase or decrease his compensation, fees or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement with the Participant.

11.04.
Unfunded Status of Awards; Creation of Trusts.   The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

11.05.
Relationship to Other Benefits.   No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any of its Affiliates unless provided otherwise in such other plan. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements that relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

11.06.
Fractional Shares.   Unless the Committee determines otherwise, fractional Shares shall be issuable pursuant to the Plan or any Award. The Committee may determine on a case-by-case basis that fractional Shares shall be eliminated by rounding up or down; provided, however, that if such rounding would constitute a modification or substitution of an Option or Stock Appreciation Right under Treas. Reg. § 1.409A-1(b)(5)(v) or disqualify an Incentive Stock Option under Section 424 of the Code, the Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

11.07.
Governing Law.   The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable federal law.

11.08.
Severability.   If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws. If such provision cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.
11.09.
No Limitation on Rights of the Company.   The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to any of its Affiliates, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

SECTION 12.   SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE
12.01.
General.   It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

12.02.
Definitional Restrictions.   Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change of Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, Disability or separation from service meet any description or definition of  “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a change of control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

12.03.
Six Month Delay in Certain Circumstances.   Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under the Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. § 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within thirty (30) days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of the Plan, the term “Specified Employee” has the meaning given such term in Section 409A of the Code and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Section 409A(a)(2)(B)(i) of the Code shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including the Plan.
12.04.
Installment Payments.   If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. § 1.409A-2(b)(2)(iii) (or any successor thereto).

12.05.
Timing of Release of Claims.   Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment or service; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 12.03 above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one (1) calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

12.06.
Permitted Acceleration.   The Company (acting through the Committee) shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. §1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. § 1.409A-3(j)(4).

12.07.
Allocation Among Possible Exemptions.   If any one (1) or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. § 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Chief Human Resources Officer) shall determine which Awards or portions thereof will be subject to such exemptions.

SECTION 13.   EFFECTIVE DATE AND TERM OF THE PLAN
The effective date and date of adoption of the Plan shall be April 23, 2024 (the “Effective Date”). Absent additional shareholder approval, (i) no Incentive Stock Option may be granted under the Plan subsequent to April 23, 2034, and (ii) no other Award may be granted under the Plan subsequent to the Company’s Annual Meeting in 2034.

APPENDIX C
Proposed Amendments to Fifth Amended and Restated Bylaws of Equitrans
Midstream Corporation
The full text of the proposed amendments to Section 6.13 of the Bylaws to provide for exculpation of officers is as follows (proposed additions are double underlined, and proposed deletions are stricken through):
PERSONAL LIABILITY
Section 6.13   No officer shall be personally liable, as such, for monetary damages (except to the extent otherwise provided by law) for any action taken, or any failure to take any action, unless such officer has breached or failed to perform the duties of his or her office under Title 15, Chapter 17, Subchapter C of the Pennsylvania Consolidated Statutes (or any successor statute relating to officers’ standard of care and justifiable reliance), and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
If the Pennsylvania Consolidated Statutes are amended after April [23], 2024, the date this Section received shareholder approval, to further eliminate or limit the personal liability of officers, then an officer shall not be liable, in addition to the circumstances set forth in this Section, to the fullest extent permitted by the Pennsylvania Consolidated Statutes, as so amended.
GENERAL
Section 6.14   ~~Section 6.13~~Fidelity bond coverage shall be obtained on such officers and employees of the Company, and of such type and in such amounts as may be deemed proper and advisable.

C-1

EQUITRANS MIDSTREAM CORPORATION ATTN: CORPORATE SECRETARY2200 ENERGY DRIVE CANONSBURG, PA 15317 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the cut-off date or the day before the meeting date, as applicable. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ETRN2024You may participate in the meeting via the Internet and vote electronically during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the cut-off date or the day before the meeting date, as applicable. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V28517-P02002-Z86642KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYEQUITRANS MIDSTREAM CORPORATION The Board of Directors recommends you vote FOR the following proposals:1.Election of eight directors, each for a one-year term expiring at the 2025 annual meeting of shareholders. Nominees: 1a. Vicky A. Bailey 1b. Sarah M. Barpoulis 1c. Kenneth M. Burke 1d. Diana M. Charletta 1e. Thomas F. Karam 1f. D. Mark Leland 1g. Norman J. Szydlowski 1h. Robert F. Vagt For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! ! 2.Approval, on an advisory basis, of the compensation of the Company's named executive officers for 2023 (Say-on-Pay). 3.Approval of the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan. 4.Approval of an amendment to the Company's Bylaws to reflect new Pennsylvania law provisions regarding officer exculpation. 5.Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2024. NOTE: In their discretion, the proxies are authorized, in accordance with their best judgment, to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. For Against Abstain! ! !! ! !! ! !! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney- in-fact, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and specify such officer's title(s).Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V28518-P02002-Z86642EQUITRANS MIDSTREAM CORPORATIONProxy for Annual Meeting of Shareholders to be held April 23, 2024Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Stephen M. Moore, Nathaniel D. DeRose and Lisa M. Lind, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Equitrans Midstream Corporation Common Stock and/or Series A Perpetual Convertible Preferred Stock which the undersigned would be entitled to vote if electronically present and acting at the Annual Meeting of Shareholders of EQUITRANS MIDSTREAM CORPORATION, to be held April 23, 2024 at 9:00 a.m. Eastern Time, via live webcast at www.virtualshareholdermeeting.com/ETRN2024, and at any adjournments or postponements thereof.In their discretion, the proxies are authorized, in accordance with their best judgment, to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. A vote FOR the election of nominees herein includes discretionary authority to vote for a substitute nominee if any nominee becomes unavailable for election for any reason. If no direction is made, the proxies will vote in accordance with the Board of Directors' recommendations on all matters listed on this proxy card.If you hold shares in the Equitrans Midstream Corporation Employee Savings Plan (401(k) Plan) or the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan, as amended (LTIP), your vote must be received by 11:59 P.M. Eastern Time on April 15, 2024.This card also serves as voting instructions to the applicable Trustee and administrator of the 401(k) Plan or LTIP, respectively. This card, when properly executed, directs the Trustee or administrator, as applicable, to vote the Equitrans Midstream Corporation shares related to your 401(k) Plan account or restricted shares, as applicable, at such Annual Meeting as indicated on the reverse side. If this card is returned signed with no direction given or not returned at all, your 401(k) Plan shares will be voted by the Trustee of the 401(k) Plan in proportion to how other participants vote their shares. If this card is returned signed with no direction given, the administrator of the LTIP will vote your restricted shares as recommended by the Board of Directors of the Company. If you do not return this card, the administrator of the LTIP will not vote your restricted shares. All voting instructions will be kept confidential. You may not vote your 401(k) Plan shares or restricted shares at the Annual Meeting. The Trustee or the administrator, as applicable, must receive your proxy instructions no later than 11:59 p.m. Eastern Time on April 15, 2024 to be counted in the final tabulation. (Continued and to be signed on the reverse side.)